      As filed with the Securities and Exchange Commission on May  8, 1995
                                                    Registration No. 33-91472
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------


                          OMEGA FINANCIAL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Pennsylvania                    6712                     25-1420888
- ----------------------------   ---------------------------   ------------------
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
    of incorporation or        Classification Code Number)   Identification No.)
      organization)

       366 Walker Drive                                 Daniel L. Warfel
   State College, PA 16801                         Executive Vice President and
       (814) 231-7680                                Chief Financial Officer
- ---------------------------------                       366 Walker Drive
(Address, including zip code, of                      State College, PA  16801
registrant's principal executive                         (814) 231-7680
          offices)                            ----------------------------------
                                              (Address, including zip code, and
                                                  telephone number, including
                                               area code, of agent for service)

                                   Copies to:

     Sol Genauer, Esquire                          John B. Lampi, Esquire
Blank, Rome, Comisky & McCauley               Schnader, Harrison, Segal & Lewis
  1200 Four Penn Center Plaza                           Suite 700
    Philadelphia, PA  19103                        30 North Third Street
                                                Harrisburg, PA  17101-1713

                            -----------------------

   Approximate date of commencement of proposed sale of the securities to the public: The date of mailing the within Proxy Statement-Prospectus to the shareholders of Montour Bank.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                          OMEGA FINANCIAL CORPORATION

                           Cross Reference Sheet for
                       Registration Statement on Form S-4

       Items of Form S-4                                                              Prospectus Caption or Location
       -----------------                                                              ------------------------------
A.   INFORMATION ABOUT THE TRANSACTION

    1.   Forepart of Registration Statement
         and Outside Front Cover Page of Prospectus. . . . . . . . .     Facing page of Registration Statement; Outside Front
                                                                         Cover of Prospectus; and Notice of Annual Meeting
                                                                         of Shareholders.

    2.   Inside Front and Outside
         Back Cover Pages of Prospectus. . . . . . . . . . . . . . .     Inside Front Page of Prospectus; Available
                                                                         Information and Incorporation of Documents by
                                                                         Reference; Table of Contents.

    3.   Risk Factors, Ratio of Earnings to Fixed
         Charges and Other Information . . . . . . . . . . . . . . .     Summary and General Information; Rights of
                                                                         Dissenting Shareholders; Certain Federal Income Tax
                                                                         Consequences.

    4.   Terms of the Transaction. . . . . . . . . . . . . . . . . .     The Proposed Merger and Related Matters;
                                                                         Description of the Capital Stock of the Omega;
                                                                         Comparison of the Rights of Shareholders of the
                                                                         Capital Stock of the Omega and Montour Bank;
                                                                         Certain Federal Income Tax Consequences;
                                                                         Appendices A, B, C, and D.

    5.   Pro Forma Financial Information . . . . . . . . . . . . . .     Not Applicable.

    6.   Material Contracts with
         the Company Being Acquired. . . . . . . . . . . . . . . . .     The Proposed Merger and Related Matters.

    7.   Additional Information Required for Reoffering
         by Persons and Parties Deemed to be
         Underwriters. . . . . . . . . . . . . . . . . . . . . . . .     Other Considerations - Resales of Omega Common
                                                                         Stock.

    8.   Interests of Named Experts and Counsel. . . . . . . . . . .     Legal Matters.

       Items of Form S-4                                                              Prospectus Caption or Location
       -----------------                                                              ------------------------------
    9.   Disclosure of Commission Position
         on Indemnification for
         Securities Act Liabilities. . . . . . . . . . . . . . . .       Part II - Item 22(a).

B.   INFORMATION ABOUT THE
     REGISTRANT

    10.  Information with Respect to
         S-3 Registrants . . . . . . . . . . . . . . . . . . . . .       Not Applicable.

    11.  Incorporation of Certain
         Information by Reference. . . . . . . . . . . . . . . . .       Not Applicable.

    12.  Information with Respect to
         S-2 or S-3 Registrants. . . . . . . . . . . . . . . . . .       Available Information and Incorporation of
                                                                         Documents by Reference.

    13.  Incorporation of Certain
         Information by Reference. . . . . . . . . . . . . . . . .       Available Information and Incorporation of
                                                                         Documents by Reference.
    14.  Information with Respect to
         Registrants Other than S-3 or
         S-2 Registrants . . . . . . . . . . . . . . . . . . . . .       Not Applicable.

C.   INFORMATION ABOUT
     THE COMPANY BEING ACQUIRED

    15.  Information with Respect to
         S-3 Companies . . . . . . . . . . . . . . . . . . . . . .       Not Applicable.

    16.  Information with Respect to
         S-2 or S-3 Companies. . . . . . . . . . . . . . . . . . .       Not Applicable.

       Items of Form S-4                                                              Prospectus Caption or Location
       -----------------                                                              ------------------------------
    17.  Information with Respect to
         Companies Other than S-3 or
         S-2 Companies  . . . . . . . . . . . . . . . . . . . . . .      Description of Montour Bank; Montour Bank Market Prices
                                                                         and Dividends; Montour Bank Selected Financial Data;
                                                                         Management's Discussion and Analysis of Financial Condition
                                                                         and Results of Operations of Montour Bank; Financial
                                                                         Statements of Montour Bank
D.   VOTING AND MANAGEMENT
     INFORMATION

    18.  Information if Proxies, Consents or
         Authorizations are to be Solicited . . . . . . . . . . . .      Summary and General Information; Rights of
                                                                         Dissenting Shareholders.


    19.  Information if Proxies, Consents or Authorizations are
         not to be Solicited or in an Exchange Offer. . . . . . . .      Not applicable.

                                  MONTOUR BANK
                                1519 Bloom Road
                          Danville, Pennsylvania 17821

TO OUR SHAREHOLDERS:

    The Annual Meeting of the Shareholders of Montour Bank will be held on June 14, 1995, at 10:00 a.m., local time, at the main office of Montour Bank. In addition to electing directors, you will be asked to consider and approve an Agreement and Plan of Reorganization and a related Agreement and Plan of Merger under which Montour Bank would become a wholly-owned subsidiary of Omega Financial Corporation ("Omega"). Omega is a multi-bank holding company headquartered in State College, Pennsylvania. Through its three subsidiary banks, Omega Bank, N.A., Penn Central National Bank and Hollidaysburg Trust Company, Omega currently maintains 40 retail branch offices in Central Pennsylvania.

    The merger agreement calls for each share of Montour Bank common stock, par value $5.00 per share ("Montour Bank Common Stock") to be exchanged for either Alternative I: .5 shares of Omega common stock, par value $5.00 per share ("Omega Common Stock"); Alternative II: $12.00 cash, or Alternative III: a combination of Omega Common Stock and cash under Alternative I and Alternative
II. Not more than 49% nor less than 40% of the outstanding shares of Montour Bank Common Stock may be exchanged for cash. However, if the "average price" of Omega Common Stock is more than $30.00, the exchange ratio of Montour Bank Common Stock for Omega Common Stock will be changed from one share of Montour Bank Common Stock for one-half share of Omega Common Stock to one share of Montour Bank Common Stock for the fraction of a share of Omega Common Stock obtained by multiplying .5 by a fraction equal to 30 divided by the "average price." The merger agreement provides that the "average price" of Omega Common Stock will be the mean average of the closing sale prices for Omega Common Stock on the NASDAQ National Market System for the thirty business day period ending on the fifteenth business day before the date the merger is consummated.

    You may elect to receive (subject to certain limitations) in exchange for all of your Montour Bank Common Stock either: Alternative I: all Omega Common Stock; Alternative II: all cash; or Alternative III: a combination of Omega Common Stock and cash. If you make no election, you will receive either Omega Common Stock, cash or a combination of Omega Common Stock and cash as determined by the Board of Directors of Omega in its discretion. Therefore, I urge all shareholders to complete and return the enclosed Form of Election. If you elect Alternative III, you should indicate the number of shares of Montour Bank Common Stock you wish to exchange for cash and the number you wish to exchange for Omega Common Stock. You should complete and return the enclosed Form of Election in accordance with the instructions accompanying the Form of Election which should be carefully read and strictly complied with. All Forms of Election must be received by Montour Bank no later than 10:00 A.M. (local time) on June 14, 1995.

    On May 5, 1995, the last sale price for Omega Common Stock, as reported on the NASDAQ National Market System, was $26 5/8 per share.

    The Merger is subject to approval by certain government agencies and by the holders of at least two-thirds of the outstanding shares of Montour Bank Common Stock.

    The attached Proxy Statement-Prospectus describes the material features of the proposed Merger, including the details of the exchange and certain other information about the parties to the transaction. I urge all of our shareholders to read it closely.

    Your Board of Directors, after careful consideration, has unanimously approved the proposed Merger and believes that the Merger is in the best interests of Montour Bank and its shareholders. Accordingly, your Board of Directors unanimously recommends that you vote FOR the proposed Merger.

    Whether or not you are planning to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign and date the enclosed proxy and mail it promptly in the return envelope provided. Returning the enclosed proxy does not prejudice your right to vote your shares in person at the Annual Meeting if you choose to do so.

                                  Sincerely,




                                  M. Ralph Campbell
                                  Chairman

May 8, 1995

    YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. PLEASE DO NOT SEND IN ANY MONTOUR BANK CERTIFICATES AT THIS TIME.

                                  Montour Bank
                                1519 Bloom Road
                          Danville, Pennsylvania 17821

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on June 14, 1995

                         ------------------------------

    Notice is hereby given that the Annual Meeting of the Shareholders (the "Annual Meeting") of Montour Bank will be held on June 14, 1995 at 10:00 a.m., local time, at Montour Bank's offices at 1519 Bloom Road, Danville, Pennsylvania 17821 for the following purposes:

    1. To consider and act upon a proposal to approve the Agreement and Plan of Reorganization, dated January 11, 1995 (the "Reorganization Agreement") between Montour Bank and Omega Financial Corporation ("Omega") and the related Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Montour Bank will be merged with and into Montour Interim Bank, a wholly-owned subsidiary in formation of Omega, and shareholders of Montour Bank would receive either (a) common stock of Omega, (b) cash, or (c) a combination of common stock of Omega and cash, all as more fully described in the accompanying Proxy Statement - Prospectus;

    2. To elect four Class B directors to serve for a 3-year term and until their successors are duly elected and qualified;

    3. To vote on adjournment of the Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to constitute a quorum or to approve the Merger;

    4. To ratify the selection of J.H. Williams & Co., Certified Public Accountants of Kingston, Pennsylvania as the independent auditors of Montour Bank for the fiscal year ending December 31, 1995; and

    5. To consider and act upon such other matters as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

    A copy of the Reorganization Agreement is annexed as Appendix "A" to the attached Proxy Statement-Prospectus and a copy of the Merger Agreement is annexed as Appendix "B" thereto.

    The Board of Directors of Montour Bank has fixed the close of business on May 5, 1995 as the record date for the Annual Meeting. Only holders of record of Common Stock of Montour Bank at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

                             BY ORDER OF THE BOARD OF DIRECTORS




                             Secretary

May 8, 1995

    THE MERGER IS OF MAJOR IMPORTANCE TO THE SHAREHOLDERS OF MONTOUR BANK. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THE ATTACHED PROXY STATEMENT-PROSPECTUS.

- ------------------------------------------------------------------------------

                                  MONTOUR BANK

                                PROXY STATEMENT

                                ----------------

                          OMEGA FINANCIAL CORPORATION

                                   PROSPECTUS

                         125,424 SHARES OF COMMON STOCK

- ------------------------------------------------------------------------------

    This Proxy Statement-Prospectus (the "Proxy Statement") is being furnished to shareholders of Montour Bank in connection with the solicitation of proxies by the Board of Directors of Montour Bank for use at its Annual Meeting of Shareholders (including any adjournments or postponements thereof) which is to be held on June 14, 1995. At the Annual Meeting, in addition to the election of directors and ratification of auditors, shareholders of Montour Bank will consider and take action upon the proposed merger (the "Merger") of Montour Bank with and into Montour Interim Bank ("Interim"), a wholly-owned subsidiary in formation of Omega Financial Corporation ("Omega") pursuant to the Agreement and Plan of Merger, dated January 11, 1995 ("Merger Agreement") between Montour Bank and Interim and the related Agreement and Plan of Reorganization, dated January 11, 1995 (the "Reorganization Agreement") between Omega and Montour Bank. The 125,424 shares of Omega Common Stock covered by this Prospectus represents the maximum number of shares of common stock, par value $5.00 per share, of Omega issuable in the Merger.

    This Proxy Statement also constitutes a prospectus of Omega with respect to shares of Omega Common Stock issuable to Montour Bank shareholders in the Merger.

    THE SHARES OF OMEGA COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SHARES OF OMEGA COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                ----------------

          The date of this Proxy Statement-Prospectus is May 8, 1995.

                    AVAILABLE INFORMATION AND INCORPORATION
                           OF DOCUMENTS BY REFERENCE

    Under the rules and regulations of the Securities and Exchange Commission (the "Commission"), the solicitation of the shareholders of Montour Bank to approve the Merger constitutes an offering of Omega Common Stock to be issued in connection with the Merger. Accordingly, Omega has filed with the Commission a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act") with respect to such offering. This Proxy Statement-Prospectus also constitutes a prospectus of Omega filed as part of the Registration Statement. This Proxy Statement-Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For such information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement-Prospectus or in any document incorporated in this Proxy Statement-Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or to such other document, each such statement being qualified in all respects by such reference.

    Omega is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with these requirements, Omega files reports, proxy statements and other information with the Commission.

    The Registration Statement, as well as the reports, proxy statements and other information filed by Omega pursuant to the informational requirements of the Exchange Act, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the
Commission: New York Regional Office, 75 Park Place, Room 1228, New York, New York 10007; and Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the public reference section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at prescribed rates. Omega Common Stock is quoted on the NASDAQ National Market System under the symbol "OMEF", and such reports, proxy statements and other information can also be inspected at the office of NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20006.

    This Proxy Statement-Prospectus incorporates by reference pursuant to the Exchange Act Omega's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (which includes portions of the 1994 Annual Report to Shareholders). This document was previously filed by Omega with the Commission and is not presented herein. This document (not including exhibits thereto, unless such exhibits are specifically incorporated by reference into the information incorporated herein) is available free of charge to any shareholder of Montour Bank, as of the Record Date, including any beneficial owner, upon written or oral request directed to the Corporate Secretary, Omega Financial Corporation, P.O. Box 619, State College, PA 16804. Responses to any such request will be made within one business day by sending the requested document by first class mail or other equally prompt means. In order to insure timely delivery of the document, any requests should be made at least five business days prior to the date of the Annual Meeting.

    A copy of Omega's 1994 Annual Report to Shareholders for the fiscal year ended December 31, 1994, (not including exhibits thereto) is being furnished to each person who receives this Proxy Statement-Prospectus. The following information contained in that document is incorporated by reference herein:

market price of and dividends on Omega's Common Stock and related stockholder matters (page 6); audited financial statements and related notes thereto (pages 26 to 47); management's discussion and analysis of financial condition and results of operations (pages 8 to 25); and selected financial data (page 7) and supplementary financial information (page 46).

    All information contained in this Proxy Statement-Prospectus with respect to Omega and its subsidiaries was supplied by Omega and all information with respect to Montour Bank and its subsidiaries was supplied by Montour Bank.

    No person is authorized to give any information or to make any representation not contained in this Proxy Statement-Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement-Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement-Prospectus, or the solicitation of a Proxy, to or from any person, in any jurisdiction where it is unlawful to make such offer or solicitation of any offer or proxy solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of the securities made under this Proxy Statement-Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of Omega or Montour Bank since the date of this Proxy Statement-Prospectus.

    This Proxy Statement-Prospectus does not constitute a prospectus for the public reoffering of Omega Common Stock.

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
SUMMARY AND GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . . .  1
    The Montour Bank Annual Meeting . . . . . . . . . . . . . . . . . . . .  1
      Date, Place and Time of Montour Bank Annual Meeting . . . . . . . . .  1
      Purpose of Montour Bank Annual Meeting. . . . . . . . . . . . . . . .  1
      Shares Entitled to Vote and Shares Outstanding. . . . . . . . . . . .  1
      Vote Required by Montour Bank Shareholders. . . . . . . . . . . . . .  2
      Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
      Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . .  3
    The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
      Parties to the Merger . . . . . . . . . . . . . . . . . . . . . . . .  3
      Principal Terms of the Merger . . . . . . . . . . . . . . . . . . . .  4
      Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
      Exchange Procedure. . . . . . . . . . . . . . . . . . . . . . . . . .  6
      Recommendations of the Board of Directors of Montour Bank;
       Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . .  6
      Opinion of Montour Bank Financial Advisor . . . . . . . . . . . . . .  6
      Rights of Dissenting Shareholders . . . . . . . . . . . . . . . . . .  7
      Conditions to the Merger. . . . . . . . . . . . . . . . . . . . . . .  7
      Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . .  8
      Differences in Shareholder Rights . . . . . . . . . . . . . . . . . .  8
      Certain Federal Income Tax Consequences . . . . . . . . . . . . . . .  8
      Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . .  8
      Comparative Per Share Data. . . . . . . . . . . . . . . . . . . . . .  8
      Market Value of Securities. . . . . . . . . . . . . . . . . . . . . .  9

THE PROPOSED MERGER AND RELATED MATTERS . . . . . . . . . . . . . . . . . . 10
      Principal Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
      Election by Montour Bank Shareholders . . . . . . . . . . . . . . . . 11
      Adjustment to Exchange Ratio. . . . . . . . . . . . . . . . . . . . . 13
      Offer to Purchase Warrants. . . . . . . . . . . . . . . . . . . . . . 14
      Background of and Reasons for the Merger; Recommendation of
      Montour Bank Board of Directors . . . . . . . . . . . . . . . . . . . 14
      Opinion of Montour Bank Financial Advisor . . . . . . . . . . . . . . 16
      Consideration to be Received. . . . . . . . . . . . . . . . . . . . . 17
      Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
      Exchange Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . 17
      Conditions and Covenants. . . . . . . . . . . . . . . . . . . . . . . 18
      Termination and Expenses; Waivers . . . . . . . . . . . . . . . . . . 20
      Modification and Waiver . . . . . . . . . . . . . . . . . . . . . . . 21
      Interests of Certain Persons in the Merger. . . . . . . . . . . . . . 22

                                                                         Page
                                                                         ----
                         TABLE OF CONTENTS (Continued)

RIGHTS OF DISSENTING SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . 23

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . 27

OTHER CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Regulatory Approvals. . . . . . . . . . . . . . . . . . . . . . . . . 28
     Resales of Omega Common Stock . . . . . . . . . . . . . . . . . . . . 29
     Accounting Treatment. . . . . . . . . . . . . . . . . . . . . . . . . 29

DESCRIPTION OF THE CAPITAL STOCK OF OMEGA. . . . . . . . . . . . . . . . . 30
     Omega Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . 30
     Series A ESOP Cumulative Convertible Preferred Stock. . . . . . . . . 31
     "Anti-Takeover" and "Anti-Greenmail" Provisions and Management
       Implications. . . . . . . . . . . . . . . . . . . . . . . . . . . . 33

COMPARISON OF THE RIGHTS OF THE SHAREHOLDERS OF THE CAPITAL STOCK
    OF OMEGA AND MONTOUR BANK. . . . . . . . . . . . . . . . . . . . . . . 38

DESCRIPTION OF OMEGA . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

DESCRIPTION OF MONTOUR BANK. . . . . . . . . . . . . . . . . . . . . . . . 41

MONTOUR BANK MARKET PRICES AND DIVIDENDS . . . . . . . . . . . . . . . . . 46

MONTOUR BANK SELECTED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . 48

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS OF MONTOUR BANK. . . . . . . . . . . . . . . . . 49

ELECTION OF DIRECTORS OF MONTOUR BANK. . . . . . . . . . . . . . . . . . . 61

BENEFICIAL OWNERSHIP OF MONTOUR BANK VOTING SECURITIES . . . . . . . . . . 65

RATIFICATION OF APPOINTMENT OF AUDITORS. . . . . . . . . . . . . . . . . . 69

ADJOURNMENT OF ANNUAL MEETING. . . . . . . . . . . . . . . . . . . . . . . 70

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

INDEX TO FINANCIAL STATEMENTS OF MONTOUR BANK. . . . . . . . . . . . . . . 71

                                                                         Page
                                                                         ----
                         TABLE OF CONTENTS (Continued)

AGREEMENT AND PLAN OF REORGANIZATION . . . . . . . . . . . . . . Appendix "A"

AGREEMENT AND PLAN OF MERGER . . . . . . . . . . . . . . . . . . Appendix "B"

OPINION OF DANIELSON ASSOCIATES, INC.  . . . . . . . . . . . . . Appendix "C"

SUBCHAPTER D OF CHAPTER 15 OF THE PENNSYLVANIA BUSINESS
CORPORATION LAW OF 1988 (15 PA. C.S. SECTIONS  1571-1580)
AS AMENDED, RELATING TO DISSENTERS' RIGHTS . . . . . . . . . . . Appendix "D"

                           PROXY STATEMENT-PROSPECTUS

                           --------------------------


                        SUMMARY AND GENERAL INFORMATION

    The following is a brief summary of certain information contained elsewhere in the Proxy Statement-Prospectus (this "Proxy Statement"). This summary is included to assist the shareholders of Montour Bank in their review of this Proxy Statement and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Proxy Statement, including the appendices hereto.

                           --------------------------

                        The Montour Bank Annual Meeting

Date, Place and Time of Montour Bank Annual Meeting

    This Proxy Statement is being furnished to the shareholders of Montour Bank in connection with the solicitation of proxies by the Board of Directors of Montour Bank for use at the Annual Meeting of Shareholders of Montour Bank (the "Montour Bank Annual Meeting") which will be held at the main office of Montour Bank, 1519 Bloom Road, Danville, Pennsylvania 17821 on June 14, 1995 at 10:00 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement and related materials are first being mailed to shareholders of Montour Bank on or about May 8, 1995.

Purpose of Montour Bank Annual Meeting

    At the Montour Bank Annual Meeting, the shareholders of Montour Bank are being asked to: (i) consider and act upon a proposal to approve the Reorganization Agreement between Montour Bank and Omega and a related Merger Agreement between Montour Bank and Interim each dated January 11, 1995, which together provide for the merger of Montour Bank with and into Interim (the "Merger") (the Agreement and Plan of Reorganization and the Agreement and Plan of Merger are collectively referred to as the "Merger Agreements"); (ii) elect four Class B directors; (iii) vote on adjournment of the Montour Bank Annual Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Montour Bank Annual Meeting to constitute a quorum or to approve the Merger Agreements; (v) ratify the selection of J.H. Williams & Co., certified public accountants, as the independent auditors of Montour Bank for the fiscal year ended December 31, 1995; and (v) act on such other matters as may be properly brought before the Montour Bank Annual Meeting.

Shares Entitled to Vote and Shares Outstanding

    Only holders of record of Montour Bank Common Stock at the close of business on May 5, 1995 (the "Record Date") will be entitled to notice of and to vote at the Montour Bank Annual Meeting. At the close of business on such date, there were 418,080 shares of Montour Bank Common Stock outstanding.

    Shareholders of Montour Bank Common Stock of record on the Record Date are entitled to one vote per share on any matter that may properly come before the Montour Bank Annual Meeting. The presence, either in person or by proxy, of the holders of a majority of the shares of Montour Bank Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the Montour Bank Annual Meeting.

Vote Required by Montour Bank Shareholders

    Approval of the Merger will require the affirmative vote, either in person or by proxy, of the holders of Montour Bank Common Stock entitled to cast at least two-thirds of the votes which all holders of Montour Bank Common Stock are entitled to cast thereon. Abstentions and broker non-votes will not constitute or be counted as votes cast for purposes of the Montour Bank Annual Meeting.

    The directors and officers of Montour Bank are entitled to vote (including those shares as to which they have shared voting power) an aggregate of approximately 44.34% of the shares of Montour Bank Common Stock outstanding as of the Record Date. Each director and officer of Montour Bank has agreed to vote the shares of Montour Bank Common Stock as to which he has or shares voting power FOR the proposal to approve the Merger.

    With respect to the election of directors, shareholders are entitled to cumulative voting. This means that each shareholder has the right, in person or by proxy, to multiply the number of votes to which he or she is entitled by the number of directors to be elected and to cast the whole number of such votes for one candidate or to distribute all or fewer of them among two or more candidates. The four nominees receiving the most votes at the Annual Meeting will be elected directors.

Proxies

    A Form of Proxy is enclosed. Each properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions thereon. If no instructions are given, the proxy will be voted FOR the proposal to approve the Merger, FOR the election of each of the nominees for Class B director, FOR ratification of J.H. Williams & Co. and FOR adjournment of the Montour Bank Annual Meeting, if necessary.

    The enclosed Proxy confers discretionary authority to vote with respect to any and all of the following matters that may properly come before the Montour Bank Annual Meeting: (i) matters which Montour Bank does not know a reasonable time before the Montour Bank Annual Meeting are to be presented at the Montour Bank Annual Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this Proxy Statement and such nominee is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the Montour Bank Annual Meeting. In connection with such matters, the persons designated as proxies will vote in accordance with their best judgment.

    Any shareholder of Montour Bank giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of Montour Bank prior to its exercise. The presence at the Montour

Bank Annual Meeting of any shareholder who has given a proxy will not revoke the proxy unless the shareholder files written notice of such revocation with the Secretary of Montour Bank prior to the voting of the proxy.

    The Board of Directors of Montour Bank knows of no matters, other than the matters described in this Proxy Statement, that will be presented for consideration at the Montour Bank Annual Meeting. However, if other matters properly come before the Montour Bank Annual Meeting, it is intended that the persons designated as proxies will vote upon such matters in accordance with their best judgment.

Solicitation of Proxies

    In addition to solicitation by mail, directors, officers and employees of Montour Bank may solicit proxies from the shareholders of Montour Bank personally or by telephone or telegram. Brokerage houses, nominees, banks, fiduciaries and other custodians will be requested by Montour Bank to forward soliciting materials to beneficial owners. The expense of the proxy solicitation will be borne by Montour Bank.

                                The Merger

    The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is included to assist the shareholders of Montour Bank in their review of this Proxy Statement and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Proxy Statement, including the appendices hereto.

Parties to the Merger

    Omega. Omega is a Pennsylvania business corporation which is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Omega's three banking subsidiaries are Omega Bank, N.A., Penn Central National Bank and Hollidaysburg Trust Company. Omega Bank, N.A. provides retail and commercial banking services through 23 banking offices in Centre, Clinton, Mifflin and Juniata Counties, Pennsylvania. Penn Central National Bank provides similar services through seven banking offices in Huntingdon and Bedford Counties, Pennsylvania. Hollidaysburg Trust Company operates eight full service banking offices in Blair County, Pennsylvania. As of December 31, 1994, Omega had total consolidated assets of approximately $939.9 million and stockholders' equity of approximately $113.1 million.

    Omega is a legal entity separate and distinct from its subsidiary banks. Accordingly, the right of Omega and consequently the right of creditors and shareholders of Omega to participate in any distribution of the assets or earnings of any affiliated bank is necessarily subject to the prior claims of creditors of the affiliated bank, except to the extent that claims of Omega in its capacity as a creditor may be recognized. The principal source of Omega's revenue and cash flow is dividends from its affiliated banks and other subsidiaries.

    The mailing address of Omega's executive offices is 366 Walker Drive, State College, Pennsylvania 16801 and its telephone number is (814) 231-7680.

    Montour Bank. Montour Bank was organized in 1989 as a Pennsylvania-chartered banking institution. Montour Bank is a member of the Federal Reserve System. Its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") under the Bank Insurance Fund.

    Montour Bank is a full service commercial bank providing a wide range of services to individuals and small to medium sized businesses in its Montour County, Pennsylvania market area. Among its services, Montour Bank accepts time, demand and savings deposits and makes secured and unsecured commercial, real estate and consumer loans. At December 31, 1994, Montour Bank has total assets of approximately $41.0 million and stockholders' equity of $3.9 million.

    Montour Bank has one office located at 1519 Bloom Road, Danville, Pennsylvania 17821 and its telephone number is 717-275-8000.

Principal Terms of the Merger

    On the date the Merger is consummated, Montour Bank will be merged with and into Interim which will be the surviving corporation and a wholly-owned subsidiary of Omega. The name of Interim as the surviving corporation will be changed to "Montour Bank".

    On the Effective Date of the Merger, each issued and outstanding share of Montour Bank Common Stock, based upon an election to be made by each Montour Bank shareholder (or, in the absence of such election, by determination of Omega), will be exchanged for either: (a) one-half share of Omega Common Stock,
(b) $12 cash, or (c) a combination of Omega common stock and cash under (a) and
(b) above. Not more than 49% nor less than 40% of the outstanding shares of Montour Bank Common Stock may be converted into cash.

    In the event that holders of more than 49% of the outstanding shares of Montour Bank Common Stock elect to receive cash in exchange for Montour Bank Common Stock, then that portion in excess of the maximum 49% cash consideration will be distributed pro-rata in Omega Common Stock to those Montour Bank shareholders who elected to receive cash at the rate of one half share of Omega Common Stock for each share of Montour Bank Common Stock and the amount of cash to be received by such shareholders in exchange for their shares of Montour Bank Common Stock will be appropriately reduced.

    In the event that holders of less than 40% of the outstanding shares of Montour Bank Common Stock elect to receive cash in exchange for Montour Bank Common Stock, then that portion of the required 40% cash consideration that has not been selected will be distributed, pro rata in cash at the rate of $12 for each share of Montour Bank Common Stock, to those Montour Bank shareholders who have elected to receive Omega Common Stock in exchange for their shares of Montour Bank Common Stock and the number of shares of Omega Common Stock to be received by such shareholders in exchange for their shares of Montour Bank Common Stock will be appropriately reduced.

    Each Montour Bank shareholder is being asked to make an election with respect to the form of consideration to be received by him in exchange for his shares of Montour Bank Common Stock, which election will be legally binding, but will be subject to adjustment in the event that holders of more than 49% or less than 40% of the outstanding shares of Montour Bank Common Stock elect to receive cash in exchange for their Montour Bank Common Stock.

    If a shareholder makes no election, he will receive either Omega Common Stock or cash or a combination of Omega Common Stock and cash as determined by the Board of Directors of Omega in its discretion The election of shareholders should be made on the enclosed Form of Election. Each shareholder should complete and return the enclosed Form of Election in accordance with the instructions accompanying the Form of Election which should be carefully read and strictly complied with. All Forms of Election must be received by Montour Bank no later than 10:00 a.m. (local time) on June 14, 1995 the date of the Montour Bank Annual Meeting.

    If the "average price" of Omega Common Stock is more than $30, the exchange ratio of Montour Bank Common Stock for Omega Common Stock will be changed from one share of Montour Bank Common Stock for one-half share of Omega Common Stock to one share of Montour Bank Common Stock for the fraction of a share of Omega Common Stock obtained by multiplying .5 by a fraction equal to 30 divided by the "average price." The Merger Agreement provides that the "average price" of Omega Common Stock will be the mean average of the closing sales prices for Omega Common Stock on the NASDAQ National Market System for the thirty business day period ending on the fifteenth business day before the date the merger is consummated.

    If the "average price" of Omega Common Stock is less than $20 for the 30 business day period ending on the fifteenth business day preceding the Effective Date, the Reorganization Agreement will terminate and be of no further force and effect unless (i) the Montour Bank Board of Directors waives this provision in writing or (ii) Omega agrees to provide sufficient additional shares of Omega Common Stock under the Merger Agreement so that the number of shares of Omega Common Stock received in exchange for two shares of Montour Bank Common Stock equals $20 in market value using the "average price" to determine such market value.

    Since the Effective Date of the Merger may not occur for several weeks after the Annual Meeting, the market value of Omega Common Stock may vary between the date of the Annual Meeting and the Effective Date of the Merger. In the Merger Agreement the exchange ratio of one-half share of Omega Common Stock for each share of Montour Bank Common Stock is fixed, subject to adjustment as described above. Therefore, a shareholder of Montour Bank must bear certain of the risk with respect to any decrease in the value of Omega Common Stock subsequent to the Annual Meeting and prior to the Effective Date of the Merger. See "THE PROPOSED MERGER AND RELATED MATTERS - Consideration to be Received."

    In lieu of the issuance of fractional shares of Omega Common Stock, cash adjustments will be paid equal to an amount determined by multiplying such fraction of a share of Omega Common Stock by the "average price" of Omega Common Stock as determined above.

Effective Date

    Subject to the terms and conditions specified in the Merger Agreements and upon satisfaction of all requirements of law, including the receipt of all approvals required by federal and state governmental agencies and boards, it is currently anticipated that the Merger will be consummated (the "Effective Date") in the third quarter of 1995. See "THE PROPOSED MERGER AND RELATED MATTERS - Effective Date."

Exchange Procedure

    Omega has designated its subsidiary Omega Bank, N.A. to act as the exchange agent to receive the stock certificates of Montour Bank shareholders and to exchange such certificates for Omega Common Stock and cash. See "THE PROPOSED MERGER AND RELATED MATTERS - Exchange Procedure."

    MONTOUR BANK SHAREHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES UNTIL INSTRUCTIONS ARE RECEIVED FROM THE EXCHANGE AGENT AND SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THE PROXY.

Recommendations of the Board of Directors of Montour Bank;
Reasons for the Merger

    The Board of Directors of Montour Bank believes that the terms of the Merger are fair and in the best interest of the Montour Bank shareholders and has unanimously approved the Merger Agreements. The Board of Directors of Montour Bank recommends that the Montour Bank shareholders approve and adopt the Merger Agreements.

    The Board of Directors of Montour Bank believes that the Merger will result in a stronger and more effective competitor in the Montour County, Pennsylvania market, which will be better able to compete effectively in the rapidly changing marketplace for banking and financial services and to take advantage of opportunities that would not be available to Montour Bank on its own. The Montour Bank Board of Directors believes that the Merger will provide Montour Bank's customers with a broader range of products and services as well as greater convenience. Furthermore, the Montour Bank Board of Directors believes that the Merger will afford Montour Bank shareholders who elect to exchange their Montour Bank Common Stock for Omega Common Stock the opportunity to continue as equity participants with a more liquid investment in a larger regional banking company and begin to receive dividends on their investments. See "THE PROPOSED MERGER AND RELATED MATTERS -- Reasons for the Merger; Recommendations of Montour Bank Board of Directors."

Opinion of Montour Bank Financial Advisor

    Montour Bank has engaged Danielson Associates, Inc., a bank consulting firm ("Danielson"), to act as its advisor for the purpose of evaluating the consideration to be provided to Montour Bank's shareholders in the Merger and to opine as to its fairness, from a financial point of view. Danielson has rendered its opinion to the Board of Directors of Montour Bank that the consideration to be received in the Merger by Montour Bank's shareholders is fair, from a financial point of view. See "THE PROPOSED MERGER AND RELATED MATTERS - Opinion of Montour Bank Financial Advisor." This opinion, which is annexed as Appendix "C" to this Proxy Statement, should be read in its entirety for information with respect to the assumptions made and the matters considered by Danielson in rendering such opinion.

Rights of Dissenting Shareholders

    Under the Pennsylvania Business Corporation Law of 1988, as amended ("BCL"), each outstanding share of Montour Bank Common Stock, the holder of which has (i) timely filed with Omega a written demand for appraisal pursuant to Section 1574 of the BCL, (ii) effected no change in the beneficial ownership of said shares from the date of such filing continuously through the Effective Date, (iii) refrained from voting such shares in approval of the Merger and (iv) otherwise complies with the procedures required by the BCL, shall not be converted in the Merger into Omega Common Stock but such holder shall have such rights to receive in cash the "fair value" of such share of Montour Bank Common Stock in lieu of Omega Common Stock as are provided by the BCL. See "RIGHTS OF DISSENTING SHAREHOLDERS" and Subchapter 15D of the BCL, a copy of which is attached hereto as Appendix "D" and incorporated herein by reference. Shareholders considering exercising rights under Subchapter 15D of the BCL are advised to review Appendix "D" in its entirety and to consult their own legal counsel.

Conditions to the Merger

    The obligations of the parties to the Reorganization Agreement and the Merger Agreement are subject to the satisfaction of a number of conditions, including the approval of the Merger by the shareholders of Montour Bank and compliance with certain other terms and conditions, including the receipt of all approvals required by all federal and state governmental agencies. The Board of Directors of Montour Bank and Omega may waive such conditions notwithstanding shareholder approvals except for those conditions relating to regulatory approvals and the shareholders vote contemplated herein. See "THE PROPOSED MERGER AND RELATED MATTERS - Conditions and Covenants."

Termination

    The Merger Agreements may be terminated at any time prior to the Effective Date, either before or after the approval of the shareholders of Montour Bank, among other methods, (a) by a vote of a majority of the Board of Directors of both Omega and Montour, (b) by a vote of a majority of the Board of Directors of Montour Bank, in the event of a material breach of the Merger Agreement by Omega if such breach is not cured within ten business days after notice by Montour Bank of its intention to terminate; (c) by a vote of a majority of the Board of Directors of Omega, in the event of a material breach of the Merger Agreements by Montour Bank which is not cured within ten business days after notice by Omega of its intent to terminate; or (e) by a vote of a majority of the Board of Directors of either Omega or Montour Bank, in the event that the terminating party is not in material breach of the Merger Agreements and: (i) the Merger shall not have been consummated on or before December 31, 1995; (ii) any approval of any regulatory authority required as a condition to the consummation of the Merger Agreements, and the transactions contemplated thereby shall have been denied by final non-appealable action of such authority; (iii) the shareholders of Montour Bank shall have failed to approve the Merger Agreements at the shareholders meetings called for that purpose; or (iv) the party giving such notice elects to terminate the Merger Agreements and abandon the Merger, as of a stated date, which shall not be less than ten business days after the date on which such notice is given, because (x) the party receiving such notice will be unable, by December 31, 1995, to meet or satisfy one or more specified conditions precedent (set forth in the Merger Agreement) to the obligation of the party sending such notice to close under the Merger Agreements and (y) the party sending such notice does not intend to waive the satisfaction of such conditions precedent. See "THE PROPOSED MERGER AND RELATED MATTERS - Termination and Expenses; Waivers."

Regulatory Approvals

    The Merger is subject to prior approval by the Board of Governors of the Federal Reserve System ("FRB"), the FDIC and the Pennsylvania Department of Banking (the "Department"). Applications for such approvals have been filed, but no assurance can be given that such regulatory approvals will be obtained. See "OTHER CONSIDERATIONS - Regulatory Approvals."

Differences in Shareholder Rights

    Upon consummation of the Merger, shareholders of Montour Bank who elect to exchange their Montour Bank Common Stock for Omega Common Stock will become shareholders of Omega and their rights as such will be governed by Omega's Amended and Restated Articles of Incorporation and Bylaws. The rights of shareholders of Omega are different in certain respects from the rights of shareholders of Montour Bank. See "COMPARISON OF THE RIGHTS OF THE SHAREHOLDERS OF THE CAPITAL STOCK OF OMEGA AND MONTOUR BANK."

Certain Federal Income Tax Consequences

    The Merger is intended to be a tax-free reorganization so that no gain or loss would be recognized by Omega or Montour Bank, and no gain or loss would be recognized by Montour Bank shareholders with respect to the exchange of their shares of Montour Bank Common Stock for shares of Omega Common Stock, except in respect of cash received for fractional shares. Consummation of the Merger is conditioned upon an opinion of Omega counsel, dated the Effective Date of the Merger, being delivered to the effect that the Merger will constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

    IT IS RECOMMENDED THAT EACH SHAREHOLDER CONSULT HIS OR HER OWN PERSONAL TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES TO HIM OR HER RESULTING FROM THE MERGER.

Accounting Treatment

    It is anticipated that the Merger will be accounted for by Omega as a purchase. See "OTHER CONSIDERATIONS - Accounting Treatment."

Comparative Per Share Data

    The following table sets forth certain unaudited comparative per share data relating to book value per common share, cash dividends declared per common share, and income from continuing operations per common share (i) on a historical basis for Omega and Montour Bank, (ii) on a pro forma basis per share of Omega Common Stock to reflect consummation of the Merger, and (iii) on an equivalent pro forma basis per share of Montour Bank Common Stock to reflect consummation of the Merger. The data presented as proforma per share of Omega Common Stock and as equivalent pro forma per share of Montour Bank Common Stock assumes that 55% of the issued and outstanding shares of Montour Bank Common Stock will be exchanged in the Merger for Omega Common Stock and that 45% of the issued and outstanding shares of Montour Bank Common Stock will be exchanged in the Merger for cash. See "THE PROPOSED MERGER AND RELATED MATTERS." This information should be read in conjunction with the consolidated financial statements of Omega, including the notes thereto, which accompany this Proxy Statement, and the financial statements of Montour Bank, including the notes thereto, included elsewhere in this Proxy Statement.

                          Historical Per Share
                          --------------------
                           Omega      Montour     Pro Forma Per   Equivalent Pro Forma Per
                           -----      -------      Omega Share       Montour Bank Shares
                                                  -------------   ------------------------
Book Value Per
Common Share:

December 31, 1994         $18.90      $9.24          $19.02                $9.51

Cash Dividends
Declared Per
Common Share:

Year Ended                   .66         --             .65                 .325
December 31, 1994

Income From
Continuing
Operations Per
Common Share:

Year Ended                  2.08       1.10            2.09                 1.05
December 31, 1994:
(primary)

Market Value of Securities

    The following table sets forth the market value per share of Omega Common Stock and Montour Bank Common Stock and the equivalent market value per share of Montour Bank Common Stock on January 10, 1995 the last business day preceding public announcement of the Merger. The equivalent market value per share of Montour Bank Common Stock is based on the exchange ratio of .5 shares of Omega Common Stock for each share of Montour Bank Common Stock. The historical market value per share of Omega Common Stock represents the last reported sales price on such date as reported on the NASDAQ Stock Market. The historical market value per share of Montour Bank Common Stock represents the price of the last sale known to the Board of Directors of Montour Bank. See "MONTOUR BANK MARKET PRICES AND DIVIDENDS."

                                                            Montour Bank
                                                       ------------------------
                                  Omega Historical     Historical    Equivalent
                                  ----------------     ----------    ----------
January 10, 1995 . . . . . . .        $24.50             $10.00        $12.25

                    THE PROPOSED MERGER AND RELATED MATTERS

Principal Terms

    The description of the terms and conditions of the Merger and of the Merger Agreements included in this Proxy Statement are qualified in their entirety by reference to the Agreement and Plan of Reorganization and the Agreement and Plan of Merger, copies of which are attached hereto as Appendices "A" and "B," respectively, and are incorporated herein by reference. SHAREHOLDERS ARE URGED TO CAREFULLY REVIEW THE MERGER AGREEMENTS.

The Merger

    Pursuant to the terms of the Merger Agreement and related Reorganization Agreement, and in accordance with the provisions of the Pennsylvania Banking Code of 1965, as amended ("Banking Code"), Montour Bank will be merged with and into Interim which will be the surviving corporation. The name of the surviving corporation will be "Montour Bank," which will be a wholly owned subsidiary of Omega. After the Effective Date of the Merger, Omega will have four subsidiary banks: Omega Bank, N.A., Penn Central National Bank, Hollidaysburg Trust Company and Montour Bank.

    On the Effective Date of the Merger, (i) all of the shares of the surviving corporation will be owned by Omega, and (ii) each issued and outstanding share of Montour Bank Common Stock (except for shares owned by shareholders of Montour Bank who duly assert dissenters' rights in accordance with the Merger Agreements and applicable law), based upon elections of the shareholders of Montour Bank pursuant to procedures set forth in the Merger Agreements and described below, will be converted into the right to receive, subject to adjustment under certain circumstances as described below under "Adjustment to Exchange Ratio," either:
(a) one-half share of Omega Common Stock, (b) $12 cash, or (c) a combination of Omega common stock and cash under (a) and (b) above. Not more than 49% nor less than 40% of the outstanding shares of Montour Bank Common Stock may be converted into cash. Each Montour Bank shareholder is being asked to make an election with respect to the form of consideration to be received by him in exchange for his shares of Montour Bank Common Stock, which election shall be legally binding, but shall be subject to adjustment in the event that holders of more than 49% or less than 40% of the outstanding shares of Montour Bank Common Stock elect to receive cash in exchange for their Montour Bank Common Stock. See "--Election by Montour Bank Shareholders."

    The conversion of Montour Bank Common Stock into shares of Omega Common Stock, cash or a combination of Omega Common Stock and cash, as set forth in the prior paragraph, will occur automatically on the Effective Date of the Merger. Montour Bank shareholders of record on the Effective Date will be entitled to receive in exchange for their certificates of Montour Bank Common Stock, based upon the election procedures set forth in the Merger Agreements and described below, a certificate or certificates representing Omega Common Stock, cash, or a combination of Omega Common Stock and cash. In addition, any Montour Bank shareholder receiving Omega Common Stock will be entitled to receive cash in lieu of fractional shares of Omega Common Stock. See "Exchange Procedure." Until so surrendered, each outstanding certificate, which prior to the Effective Date represented shares of Montour Bank Common Stock, shall be deemed to evidence the ownership of shares of Omega Common Stock, cash, or both, as set forth above.

    On the Effective Date, all properties and assets of every kind held by Montour Bank and Interim will become the properties and assets of the surviving corporation, which will become liable for all of the debts, liabilities and other obligations of Montour Bank and Interim.

Election by Montour Bank Shareholders

    The Merger Agreements require that Montour Bank ask each of its shareholders to make a legally binding election to receive upon conversion of their Montour Bank Common Stock in the Merger, either: (a) shares of Omega Common Stock at the rate of one half share of Omega Common Stock for each share of Montour Bank Common Stock held by such shareholder; (b) $12.00 in cash for each share of Montour Common Stock held by such shareholder; or (c) a combination of Omega Common Stock and cash under (a) and (b). Not more than 49% nor less than 40% of the outstanding shares of Montour Bank Common Stock may be converted into cash. The number of shares of Omega Common Stock for which Montour Bank Common Stock may be exchanged is subject to adjustment as described under "--Adjustment to Exchange Ratio."

    In the event that holders of more than 49% of the outstanding shares of Montour Bank Common Stock elect to receive cash in exchange for Montour Bank Common Stock, then that portion in excess of the maximum 49% cash consideration will be distributed pro-rata in Omega Common Stock to those Montour Bank shareholders who elected to receive cash at the rate of one half share of Omega Common Stock for each share of Montour Bank Common Stock and the amount of cash to be received by such shareholders in exchange for their shares of Montour Bank Common Stock will be appropriately reduced.

    The operation of the adjustment required by the preceding paragraph is illustrated by the following example:

    If 418,080 shares of Montour Bank Common Stock are outstanding immediately prior to the Effective Date, a maximum of 49% (or 204,859.2 shares) may be exchanged for cash. If the holders of 70% of the outstanding shares of Montour Bank Common Stock (292,656 shares)) elect to receive cash and 30% of the outstanding shares of Montour Bank Common Stock (125,424 shares) elect to receive Omega Common Stock, then the maximum number of shares that may be exchanged for cash has been exceeded by the elections of Montour shareholders. As a result, the difference between the maximum number of shares that may be exchanged for cash and the number of shares that actually elect to be so exchanged (87,796.8 shares in this example) would be exchanged for Omega Common Stock, on a pro rata basis among those shareholders who elected to receive cash, at the rate of one-half share of Omega Common Stock for each share of Montour Bank Common Stock. The number of shares of Montour Bank Common Stock to be exchanged for Omega Common Stock in lieu of cash by each such shareholder will be determined by multiplying the number of shares of Montour Bank Common Stock such shareholder elected to exchange for cash by a fraction the numerator of which is equal to the difference between the maximum number of shares that may be exchanged for cash and the number of shares that actually elect to be so exchanged (87,796.8 shares in the example) and the denominator of which is equal to the number of shares which elected to be exchanged for cash (292,656 shares in this example). Thus each of the holders of the 292,656 shares of Montour Bank Common Stock who elected to receive cash in exchange for their shares would receive Omega Common Stock, in lieu of cash, at the rate of one-half share of each share of Montour Bank Common Stock in exchange for 87,796.8/292,656 of their shares.

    In the event that holders of less than 40% of the outstanding shares of Montour Bank Common Stock elect to receive cash in exchange for Montour Bank Common Stock, then that portion of the required 40% cash consideration that has not been selected will be distributed, pro rata in cash at the rate of $12 for each share of Montour Bank Common Stock, to those Montour Bank shareholders who have elected to receive Omega Common Stock in exchange for their shares of Montour Bank Common Stock and the number of shares of Omega Common Stock to be received by such shareholders in exchange for their shares of Montour Bank Common Stock will be appropriately reduced.

    The operation of the adjustment set forth in the preceding paragraph is illustrated by the following example:

    If 418,080 shares of Montour Common Stock are outstanding immediately prior to the Effective Date, a minimum of 167,232 shares of Montour Bank Common Stock must be exchanged for cash. If holders of 90 percent of the outstanding shares of Montour Bank Common Stock (376,272 shares) elect to receive Omega Common Stock, and holders of 10 percent of the outstanding shares of Montour Bank Common Stock (41,808 shares) elect to receive cash, then the minimum number of shares that must be exchanged for cash would not be satisfied by the elections of Montour Bank shareholders. As a result, the difference between the minimum number of shares that must be exchanged for cash and the number of shares that actually elect to be so exchanged (125,424 shares in this example) would be exchanged for cash, on a pro rata basis among those shareholders who elected to receive Omega Common Stock, at the rate of $12 for each share of Montour Bank Common Stock. The number of shares of Montour Bank Common Stock to be exchanged for cash by each such shareholder would be equal to the number of shares held by him, multiplied by a fraction, the numerator of which is equal to the difference between the minimum number of shares that must be exchanged for cash and the number of shares that actually elect to be so exchanged (125,424 shares in this example) and the denominator of which is equal to the number of shares which elected to be exchanged for Omega Common Stock (376,272 in this example). Thus, each of the holders of the 376,272 shares of Montour Bank Common Stock who elected to receive Omega Common Stock in exchange for their shares would receive cash, in lieu of Omega Common Stock, at the rate of $12 per share in exchange for 125,424/376,272 of their shares.

    For purposes of computing the limitation on the number of outstanding shares of Montour Bank Common Stock which may be exchanged for cash, the amount of cash paid in lieu of issuance of fractional shares and with respect to shares which exercise dissenters' rights will be included. See "--Consideration to be Received" and "RIGHTS OF DISSENTING SHAREHOLDERS."

    In accordance with the terms of the Merger Agreements, Montour Bank is asking each Montour Bank shareholder to make an election to receive in exchange for all of his Montour Bank Common Stock upon consummation of the Merger either:
Alternative I, all Omega Common Stock; Alternative II, all cash; or Alternative III, any combination of Omega Common Stock and cash. If a shareholder elects Alternative III, he must indicate the number of shares of Montour Bank Common Stock that he desires to exchange for cash and the number of shares of Montour Bank Common Stock that he desires to exchange for Omega Common Stock. If a shareholder makes no election, he will receive either Omega Common Stock or cash or a combination of Omega Common Stock and cash as determined by the Board of Directors of Omega in its discretion. The election of shareholders should be made on the enclosed Form of Election. Each shareholder should complete and return the enclosed Form of Election in accordance with the instructions accompanying the Form of Election which should be carefully read and strictly complied with. All Forms of Election must be received by Montour Bank no later than 10:00 a.m. (local time) on June 14, 1995, the date of the Montour Annual Meeting.

    Pursuant to the Reorganization Agreement, the Board of Directors of Montour Bank and Omega specifically reserved the right (without seeking shareholder approval), and whether before or after any shareholder approval has been obtained) by mutual agreement in writing, to change or modify the method, timing and procedures described herein, in any manner which they deem to be in the mutual best interest of Montour and Omega or which they deem to be required under applicable law.

Adjustment to Exchange Ratio

    If the "average price" of Omega Common Stock is more than $30, the exchange ratio of Montour Bank Common Stock for Omega Common Stock will be changed from one share of Montour Bank Common Stock for one-half share of Omega Common Stock to one share of Montour Bank Common Stock for the fraction of a share of Omega Common Stock obtained by multiplying .5 by a fraction equal to 30 divided by the "average price." The Merger Agreement provides that the "average price" of Omega Common Stock will be the mean average of the closing sale prices for Omega

Common Stock on the NASDAQ National Market System for the thirty business day period ending on the fifteenth business day before the date the merger is consummated.

    In the event that Omega changes the number of shares of its common stock issued and outstanding prior to consummation of the Merger as a result of a stock split, stock dividend or similar recapitalization, the exchange ratio under which Montour Bank Common Stock will be exchanged for shares of Omega Common Stock will be appropriately adjusted.

    If the "average price" of Omega Common Stock is less than $20 for the 30 business day period ending on the fifteenth business day preceding the Effective Date, the Reorganization Agreement will terminate and be of no further force and effect unless (i) the Montour Bank Board of Directors waives this provision in writing or (ii) Omega agrees to provide sufficient additional shares of Omega Common Stock under the Merger Agreement so that the number of shares of Omega Common Stock received in exchange for two shares of Montour Common Stock equals $20 in market value using the "average price" to determine such market value.

Offer to Purchase Warrants

    As of the date of execution of the Merger Agreements, warrants exercisable for 177,865 shares of Montour Bank Common Stock at a purchase price of $10.00 per share were issued and outstanding (the "Warrants"). In satisfaction of a condition precedent to Montour's obligations under the Reorganization Agreement, Omega offered to purchase the Warrants for a purchase price of $2.00 per share of Montour Bank Common Stock issuable upon exercise of the Warrants. All holders of the Warrants have accepted Omega's offer and have agreed that the Warrants shall not be exercised or exercisable unless the Reorganization Agreement is terminated.

Background of and Reasons for the Merger;
Recommendation of Montour Bank Board of Directors

    The Board of Directors of Montour Bank has, from time to time, considered Montour Bank's position as an independent bank in the changing and increasingly competitive financial services industry and its strategic alternatives - continued independence, internal growth, or present or future sale. Montour Bank's competition includes credit unions, banks and thrift institutions, most of which have substantially greater resources than Montour Bank. See "DESCRIPTION OF MONTOUR BANK - Competition."

    In order to compete, Montour Bank has over the years priced its deposit products at attractive rates and has invested these funds into consumer loans which were mostly indirect automobile loans. Moreover, this strategy included tight expense control and the continuance of good asset quality. The result of this strategy was good profits in 1994. However, with a rising interest rate environment, the Board of Directors had to consider the fact that interest margins would tend to narrow. In addition, it would be necessary to increase operating costs as the bank grew. These costs would be mostly attributable to new personnel salaries and benefits and the upgrading of data processing equipment. Finally, the Board of Directors realized that the bank would also eventually have to pay taxes which would also decrease potential net income. Under these circumstances, Montour Bank's Board of Directors engaged Danielson as its financial advisor.

    In the latter half of 1994, the Montour Bank Board of Directors met with Danielson and reviewed Montour Bank's strategic alternatives and its operating situation. Danielson presented its analysis of the intrinsic present value of Montour Bank. In addition, Danielson reviewed and identified potential acquirors of Montour Bank. The Board of Directors decided to make informal inquiries to a number of financial institutions to ascertain any indications of interest.

    After informal discussions with a number of financial institutions, the Omega offer was reviewed and analyzed by management and Danielson. The Board concluded unanimously that the offer from Omega was a fair offer and approved the transaction with Omega pursuant to the Merger Agreements. In reaching its conclusions, the Montour Bank Board of Directors considered, among other things:
(i) information compiled by Danielson concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of Omega on a comparative basis relative to market value, book value and dividends per equivalent share resulting from the offer, growth rates of earnings and dividends, monthly trading volume of Omega's securities, and other historical and pro forma financial information relating to the offer; (ii) the opinion of Danielson (see "Opinion of Montour Bank Financial Advisor"); (iii) the ability of the potentially combined organizations to compete in the Montour County, Pennsylvania banking market; (iv) the current regulatory environment for banking and financial services; and (v) the impact of the possible combination on the depositors, employees, customers, vendors and communities served by Montour Bank. No one of these considerations was given preference over the others. However, each consideration was part of the entire basis on which the Board of Directors reached its decision.

    The Board of Directors of Montour Bank believes that the terms of the Merger are fair and in the best interests of the Montour Bank shareholders and has unanimously approved the Merger Agreements. The Board of Directors of Montour Bank recommends that the Montour Bank shareholders approve the Merger Agreements.

    The Board of Directors of Montour Bank believes that the Merger will result in a stronger and more effective competitor in the Montour County, Pennsylvania market, which will be better able to compete effectively in the rapidly changing marketplace for banking and financial services and to take advantage of opportunities that would not be available to Montour Bank on its own. The Montour Bank Board of Directors believes that the Merger will provide Montour Bank's customers with a broader range of products and services as well as greater convenience. Furthermore, the Montour Bank Board of Directors believes that the Merger will afford Montour Bank shareholders the opportunity to continue as equity participants with a more liquid investment in a larger regional banking company and begin to receive dividends on their investments, if they decide to exchange their shares for Omega shares.

Opinion of Montour Bank Financial Advisor

    The Board of Directors of Montour Bank retained Danielson as financial advisor to Montour Bank in connection with the Merger. Montour Bank requested that Danielson render an opinion as to whether the consideration to be paid by Omega to Montour Bank shareholders is fair, from a financial point of view. Montour Bank did not impose any limitations upon the scope of the investigation to be performed by Danielson in formulating such opinion.

    Danielson is continuously engaged in the valuation of bank, bank holding company, thrift and thrift holding company securities in connection with mergers, acquisitions, and other securities transactions. Danielson has knowledge of, and experience with Pennsylvania banking markets and thrift and banking organizations operating in those markets. Danielson was selected by Montour Bank based upon, among other things, Danielson's reputation and experience in the banking and thrift industries. The terms of the Merger were not determined by Danielson but instead were established by the respective boards of directors of Montour Bank and Omega.

    Danielson delivered a written opinion to the Montour Bank Board of Directors, as of the date Montour Bank executed the Merger Agreements and as of May 3, 1995, both to the effect that the consideration to be received by Montour Bank shareholders in the Merger is fair, from a financial point of view. The full text of the May 3, 1995 written opinion of Danielson appears as Appendix "C" to this Proxy Statement. The opinion contains the factors considered by Danielson in rendering such an opinion. Montour Bank shareholders are strongly encouraged to read such opinion in its entirety.

    In the course of preparing its opinion, Danielson analyzed the market of Montour Bank, discussed with management of Montour Bank the business and prospects of Montour Bank, compared the financial performance of Montour Bank with the financial performance of other banks in the region, compared Montour Bank to other new banks that were acquired in 1993 and 1994 and considered any characteristics unique to Montour Bank. In addition, Danielson analyzed certain financial and market information of Omega and compared Omega to other banks whose common stock is actively traded.

    Danielson based its opinion on data supplied by Montour Bank and on publicly available information, all of which Danielson believed to be reliable, but the completeness and accuracy of which is not guaranteed by Danielson. In rendering its opinion, Danielson assumed, based upon representations of Montour Bank management, that there exists no significant loan problems beyond what are stated in recent reports to regulatory agencies and in the monthly report to directors.

    DANIELSON'S OPINION IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY MONTOUR BANK SHAREHOLDERS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY MONTOUR BANK SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE MONTOUR BANK ANNUAL MEETING. THE SUMMARY OF

THE OPINION OF DANIELSON SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    For services provided by Danielson in connection with the Merger, Montour Bank will pay Danielson a total fee of approximately $25,000. In addition, Montour Bank has agreed to reimburse Danielson for reasonable out-of-pocket expenses and to indemnify Danielson against certain liabilities, including liabilities under federal securities laws.

Consideration to be Received

    From and after the Effective Date, each certificate which, prior to the Effective Date of the Merger, represented shares of Montour Bank Common Stock, based upon the election procedures set forth in the Merger Agreements, will evidence either ownership of shares of Omega Common Stock, cash or a combination of Omega Common Stock and cash. No fractional shares of Omega Common Stock will be issued. In lieu of the issuance of fractional shares, cash adjustments will be paid equal to an amount determined by multiplying such fraction of a share of Omega Common Stock by the "average price" of Omega Common Stock as determined above.

    Since the Effective Date of the Merger may not occur for several weeks after the Annual Meeting, the market value of Omega Common Stock may vary between the date of the Annual Meeting and the Effective Date of the Merger. In the Merger Agreement, the exchange ratio of one-half share of Omega Common Stock for each share of Montour Bank Common Stock is fixed, subject to adjustment as set forth above. Therefore, a shareholder of Montour Bank must bear certain of the risk with respect to any decrease in the value of Omega Common Stock subsequent to the Annual Meeting and prior to the Effective Date of the Merger.

Effective Date

    Subject to the terms and conditions specified in the Reorganization Agreement and the Merger Agreement, and upon satisfaction of all requirements of law, including, among other conditions, receipt of the approval of the FRB, the FDIC and the Department and the expiration of all waiting periods prescribed by law, the "Effective Date" will occur upon the filing of Articles of Merger with the Department of State of the Commonwealth of Pennsylvania. It is currently anticipated that the Merger will be consummated in the third quarter of 1995.

    The Reorganization Agreement provides for an outside Effective Date of December 31, 1995. See "--Termination and Expenses; Waivers."

Exchange Procedure

    Omega has designated Omega Bank, N.A. in State College, Pennsylvania, to act as Exchange Agent to receive Montour Bank shareholders' certificates and to exchange such certificates for certificates of Omega Common Stock and cash. Promptly after the Effective Date, the Exchange Agent will mail to each record holder of Montour Bank Common Stock, a letter of transmittal and instructions for use in effecting the surrender of such certificates for exchange. Upon surrender to the Exchange Agent of such certificates, based upon the election procedures set forth in the Merger Agreements, the Exchange Agent will exchange such certificates for shares of Omega Common Stock, cash, or a combination of Omega Common Stock and cash and pay to any record holder receiving Omega Common Stock any payment due for a fractional share of Omega Common Stock. No interest will be paid or accrued on the amounts payable upon surrender of stock certificates.

    Until the certificates representing Montour Bank Common Stock are surrendered for exchange after consummation of the Merger, holders of such certificates will not be paid dividends on Omega Common Stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends will be paid without interest.

    MONTOUR BANK SHAREHOLDERS SHOULD NOT SURRENDER THEIR STOCK CERTIFICATES UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED AND SHOULD NOT SEND IN THEIR MONTOUR BANK STOCK CERTIFICATES WITH THEIR PROXY.

Conditions and Covenants

    In addition to the approval and adoption of the Merger Agreements by the shareholders of Montour Bank, the obligations of Omega and Montour Bank are subject to the satisfaction or, where permitted, waiver of certain conditions, including among others: (a) the correctness in all material respects at and as of the Effective Date, of the representations and warranties of the respective parties contained in the Merger Agreements; (b) the performance in all material respects by the respective parties of all obligations contained in the Merger Agreements required to be performed or complied with by them at or prior to the closing; (c) the exchange of certain minutes of meetings of Omega's and Montour Bank's Board of Directors and shareholders and closing certificates; (d) the receipt of all required permits, consents and approvals from all federal and state governmental agencies and boards including, without limitation, the FRB, the FDIC and the Department, and any applicable waiting periods shall have expired; and (e) that no action, suit, proceeding or material claim shall be pending which seeks to prevent consummation of the transactions contemplated by the Merger Agreements, or seeks material damages against Montour or Omega whether or not in connection with or by reason of the Merger Agreements and no governmental or regulatory authority shall be claiming that the transaction constitutes a violation of law, provided, however, that if Omega provides full indemnification on terms reasonably acceptable to Montour and its directors and officers with respect to an action, proceeding or material claim, such action, proceeding or material claim will not be deemed a condition precedent to Montour's obligations; (f) the effectiveness with the Commission of the registration of the Omega Common Stock to be issued in connection with the merger and no stop order suspending the effectiveness of such registration having been issued and no proceeding for such purpose having been initiated or is being contemplated by the Commission.

    The obligation of Omega to consummate the Merger is also subject to certain additional conditions, including among others that: (a) there shall have been no material adverse change in the business, consolidated earnings or consolidated net worth of Montour Bank, it being understood, however, that material adverse changes caused by events or conditions affecting banks generally will not relieve Omega of its obligations to consummate the Merger; (b) Montour Bank shall have delivered to Omega all consents and authorizations of landlords or others necessary to permit the Merger to be consummated without violation of any lease or other material agreement to which Montour is a party; (c) each affiliate of Montour Bank shall have delivered to Omega a letter in form and substance satisfactory to counsel for Omega, stating that he or she will not resell shares of Omega Common Stock acquired pursuant to the Merger Agreements, except as permitted by SEC Rule 145; (d) Omega receive an opinion from an independent investment banker selected by it, dated the date of the mailing of Montour's proxy materials to its shareholders, in form and substance satisfactory to Omega, to the effect that based on a review described therein, the terms and conditions of the Merger are fair to the shareholders of Omega from a financial point of view, and such opinion shall not have been revoked or withdrawn by the investment banker on or prior to the Effective Date; (e) no stock purchase warrants of Montour Bank or other rights with respect to the stock of Montour shall be outstanding immediately prior to the Effective Date; and (f) the employment agreement between Montour Bank and M. Ralph Campbell shall have been executed by M. Ralph Campbell. See "--Interest of Certain Persons in the Merger."

    The obligation of Montour Bank to consummate the Merger is also subject to certain additional conditions, including among others that: (a) on or before the Effective Date there shall be no material adverse change in the business, consolidated earnings or consolidated net worth of Omega and its subsidiaries, it being understood, however, that material adverse changes caused by events or conditions affecting banks generally will not relieve Montour Bank of its obligations to consummate the merger; (b) Montour Bank receive an opinion from an independent investment banker selected by Montour Bank, dated the date of the mailing of Montour Bank's proxy materials to its shareholders, in form and substance satisfactory to Montour Bank, to the effect that based on a review described therein, the consideration to be paid to the shareholders of Montour Bank is fair to the shareholders of Montour Bank from a financial point of view;
(c) counsel for Omega shall have furnished to Montour Bank an opinion to the effect that the Merger is, as to the shareholders of Montour Bank who exchange their shares of Montour Bank for shares of Omega, a tax-free reorganization within the meaning of Section 368(a) of the Code, except with respect to cash payments or payments for fractional shares; and (d) Omega shall have delivered to Montour Bank resolutions which provide that upon the Effective Date the Board of Directors of Interim as the surviving corporation shall consist of not more than 16 members, four of which shall be appointed by Omega and not more than 12 of whom shall be appointed by Montour Bank.

    Montour Bank has agreed that it will continue to conduct its business in the usual, regular and ordinary manner consistent with past practices and will use its best efforts consistent with good banking practices to preserve intact its business organization, the services of its officers and employees and will maintain satisfactory relationships with customers and others having business relations with Montour Bank. Montour Bank has agreed that until the Effective Date, without the prior written consent of Omega, it will not do any of the following: (a) make any changes in its authorized, issued or outstanding capital stock or any security convertible into capital stock, except as may be caused by the exercise of Montour Bank's outstanding stock purchase warrants; (b) declare or pay any dividends; (c) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capital or grant any warrants, options, rights, convertible securities or other arrangements or commitments which obligates an entity (i) to issue or dispose of its equity securities, or
(ii) to acquire any of its equity securities; (d) make any other distribution of its assets or properties to its shareholders; (e) acquire any shares of Montour Bank's or Omega's capital stock of any class; (f) enter into or commit to enter into any new employment contract or amend any existing employment contract or grant any salary increase, bonus, or other form of compensation payable to any officer, employee or agent, except for salary increases and bonuses to persons who are not directors or officers of Montour Bank or relations thereto provided such increases and bonuses are consistent with the past practices of Montour Bank; (g) amend the Articles of Incorporation or the Bylaws of Montour Bank; (h) except in the ordinary course of business consistent with past practice, incur any indebtedness, liabilities (whether current, long term, fixed, contingent, liquidated, unliquidated or otherwise) or obligations; (i) except in the ordinary course of business consistent with past practice, purchase or otherwise acquire, or sell or otherwise dispose of, any equity security, debt security or asset; (j) change its criteria with respect to risk or overall quality of Montour Bank's investment portfolio or loan portfolio or make or sell any investment or loan except consistent with the past practices of Montour Bank;
(k) make capital expenditures or commit to make capital expenditures other than in the ordinary course of business consistent with past practice; or (l) create any new employee benefit plan or make any contributions to any employee benefit plan or other plan relating to its officers, employees and agents except as may be required by the terms of any existing employee benefit plan or by applicable law.

    Montour Bank has also agreed that until the Effective Date, it shall not (i) negotiate (except with Omega), nor solicit or encourage from any director, officer, stockholder, other person or entity (other than Omega), any inquiry or proposal relating to a merger or consolidation of Montour Bank, or sale of the assets or stock of Montour Bank; (ii) engage indirectly in such activities through a broker, finder, consultant, officer, director, stockholder or other intermediary or representative; or (iii) cooperate with or furnish to any of the foregoing (other than Omega) non-public information concerning Montour Bank in connection with such an inquiry or proposal. Montour Bank shall promptly notify Omega orally, and confirm in writing, all relevant details relating to all inquires or proposals which Montour Bank may receive relating to any such matter.

Termination and Expenses; Waivers

    The Merger Agreements provide that the Merger Agreements may be terminated and the Merger abandoned (either before or after approvals or authorizations by the shareholders of Montour Bank) at any time prior to the Effective Date by, among other methods: (a) by a vote of a majority of the Board of Directors of both Omega and Montour; (b) by a vote of a majority of the Board of Directors of Montour Bank, in the event of a material breach of the Merger Agreement by Omega if such breach is not cured within ten business days after notice by Montour Bank of its intention to terminate; (c) by a vote of a majority of the Board of Directors of Montour Bank or Omega in the event that, at any time after the date of the Merger Agreement and before the approval of Montour Bank's shareholders at the Annual Meeting, if either financial adviser retained for such purpose is unable in view of developments occurring after the date of the Merger Agreement (other than developments resulting from the solicitation by Montour Bank or its subsidiaries or any of the directors, officers, employees or agents of Montour Bank or its subsidiaries of a competing acquisition offer from a third party) to furnish to Montour Bank or Omega, as the case may be, an opinion to the effect that the transactions contemplated by the Merger Agreements are fair from a financial point of view to such entities' shareholders; (d) by a vote of a majority of the Board of Directors of Omega, in the event of a material breach of the Merger Agreements by Montour Bank which is not cured within ten business days after notice by Omega of its intent to terminate; or (e) by a vote of a majority of the Board of Directors of either Omega or Montour Bank, in the event that the terminating party is not in material breach of the Merger Agreements and: (i) the Merger shall not have been consummated on or before December 31, 1995; (ii) any approval of any regulatory authority required as a condition to the consummation of the Merger Agreements, and the transactions contemplated thereby shall have been denied by final non-appealable action of such authority;
(iii) the shareholders of Montour Bank shall have failed to approve the Merger Agreements at the shareholders meetings called for that purpose; or (iv) the party giving such notice elects to terminate the Merger Agreements and abandon the Merger, as of a stated date, which shall not be less than ten business days after the date on which such notice is given, because (x) the party receiving such notice will be unable, by December 31, 1995, to meet or satisfy one or more specified conditions precedent (set forth in the Merger Agreement) to the obligation of the party sending such notice to close under the Merger Agreements and (y) the party sending such notice does not intend to waive the satisfaction of such conditions precedent.

    In addition to the foregoing, if the "average price" of Omega Common Stock is less than $20 for the 30 business day period ending on the fifteenth business day preceding the Effective Date, the Reorganization Agreement will terminate and be of no further force and effect unless (i) the Montour Bank Board of Directors waives this provision in writing or (ii) Omega agrees to provide sufficient additional shares of Omega Common Stock under the Merger Agreement so that the number of shares of Omega Common Stock received in exchange for two shares of Montour Bank Common Stock equals $20 in market value using the "average price" to determine such market value.

    The Merger Agreements provide that if the Merger is not consummated, for any reason whatsoever, each party shall pay its own expenses, except that (a) the cost of printing the Registration Statement and related Prospectus relating to the issuance of Omega Common Stock in the Merger shall be incurred equally by Omega and Montour and (b) Montour shall reimburse Omega for financial consulting advice provided at the request of Montour at the rate of $30.00 per hour plus out of pocket expenses. Montour Bank has agreed that, without the prior written consent to Omega, its expenses in connection with the merger, including, advisory, financial counseling, printing, legal and accounting expenses, will not exceed $70,000.

Modification and Waiver

    The Merger Agreements may be amended by Omega and Montour Bank (including, without limitation, any extension of the December 31, 1995 outside date for completion of the Merger, or amendments with respect to the structure of the Merger), by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of the Merger Agreements by the shareholders of Montour Bank, provided, however, that after approval by Montour

Bank's shareholders no amendment may be made that charges the amount or form of the consideration to be delivered to such party's shareholders as contemplated by the Merger Agreement or result in an adverse tax or other effect to either Montour Bank's or Omega's shareholders.

    Any party to the Merger Agreements may extend the time for the performance of any of the obligations or other acts of the other party and may waive, at any time before or after approval of the Merger Agreements by the shareholders of Montour Bank (a) any inaccuracies of the other party in the representations and warranties contained in the Reorganization Agreement, (b) compliance with any of the covenants or agreements of the other party contained in the Reorganization Agreement,(c) the performance by the other party of any of its obligations set forth in the Reorganization Agreement, and (d) the satisfaction of any condition to the obligations of the waiving party pursuant to the Reorganization Agreement.

Interests of Certain Persons in the Merger

    It is a condition to the obligation of each of Montour Bank and Omega to consummate the Merger that M. Ralph Campbell, the Chairman of the Board of Montour Bank, enter into an employment agreement with Montour Bank effective as of the Effective Date. Under the terms of the employment agreement Mr. Campbell would be Chairman of the Board of Montour Bank and, on a full-time basis, be responsible for facilitating the growth of Montour Bank's collateralized loan portfolio. The term of the employment agreement would continue until the earliest of (i) the date Mr. Campbell dies or becomes permanently disabled; (ii) termination of Mr. Campbell's employment for cause; (iii) termination of Mr. Campbell's employment without cause; (iv) mutual agreement of Mr. Campbell and Montour Bank; or (v) three years after the Effective Date.

    Mr. Campbell's base salary under the employment agreement will be $55,000 per year. If Mr. Campbell's employment is terminated without cause, he will be entitled to severance payments from the date of termination until the earlier of the following dates: (i) one year from the date of such termination without cause; (ii) the date Mr. Campbell dies or becomes permanently disabled; or (iii) three years from the Effective Date. The amount of severance payable is equal to Mr. Campbell's base annual salary prorated in accordance with the length of the severance payment period.

                       RIGHTS OF DISSENTING SHAREHOLDERS

    Pursuant to the Pennsylvania Banking Code of 1965, shareholders of Montour Bank who object to the Merger Agreement are entitled to the rights and remedies of dissenting shareholders in accordance with the procedures set forth in the BCL. The following is a summary of the rights and remedies of dissenting shareholders of Montour Bank in accordance with Subchapter D of Chapter 15 (Sections 1571 through 1580) of the BCL ("Subchapter 15D") and is qualified in its entirety by reference to Subchapter 15D, a copy of which is attached hereto as Appendix "D" and incorporated herein by reference. Pursuant to the BCL, any Montour Bank shareholder who objects to the Merger and complies with the provisions of Subchapter 15D shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. Shareholders considering exercising rights under Subchapter 15D are advised to review Appendix "D" in its entirety and to consult their own legal counsel.

    Pursuant to Section 1574 of the BCL, any Montour Bank shareholder who wishes to dissent from the Merger and obtain payment of the fair value of his shares (defined in Section 1572 of the BCL as the fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action) must file with Montour Bank, prior to the vote on the Merger, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. (Sending in an unmarked proxy with respect to the Merger will be deemed to be a vote in approval of the Merger.) A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under the BCL. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by Section 1574.

    A record holder of shares of Montour Bank Common Stock may assert dissenters' rights as to fewer than all of such shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders. A beneficial owner of shares of Montour Bank Common Stock who is not the record holder may assert dissenters' rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of Subchapter 15D if he submits to Montour Bank not later than the time of the assertion of dissenters' rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

    If the Merger is approved by Montour Bank shareholders, Montour Bank, prior to the Merger, or Omega, after the Merger, (Montour Bank or Omega, as the case may be, is hereinafter in this discussion referred to as the "corporation"), shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. The notice shall: (1) state where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment; (2) inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received; (3) supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares; and (4) be accompanied by a copy of Subchapter 15D. The time set by Montour Bank in this further notice for receipt of the demand and deposit of certificated shares shall be not less than thirty
(30) days from the mailing of such notice.

    A SHAREHOLDER WHO FAILS TO TIMELY DEMAND PAYMENT, OR FAILS (IN THE CASE OF CERTIFICATED SHARES) TO TIMELY DEPOSIT CERTIFICATES, AS REQUIRED BY SUCH NOTICE SHALL NOT HAVE ANY RIGHT UNDER SUBCHAPTER 15D OF THE BCL TO RECEIVE PAYMENT OF THE FAIR VALUE OF HIS SHARES.

    If any shares are not represented by certificates, the corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the Merger or the release of restrictions under the terms of
Section 1577(a) of the BCL (relating to failure to effectuate the Merger). The dissenter shall retain all other rights of a shareholder until those rights are modified by the Merger.

    Within sixty (60) days after the date set for demanding payment and depositing certificates, if the Merger has not been effectuated, the corporation shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of Section 1575 of the BCL (relating to notice to demand payment), with like effect.

    Promptly after effectuation of the Merger or upon timely receipt of demand for payment if the Merger has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates, the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under Section 1577 of the BCL will be made. The remittance or notice shall be accompanied by: (1) the closing balance sheet and statement of income of Montour Bank for a fiscal year ending not more than sixteen (16) months before the date of remittance or notice together with the latest available interim financial statements; (2) a statement of the corporation's estimate of the fair value of the shares; and (3) a notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter 15D.

    If the corporation does not remit the amount of its estimate of the fair value of the shares as described above, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on its records relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand of their fair value.

    If the corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by Section 1577(c) of the BCL (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency. Where the dissenter does not file his own such estimate within thirty (30) days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

    Within sixty (60) days after the latest of (1) effectuation of the Merger,
(2) timely receipt of any demand for payment under Section 1575 of the BCL (relating to notice to demand payment), or (3) timely receipt of any estimates pursuant to Section 1578 of the BCL (relating to estimate by dissenter of fair value of shares), if any demands for payment remain unsettled, the corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

    All dissenters wherever residing, whose demands have not been settled, shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa. C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure). The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

    If the corporation fails to file an application to the court as provided in Subsection (a) of Section 1579 of the BCL, any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within thirty (30) days after the expiration of the sixty (60) day period. If a dissenter does not file an application within the thirty (30) day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

    The costs and expenses of any proceeding under Section 1579 of the BCL (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under Section 1578 of the BCL (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

    Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of Subchapter 15D and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this Subchapter. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    THE FOLLOWING DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS INCLUDED SOLELY FOR THE GENERAL INFORMATION OF SHAREHOLDERS. THE TAX CONSEQUENCES FOR ANY PARTICULAR SHAREHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, AND IT IS RECOMMENDED THAT EACH SHAREHOLDER CONSULT HIS OR HER PERSONAL TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES (INCLUDING FEDERAL, STATE AND LOCAL TAX CONSEQUENCES, IF ANY) TO HIM OR HER RESULTING FROM THE MERGER AND FROM ANY SUBSEQUENT DISPOSITION OF STOCK ACQUIRED PURSUANT TO THE MERGER.

    Consummation of the Merger is conditioned upon there being delivered an opinion of Blank, Rome, Comisky & McCauley, counsel to Omega, that for federal income tax purposes, under current law, assuming that the Merger and related transactions will take place as described in the Reorganization Agreement and Merger Agreement, among other things, as to the shareholders of Montour Bank who exchange their shares of Montour Bank Common Stock for shares of Omega Common Stock, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and Omega and Montour Bank will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

    In that case, in the opinion of Blank, Rome, Comisky & McCauley, the following would be the material federal income tax consequences of the Merger:

         (i) no gain or loss will be recognized by Omega or Montour Bank in the Merger;

         (ii) no gain or loss will be recognized by the shareholders of Montour Bank upon their receipt of Omega Common Stock in exchange for their Montour Bank Common Stock, except that shareholders who receive cash proceeds for fractional interests in Omega Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to their fractional share interests, and such gain or loss will constitute capital gain or loss if their Montour Bank Common Stock is held as a capital asset at the Effective Date;

         (iii) the tax basis of the shares of Omega Common Stock (including fractional share interests) received by the shareholders of Montour Bank will be the same as the tax basis of their Montour Bank Common Stock exchanged therefor; and

         (iv) the holding period of Omega Common Stock in the hands of the Montour Bank shareholders will include the holding period of their Montour Bank Common Stock exchanged therefor, provided such Montour Bank Common Stock is held as a capital asset at the Effective Date.

                              OTHER CONSIDERATIONS

Regulatory Approvals

    The Merger is subject to approval by the FRB, the FDIC and the Department. Applications seeking regulatory approvals of the Merger have been filed with the FRB, the FDIC and the Department.

    Under the BHC Act, the FRB must withhold approval of the Merger, if it finds that the transaction would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any geographical area. In addition, the FRB may not approve the Merger, if it finds that the effect thereof may be substantially to lessen competition or to tend to create a monopoly or would in any other manner be in restraint of trade, unless it finds that the anti-competitive effects of the Merger are clearly outweighed in the public interest by the probable effects of the Merger in meeting the convenience and needs of the communities to be served. The FRB will also take into consideration the financial and managerial resources and future prospects of the banking subsidiaries following the transactions, as well as the compliance records of such banking subsidiaries with the Community Reinvestment Act. The FRB has indicated that it will not approve a significant acquisition unless the resulting institution has adequate capitalization, taking into account, among other things, asset quality.

    Under the BHC Act, the Merger may not be consummated for 30 days from the date of approval by the FRB, during which time the United States Department of Justice or others may challenge the Merger on antitrust grounds. Because the banking and non-banking markets in which Omega and Montour Bank operate are highly competitive and are expected to remain so after the Merger, neither Omega nor Montour Bank believes that the Merger is likely to raise significant issues under United States antitrust laws. During such period, the Department of Justice may commence legal action challenging the transaction under the antitrust laws. If, however, the Justice Department does not commence a legal action during such 30-day period, it may not thereafter challenge the transaction except in an action commenced under Section 2 of the Sherman Antitrust Act.

    The BHC Act provides for the publication of notice and the opportunity for administrative hearings relating to the application for approval of the FRB noted above and authorizes the FRB to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could substantially delay the approval of the FRB required for consummation of the Merger.

    Under the Federal Deposit Insurance Act, the Merger is subject to the approval of the FDIC. The FDIC is prohibited from approving any merger that would tend to create or result in a monopoly, or which would further a combination, conspiracy or attempt to monopolize the business of banking in any part of the United States. Similarly, the FDIC may not approve a transaction whose effect in any section of the country may be substantially to lessen competition, or which in any other manner would be in restraint of trade. The FDIC may, however, approve any such transaction if it finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by its probable effect in meeting the convenience and needs of the community to be served, for example, where approval of the merger may prevent the probable failure of one of the banks involved. In every case, the FDIC must also consider the financial and managerial resources and future prospects of the existing and proposed institutions, and the convenience and needs of the community to be served.

    The Merger is also subject to approval by the Department. The factors that the Department will consider in determining whether to grant its approval include the competitive effects of the Merger, the principles of sound banking and the public interest and the needs of the communities served by Omega and Montour Bank.

    It is anticipated that the regulatory approvals described above will be obtained prior to the end of the third quarter of 1995, but no assurance can be given that such regulatory approval will be obtained or that the other conditions to the Merger will be satisfied or waived so as to permit consummation of the Merger. As described under "THE PROPOSED MERGER AND RELATED MATTERS - Termination and Expenses; Waivers," if the Merger is not consummated prior to December 31, 1995, Omega and Montour Bank will each have the right to terminate the Merger Agreements.

Resales of Omega Common Stock

    Omega Common Stock to be issued in the Merger has been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be freely transferable, except for shares thereof received by persons, including directors and executive officers of Montour Bank, who may be deemed to be "affiliates" thereof, as such term is defined in Rule 145 under the Securities Act. Rule 145 limits the amount of Omega Common Stock that such persons may sell during any three-month period and prescribes certain other restrictions on resale. It is a condition to the consummation of the Merger that Omega shall have obtained from such persons a written undertaking to the effect that no sale, transfer or other disposition will be made of any shares of Omega Common Stock received in the Merger except in compliance with the provisions of Rule 145 under the Securities Act. See "THE PROPOSED MERGER AND RELATED MATTERS -Conditions and Covenants." This Proxy Statement does not cover resales of Omega Common Stock received by any person who may be deemed an affiliate of Montour Bank or Omega.

Accounting Treatment

    It is anticipated that the Merger will be accounted for by Omega as a purchase. Under such purchase method of accounting, all assets and liabilities of Montour Bank will be adjusted to their estimated fair market values at the Effective Date of the merger, net of applicable income tax effects, and combined with the historical assets and liabilities of Omega.

                   DESCRIPTION OF THE CAPITAL STOCK OF OMEGA

    The following statements are summaries of certain provisions of Omega's capital stock and are qualified in their entirety by reference to the complete texts of Omega's Amended and Restated Articles of Incorporation, as amended (the "Restated Articles"), copies of which are filed as exhibits to the Registration Statement of which this Proxy Statement is a part.

    Under Omega's Restated Articles, Omega is authorized to issue 25,000,000 shares of common stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, par value $5.00 per share. As of March 31, 1995, there were 5,975,196 shares of Omega's Common Stock outstanding and 219,781 shares of Series A ESOP Cumulative Convertible Preferred Stock outstanding. Reference should be made to Omega's 1994 Annual Report to Shareholders, a copy of which is being furnished to each person who receives this Proxy Statement for additional information concerning Omega Common Stock and Series A ESOP Cumulative Convertible Preferred Stock.

    Under Omega's Restated Articles, the Board of Directors is authorized, without further shareholder action, to provide for the issuance of the preferred stock in one or more series, with such designations, number of shares, relative rights, preferences and limitations as shall be set forth in resolutions providing for the issuance thereof adopted by the Board of Directors.

Omega Common Stock

    Voting Rights. Holders of Omega Common Stock are entitled to one vote for each share held and have no cumulative voting rights in the election of directors.

    Dividends. Subject to such preferences, limitations and relative rights as may be fixed for any series of preferred stock that may be issued, including the Series A ESOP Cumulative Convertible Preferred Stock, holders of Omega Common Stock are entitled to receive such dividends, when, as and if declared by the Board of Directors out of funds legally available therefor.

    Cash available for dividend distribution to the holders of Omega's Common Stock and preferred stocks, including the presently outstanding shares of Series A ESOP Cumulative Convertible Preferred Stock, must initially come from dividends paid to Omega by Omega's subsidiaries. Accordingly, restrictions on payment of cash dividends by Omega is affected by any restrictions on the payment of dividends by Omega's subsidiaries.

    Liquidation. In the event of liquidation, after payment of or provision for all debts and liabilities and subject to the rights of any series of preferred stock which may be outstanding, including the Series A ESOP Cumulative Convertible Preferred Stock, the holders of Omega Common Stock would share pro rata in all assets distributable to shareholders in respect of shares held by them.

    Preemptive Rights.  Holders of Omega Common Stock have no preemptive rights.

    NASDAQ Listing. Omega Common Stock is included for quotation on the NASDAQ National Market System. As a result, in order to maintain such inclusion, approval of Omega's shareholders is required for the issuance of additional shares of Omega Common Stock or securities convertible into Omega Common Stock if the issuance of such securities (1) is in connection with the acquisition of a company, is not in connection with a public offering for cash, and the securities issued have or will have voting power equal to or in excess of 20% of the voting power outstanding before such issuance; (2) is in connection with the acquisition of a company in which a director, officer or substantial shareholder of Omega has a 5% or greater interest and the issuance of the securities could result in an increase in outstanding common stock or voting power of 5% or more;
(3) is in connection with a transaction other than a public offering at a price less than the greater of book or market value, and will equal 20% or more of the common stock or 20% or more of the voting power outstanding before issuance; or
(4) would result in a change in control of Omega. Under NASDAQ National Market System rules, shareholder approval is also required for the establishment of a stock option or purchase plan in which stock may be acquired by officers and directors other than a broadly-based plan in which other security holders of Omega or employees of Omega participate.

    Transfer Agent and Registrar. The transfer agent and registrar for the Common Stock is Omega Bank, N.A.

Series A ESOP Cumulative Convertible Preferred Stock

    The Series A ESOP Cumulative Convertible Preferred Stock is only issuable to a trustee acting on behalf of a Omega employee benefit plan, and in the event any shares are transferred, they are automatically converted into Omega Common Stock as provided in the conversion provisions.

    Rank. The Series A ESOP Cumulative Convertible Preferred Stock ranks senior to the Omega Common Stock as to the payment of dividends and the liquidation of Omega.

    Voting Rights. Holders of Series A ESOP Cumulative Convertible Preferred Stock are entitled to one vote for each full share of the Omega Common Stock into which it is convertible on the record date for such vote and have no cumulative voting rights. Except as otherwise required by law, the holders of the Series A ESOP Cumulative Preferred Stock shall vote together with the holders of Omega Common Stock and not as a separate class.

    If any amendment to Omega's Restated Articles would create (or increase the authorized number of shares of) any class of stock ranking senior to the Series A ESOP Cumulative Convertible Preferred Stock in any respect, then the affirmative vote of the holders of a majority of all outstanding shares of Series A ESOP Cumulative Convertible Preferred Stock, voting as a separate class, would be required for its adoption.

    Dividends. Holders of the Series A ESOP Cumulative Convertible Preferred Stock are entitled to cumulative dividends accruing from the date of issue, when, as and if declared by the Board of Directors out of funds legally available therefor, for the fifteen year period subsequent to the date of issuance of the Series A ESOP Cumulative Convertible Preferred Stock at the annual rate of $1.80 per share and from and after the fifteen year period subsequent to the date of issuance at an annual rate equal to the lesser of $1.80 and the annual cash dividend per share payable had the shares of Series A ESOP Cumulative Convertible Preferred Stock been converted in whole shares of Omega Common Stock as of the record date for the payment of such cash dividend. If all accrued dividends on the Series A ESOP Cumulative Convertible Preferred Stock have not been paid or set apart for payment, (i) no dividends or other distributions may be paid or set apart for payment on the Omega Common Stock or any other class of capital stock ranking on parity with or junior to the Series A ESOP Cumulative Convertible Preferred Stock as to dividends or other distributions, (ii) Omega is prohibited from repurchasing, redeeming or otherwise acquiring its Common Stock or any other class of capital stock ranking on parity with or junior to the Series A ESOP Cumulative Convertible Preferred Stock as to dividends, and (iii) Omega is prohibited from issuing any preferred stock which ranks senior to or on parity with the Series A ESOP Cumulative Convertible Preferred Stock.

    Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of Omega, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of Omega, the holders of the Series A ESOP Cumulative Convertible Preferred Stock are entitled to receive, out of the assets of Omega legally available for distribution to its shareholders, the amount of $22.75 in cash for each share of Series A ESOP Cumulative Convertible Preferred Stock, plus an amount equal to all dividends accrued and unpaid on each such share up to the date fixed for distribution, before any distribution may be made to the holders of Omega Common Stock or any other class of capital stock ranking junior to the Series A ESOP Cumulative Convertible Preferred Stock as to dividends or other distributions.

    Redemption. The Series A ESOP Cumulative Convertible Preferred Stock is redeemable in whole or in part, at the option of Omega, at $24.10 per share beginning July 1, 1993, thereafter declining to $22.75 per share on or after July 1, 1999, plus in each case any accumulated and unpaid dividends to the date fixed for redemption.

    Conversion. At any time prior to redemption, shares of Series A ESOP Cumulative Convertible Preferred Stock are convertible at the option of the holders thereof into Omega Common Stock at the current conversion rate of 1.05 shares of Omega Common Stock for each share of Series A ESOP Cumulative Convertible Preferred Stock, except that, with respect to shares of Series A ESOP Cumulative Convertible Preferred Stock called for redemption, the right to convert ceases at the close of business on the redemption date. No payment or adjustment on account of dividends accrued or in arrears will be made on the shares of Series A ESOP Cumulative Convertible Preferred Stock surrendered for conversion.

    The conversion rate is subject to adjustment in the event of payment of a dividend in shares of capital stock of Omega, any subdivision or combination of Omega Common Stock or a reclassification of Omega Common Stock. The conversion rate also is subject to adjustment in case of any issuance of rights to holders of Omega Common Stock to subscribe for shares of Omega Common Stock at less than the then current market price or any distribution to holders of Omega Common Stock of evidences of indebtedness or assets.

    No fractional shares of Omega Common Stock will be issued on conversion, but if such conversion results in a fraction, a cash adjustment will be paid.

    Preemptive Rights. The holders of Series A ESOP Cumulative Convertible Preferred Stock are not entitled to any preemptive rights.

    Transfer Agent, Conversion Agent and Registrar. The transfer agent, conversion agent and registrar for the Series A ESOP Cumulative Convertible Preferred Stock is Omega Bank, N.A.

"Anti-Takeover" and "Anti-Greenmail" Provisions and Management Implications

    A number of provisions of Omega's Restated Articles and Bylaws deal with matters of corporate governance and certain of the rights of shareholders. For example, the Restated Articles significantly restrict the ability of any person to acquire the beneficial ownership of more than 10% of any class of equity security of Omega outstanding.

    The following discussion is a general summary of certain provisions of the Restated Articles and Bylaws of Omega relating to stock ownership and transfers, the Board of Directors and business combinations, which may be deemed to have "anti-takeover" and "anti-greenmail" effects. These and other provisions affect shareholder rights and should be given careful attention. The following description of certain of these provisions is necessarily general and reference should be made in each case to the Restated Articles and Bylaws of Omega, copies of which are filed as exhibits to the Registration Statement of which this Proxy Statement is a part.

    The purpose of the "anti-takeover" and "anti-greenmail" provisions of the Restated Articles is to discourage third parties from attempting a hostile takeover of Omega. The Board of Directors of Omega has been concerned that various tactics which they perceive to be disruptive and inequitable have become relatively common practices among those who seek to acquire control of existing corporations. Such tactics include: (1) the accumulation of substantial stock positions preparatory to proxy fights and other measures calculated to force a company to repurchase that stock position at a substantial premium over market price (the so-called "greenmail transactions"); (2) "two-tier pricing," which occurs when one price is offered in a tender offer for a controlling block of stock, and then a much lower price is paid for the remainder of the outstanding stock in a subsequent business combination; and (3) partial tender offers, in which only a bare majority of the shares but a number sufficient for control are tendered for, to the exclusion of the balance of the shares.

    The Restated Articles tend to make Omega less vulnerable to such disruptive and inequitable tactics. Omega believes the effect of these provisions would be to compel would-be takeover bidders to negotiate with its Board of Directors. The Boards of Directors of Omega believe that the Restated Articles provide the Board of Directors of Omega with necessary negotiating strength in the face of an attempt by a third party to acquire control of Omega and that having an organizational structure that discourages hostile takeover attempts reduces the possibility that hasty, ill-considered action might be taken in response to the pressure of such a takeover attempt. This increased negotiating strength and reduction of pressure would permit the Board to consider carefully proposals to acquire control of Omega and to act in the best interests of Omega and its shareholders.

    10% Limitation "Voting Securities". The Restated Articles provide that no Person (as defined therein) shall have the right to cast more than 10% of the total votes entitled to be cast by all holders of Voting Securities (as defined therein) at any meeting, without approval of the Board of Directors of Omega and subject to such conditions as the Board of Directors may impose.

    "Person" is defined to include an individual, partnership, corporation, group or other entity and include a "Shareholder Group". A "Shareholder Group" exists when two or more Persons act together as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding, disposing of or voting shares of stock, or are deemed a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934 and the regulations thereunder. The term "Person" does not include Omega or any subsidiary of Omega holding securities for itself or as a fiduciary for its customers, or a trustee holding Voting Securities for the benefit of Omega or any of its subsidiaries pursuant to one or more employee benefit plans sponsored by Omega or any subsidiary. "Voting Securities" is defined as all outstanding securities of Omega entitled to vote (whether in the election of directors or otherwise). At present, Omega's only outstanding Voting Securities are Omega Common Stock and its Series A ESOP Cumulative Convertible Preferred Stock. It is anticipated that following consummation of the Merger, Omega's only outstanding Voting Securities will continue to be Omega Common Stock and its Series A ESOP Cumulative Convertible Preferred Stock.

    The 10% voting limitation of the Restated Articles does not apply to the casting of votes by a person as a proxy holder for other shareholders pursuant to proxies that were revocable and secured from shareholders who are not part of a Shareholder Group which includes the Person voting such proxies. The Omega Board of Directors' determination with respect to the existence of a Shareholder Group and the numbers of votes which any Person is entitled to cast is conclusive in the absence of clear and convincing evidence of bad faith. Votes cast in violation of the Restated Articles will not be counted.

    10% Limitation on "Holdings" of Voting Securities. The Restated Articles provide that no Person (as defined therein) may have Holdings (as defined therein) that exceed 10% of Omega's Voting Securities, except as authorized by, and subject to such conditions as may be imposed by, the Omega Board of Directors.

    As used in the Restated Articles, "Holdings" means: (1) the Voting Securities which the Person owns of record; (ii) the Voting Securities as to which the Person has direct or indirect beneficial ownership (as such term is used in Section 13(d) of the Securities Exchange Act of 1934); and (iii) the Voting Securities owned of record or beneficially (as defined in clause (ii)) by members of a Shareholder Group which includes such Person.

    The Omega Board of Directors may terminate the voting rights of any Person who acquires Holdings that cause a violation of the Restated Articles for a long as such violation continues. In addition, the Board may commence litigation to enforce the restrictions of the Restated Articles or to take other appropriate action, including, without limitation, seeking injunctive relief and resorting to the remedy set forth in the Restated Articles. The Board of Directors' determination with respect to the existence of a violation of the provisions of the Restated Articles is conclusive in the absence of clear and convincing evidence of bad faith.

    Omega's Right to Repurchase Excess Holdings. The Restated Articles provide that, in addition to its rights and remedies, Omega, or its designee(s), shall have the right, at Omega's option, to purchase all or any part of a Person's Holdings that exceed 10% of Omega's issued and outstanding Voting Securities. The Restated Articles set forth in detail the manner in which the option is to be exercised.

    Specifically, the Restated Articles authorize the Board of Directors of Omega to exercise its option to purchase Voting Securities held in violation of the Restated Articles by adoption of a resolution to that effect specifying (among other things) the name of the Person whose Voting Securities are to be purchased, the date of such purchase (which shall be not less than 20 days nor more than 60 days after the adoption of the resolution), the purchase price and other particulars attending the transaction (the "Resolution").

    The purchase price for the Voting Securities is intended to equal the average market price for such Voting Securities during a period (the "Measurement Period") beginning 65 trading days prior to the date on which the Resolution was adopted and ending five days prior to the date on which the Resolution was adopted. "Trading Day" means a day on which there is stock traded on the New York Stock Exchange or National Association of Securities Dealers Automatic Quotation System. If the Voting Securities being purchased are neither securities for which prices are quoted or bid on a national securities exchange or in the over-the-counter market nor securities convertible into such securities, the purchase price is determined by computing the lower of: (i) the last sale price prior to the date of adoption of the Resolution; or (ii) the per share or other unit book value of such Voting Security, using generally accepted accounting principles, consistently applied, as of the last day of the calendar quarter immediately preceding the date of adoption of the Resolution.

    However, if the Person from whom the Voting Securities are purchased acquired the Voting Securities within one year prior to the date of adoption of the Resolution, the purchase price cannot exceed the direct cost to acquire such Voting Securities (excluding legal, accounting, investment advisory or other direct costs, whether or not similar to the foregoing) incurred by the Person from whom such Voting Securities are repurchased, regardless of the result obtained by applying the formula previously described. The purpose of this provision is to prevent a Person who violates the Restated Articles from making a profit on Voting Securities held less than one year.

    The purchase price will be computed by an independent public accounting firm selected by the Board of Directors. The accounting firm's computation shall be conclusive in the absence of clear and convincing evidence of bad faith.

    Omega is required to give notice to Persons whose Voting Securities are being purchased within ten days after the adoption of the Resolution. Omega or its designee is required to deposit the purchase price for the Voting Securities in a designated account. The purchase price could be withdrawn from the account by the Person whose Voting Securities have been purchased upon delivery by such Person of certificates representing such Voting Securities and an irrevocable proxy authorizing the purchaser to vote such Voting Securities.

    In the event that the Person whose Voting Securities are being purchased does not deliver the share certificates and proxies on or before the designated date of purchase, the transfer of the Voting Securities shall be deemed to have occurred notwithstanding and the records of Omega will be marked accordingly.

The Restated Articles appoint the Secretary of Omega agent and attorney-in-fact for all Omega shareholders to make transfers on Omega's books and to execute proxies on their behalf.

    If Omega or its designee should fail to deposit the purchase price, the Resolution will be considered revoked and of no force or effect. Revocation of the Resolution shall not give the Person whose Voting Securities were to have been purchased any legal or equitable claim against Omega for the purchase price or otherwise. Revocation of the Resolution shall not prevent Omega from exercising its rights by adopting a new Resolution with respect to the Person whose Voting Securities were the subject of the revoked Resolution.

    Omega need not exercise its purchase option proportionately with respect to the individual members of a Shareholder Group (as defined in the Restated Articles), but may exercise such option as to any one or more or all of such individual members.

    "Supermajority" Provision Concerning Removal of Directors. The Restated Articles provide that any one director, class of the Board, or the entire Board may be removed from office only by the vote of the holders of at least 75%, or such higher percentage as may be required by law, of the outstanding shares of capital stock of Omega then eligible to vote. The Omega Restated Articles also impose a requirement that directors be removed only for cause (and by the aforementioned 75% stockholder vote). The Restated Articles define "cause" as: conviction of the director of a felony; declaration by order of court that the director is of unsound mind; or, gross abuse of trust committed in bad faith.

    "Supermajority" Provision Concerning Amendments to Omega's Restated Articles or Amended Bylaws. The Restated Articles require, for the adoption of any shareholder proposal to amend Omega's Restated Articles or Bylaws which is not previously approved by the Board, the vote of shareholders entitled to cast at least 75% of the votes eligible to be cast thereon.

    Authorization of Preferred Stock. The Restated Articles authorize the issuance of 5,000,000 shares of Omega Preferred Stock. The provisions in the Restated Articles relating to the issuance of Omega Preferred Stock may have the effect not only of discouraging tender offers or other stock acquisitions but also of deterring existing shareholders from making management changes. Issuance of Omega Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to secure a majority of outstanding voting stock.

    Business Combinations. An additional provision of the Restated Articles enables the Board of Directors of Omega to oppose a tender offer on the basis of factors other than economic benefit to shareholders, such as: the impact the acquisition of Omega would have on the community; the effect of the acquisition upon employees, depositors and customers; and the reputation and business practices of the tender offeror. The provision permits the Board of Directors of Omega to recognize its responsibilities to these constituent groups and to Omega and its subsidiaries and the community which they serve.

    Shareholder Nominations for Directors. Omega's Bylaws provide that, with certain exceptions, nominations of candidates for election as Directors of Omega, other than those made by management of Omega, must be more than 60 days prior to any shareholders' meeting called for the election of Directors. This provision could be viewed as "anti-takeover" in nature, since it may make it more difficult for shareholders to nominate candidates and may give an advantage to incumbent management's nominees.

    These provisions may enhance the possibility that a potential bidder for control of Omega will be required to act through arm's-length negotiation with respect to such major transactions as a merger, consolidation or purchase of substantially all the assets of Omega. The overall effect of the foregoing provisions as well as the Restated Articles and Bylaws may be to deter a future tender offer. Shareholders might view such an offer to be in their best interests should the offer include a substantial premium over the market price of Omega Common Stock at that time. In addition, these provisions may have the effect of assisting Omega's management to retain its position and place it in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of Omega's business.

    Omega has no present plans to adopt any other "anti-takeover" and "anti-greenmail" provisions.

                        COMPARISON OF THE RIGHTS OF THE
          SHAREHOLDERS OF THE CAPITAL STOCK OF OMEGA AND MONTOUR BANK

    The rights of the shareholders of Montour Bank are presently governed by the Pennsylvania Banking Code of 1965 and the Articles of Incorporation and Bylaws of Montour Bank. As a result of the Merger, shareholders of Montour Bank who receive Omega Common Stock in the merger will become shareholders of Omega, and, as such, their rights as shareholders will be governed by the BCL and the Restated Articles and Bylaws of Omega. Certain differences in the rights of shareholders of Omega and Montour Bank arise from the distinctions between the Banking Code and BCL and the Articles and Bylaws of each. Although it is impracticable to note all of the differences, the following is a summary of certain significant differences.

    The Articles of Incorporation of Montour Bank authorize the issuance of 3,000,000 shares of common stock, $5.00 par value per share and 500,000 shares of preferred stock, $5.00 par value per share. On the Record Date, 418,080 shares of Montour Bank Common Stock were issued and outstanding. Upon the consummation of the Merger, the Montour Bank Common Stock will be cancelled, and the holders of Montour Bank Common Stock will receive shares of Omega Common Stock, cash or shares of Omega Common Stock and cash as described in "THE PROPOSED MERGER AND RELATED MATTERS." The Omega Restated Articles authorize the issuance of 25,000,000 shares of Omega Common Stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, $5.00 per share.

    Dividends. Holders of Montour Bank Common Stock are entitled to dividends as and when declared by the Board of Directors of Montour Bank out of funds legally available therefor. Subject to such preferences, limitations and relative rights as may be fixed for any series of preferred stock that may be issued, including the Series A ESOP Cumulative Convertible Preferred Stock, holders of Omega Common Stock are entitled to receive such dividends, when, as and if declared by the Board of Directors out of funds legally available therefor. Cash available for dividend distribution to the holders of Omega's Common Stock and preferred stocks, including the presently outstanding shares of Series A ESOP Cumulative Convertible Preferred Stock, must initially come from dividends paid to Omega by Omega's subsidiaries. Accordingly, restrictions on payment of cash dividends by Omega is affected by any restrictions on the payment of dividends by Omega's subsidiaries.

    Voting; Election of Directors. Holders of Montour Bank Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, except in each election of directors every shareholder entitled to vote has the right to cumulate his votes by multiplying the number of votes to which he may be entitled by the total number of directors to be elected in the same election and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. Holders of Omega Common Stock are entitled to one vote for each share held and have no cumulative voting rights in the election of directors. Like the Bylaws of Omega which provide for the classification of directors into three classes with approximately one-third of the directors elected annually for three-year terms, the Bylaws of Montour Bank also provide for a classified Board of Directors. Both the Omega Bylaws and the Montour Bank Bylaws also contain provisions limiting shareholder nominations for elections of directors.

    Liquidation. As with Omega Common Stock, in the event of any liquidation, dissolution or winding up of Montour Bank, holders of Montour Bank Common Stock will be entitled to share ratably in all assets available for distribution after the payment of debts, liabilities and preferences.

    Other Matters. Like Omega Common Stock, Montour Bank Common Stock has no preemptive rights.

    "Anti-Takeover" and "Anti-Greenmail" Provisions and Management Implications. Both the Restated Articles of Omega and the Montour Bank Articles of Incorporation include a provision which enables their respective Board of Directors to oppose a tender offer on the basis of factors other than economic benefit to shareholders, such as: the impact the acquisition of Omega or Montour Bank would have on employees, depositors and customers; and any antitrust or other legal and regulatory issues that are raised by the offer.

    Unlike the Omega Restated Articles, the Articles of Incorporation of Montour Bank do not contain any provisions limiting the voting rights or ownership of shares of Montour Bank Common Stock in excess of 10%, or requiring supermajorities for shareholder nominations for directors or amendments to the Articles and Bylaws. See "DESCRIPTION OF CAPITAL STOCK OF OMEGA - Certain Anti-Takeover and Anti-Greenmail Provisions and Management Implications."

Non-Applicability of Certain Anti-Takeover Provisions of the Banking Code

    Section 1610 of the Banking Code provides that any holder of voting shares of a bank that becomes subject to a "control transaction" may make written demand on, and is entitled to receive cash from, the control person or group equal to the fair value of each voting share as of the day prior to the date on which the control transaction occurs. A "control transaction" refers to the acquisition by a person or group of the status of a controlling person or group. This status is obtained when a person, or a group of persons acting in concert, has voting power (which can include an option or contract) over voting shares of the bank that would entitle the holders thereof to cast at least 30% of the votes that all shareholders would be entitled to cast in an election of directors. No similar provisions are applicable to Omega.

Dissenters' Rights

    The dissenters' rights, if any, of Omega shareholders and Montour Bank shareholders are governed by the rights and remedies and limitations on such rights and remedies provided in the BCL. The BCL provides for dissenters' rights in a variety of transactions including mergers or consolidations to which a corporation is a party (other than mergers not requiring a shareholder vote). However, except in the case of a merger or consolidation in which their shares would be converted into something other than shares of the surviving or new corporation (or cash in lieu of fractional shares), shareholders are not entitled to dissenters' rights in any of the transactions mentioned above if their stock is either listed on a national securities exchange or held of record by 2,000 or more shareholders. While Omega Common Stock is not listed on the New York or American Stock Exchanges, Omega currently has in excess of 2,000 shareholders of record. Montour Bank Common Stock is not listed on the New York or American Stock Exchanges and is not held by more than 2,000 shareholders of record, and, therefore, the dissenters' rights provisions of the BCL would continue to apply to Montour Bank.

                              DESCRIPTION OF OMEGA

    Omega Financial Corporation is a Pennsylvania business corporation which is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Omega was formed, effective December 31, 1986, as a result of the merger of Heritage Financial Services Corporation ("Heritage") into Peoples National Bancorp, Inc. ("Peoples") and the change of Peoples' name to Omega.

    Peoples was incorporated on June 24, 1982 and became an active bank holding company on December 7, 1982 through the acquisition of all of the outstanding shares of Peoples National Bank of Central Pennsylvania ("Peoples Bank"). Heritage was incorporated on June 21, 1982 and became an active bank holding company on December 31, 1982 through the acquisition of all of the outstanding shares of The Russell National Bank ("Russell Bank"). As a result of the merger of Heritage into Peoples, Omega became the holding company for both Peoples Bank and Russell Bank.

    On January 28, 1994, Penn Central Bancorp, Inc. ("Penn Central"), a bank holding company, merged into Omega. As a result of the merger of Penn Central into Omega, Omega became the holding company for Penn Central's wholly-owned subsidiaries, including its banking subsidiaries: Penn Central National Bank ("Penn Central Bank"), Hollidaysburg Trust Company ("Hollidaysburg") and the First National Bank of Saxton ("Saxton Bank").

    On February 18, 1995, Peoples Bank and Russell Bank merged to form Omega Bank, N.A. and on March 18, 1995 Saxton Bank merged into Penn Central Bank.

    Omega's bank subsidiaries (the "Banks") currently provide retail and commercial banking services through 40 offices in Central Pennsylvania. Omega Bank operates 24 full service banking offices in Centre, Clinton, Mifflin and Juniata counties. Penn Central Bank operates six full service banking offices in Huntington and Bedford counties, and Hollidaysburg operates nine full service banking offices in Blair County.

    The Banks provide a full range of banking services including an automatic teller machine network, checking accounts, NOW accounts, savings accounts, money market certificates, investment certificates, fixed rate certificates of deposit, club accounts, secured and unsecured commercial and consumer loans, construction and mortgage loans, safe deposit facilities, credit loans with overdraft checking protection and student loans. The Banks also provide a variety of trust services.

    As of December 31, 1994, The Banks operated an aggregate of 37 automated teller machines (ATMs) at various locations. The Banks are members of the Money Access Center ("MAC") System and the "Plus System." The MAC System operates through Pennsylvania and the "Plus System" operates nationwide.

    The Banks have a relatively stable deposit base with no major seasonal depositor or group of depositors. Most of their commercial customers are small and midsized businesses in Central Pennsylvania.

    On January 22, 1986, Omega formed Central Pennsylvania Life Insurance Co., an Arizona corporation, for the purpose of underwriting credit life insurance for Omega's bank subsidiaries. On December 26, 1985, Omega formed Central Pennsylvania Investment Co., a Delaware corporation, for the purpose of holding and managing certain investments of Omega. On January 14, 1988, Omega formed Central Pennsylvania Leasing, Inc., a Pennsylvania corporation, for the purpose of leasing activities. As of December 31, 1994, no activity had transpired. On January 14, 1988, Omega formed Central Pennsylvania Real Estate, Inc. for the purpose of engaging in real estate transactions for Omega. As of December 31, 1994, no activity had transpired.

    The Banks service areas are characterized by intense competition for banking business among other commercial banks, savings and loan associations, mutual savings banks and other financial institutions. The Banks actively compete with such banks and institutions for local retail and commercial accounts. The Banks also are subject to competition from other banks and financial institutions in Central Pennsylvania, as well as other financial institutions outside their service areas, for certain types of banking business. Many competitors have substantially greater financial resources and larger branch systems than those of the Banks.

    In commercial transactions, the Banks' respective legal lending limits to a single borrower enable them to compete effectively for the business of small and midsized businesses. However, this legal lending limit is considerably lower than that of various competing institutions and thus may act as a constraint on each Bank's effectiveness in competing for financings in excess of the limit.

    In consumer transactions, the Banks believe that they are able to compete on a substantially equal basis with larger financial institutions because they offer competitive interest rates on savings and time accounts and loans.

    In competing with other banks, savings and loan associations and other financial institutions, the Banks seek to provide personalized services through management's knowledge and awareness of their service areas, customers and borrowers.

    Other competitors, including credit unions, consumer finance companies, factors, insurance companies, and money market mutual funds, compete with certain lending and deposit gathering services offered by the Banks. The Banks also compete with insurance companies, investment counseling firms, mutual funds and other business firms and individuals in corporate and trust investment management services.

    As of December 30, 1994, Omega, had a total of 468 full-time employees and 101 part-time employees.

                          DESCRIPTION OF MONTOUR BANK

Business

    Montour Bank was organized in 1989. It is a Pennsylvania-chartered banking institution and member of the Federal Reserve System. Its deposits are insured by the FDIC under the Bank Insurance Fund. Montour Bank has one office located at 1519 Bloom Road, Danville, Pennsylvania 17821. Montour Bank owns the land and building on this site.

    Montour Bank is a full service commercial bank providing a wide range of services to individuals and small to medium sized businesses in its Montour County, Pennsylvania market area. Among its services, Montour Bank accepts time, demand and savings deposits and makes secured and unsecured commercial, real estate and consumer loans. Montour Bank's business is not seasonal in nature and is not dependent upon any single customer or small group of customers for deposits or loans.

    As of December 31, 1994, Montour Bank had 14 full-time employees and no part-time employees.

Competition

    Montour Bank competes with other local credit unions, commercial banks, thrifts and other financial institutions, most of which are larger than Montour Bank, as well as with major regional banking and financial institutions. These competitors include Geisinger Credit Union of Danville, Pennsylvania; Commonwealth Bank, a division of Meridian Bank of Reading, Pennsylvania; FNB Bank, N.A., a subsidiary of Fulton Financial Corporation of Lancaster, Pennsylvania; and Northern Central Bank, a subsidiary of Keystone Financial Corporation of Harrisburg, Pennsylvania. Montour Bank is generally competitive in its service area with respect to interest rates paid on time and savings, deposits, service charges on deposit, accounts and interest charged on loans.

Supervision and Regulation

    The operations of Montour Bank are subject to federal and state statutes applicable to banks chartered under the banking laws of the Commonwealth of Pennsylvania, to members of the Federal Reserve System, and to banks, whose deposits are insured by the FDIC. Montour Bank's operations are also subject to regulations of the Department, the FRB and the FDIC.

    Federal and state banking laws and regulations govern, among other things, a bank's scope of business, investments, reserves against deposits, loans and collateral, mergers and consolidations and establishment of branches. All banks in Pennsylvania are permitted to maintain branch offices in any county of the state. Branches may be established only after approval by the Department. The Department is required to grant approval only if it finds that there is a need for banking services or facilities such as are contemplated by the proposed branch. The Department may disapprove an application if the applicant bank does not have the requisite capital and surplus or if the application relates to the establishment of a branch in a county contiguous to the county in which the applicant's principal place of business is located, and another banking institution that has its principal place of business in the county in which the proposed branch would be located has, in good faith, notified the Department of its intention to establish a branch in the same municipal location in which the proposed branch would be located.

    The laws of Pennsylvania applicable to Montour Bank include, among other things, provisions that: (1) require the maintenance of certain reserves against deposits; (2) limit the type and amount of loans that may be made and the interest that may be earned thereon; (3) restrict investments and other activities; and (4) limit the payment of dividends. The amount of funds that Montour Bank may lend to a single borrower is limited generally under Pennsylvania law to fifteen percent (15%) of the aggregate of its capital, surplus, undivided profits, loan loss reserves and capital securities of Montour Bank (all as defined by statute and regulation).

    Applicable Pennsylvania law also requires that a bank obtain the approval of the Department prior to effecting any merger where the surviving bank would be a Pennsylvania-chartered bank. In reviewing any merger application, the Department would consider, among other things, whether the merger would be consistent with adequate and sound banking practices and whether the merger would be in the public interest on the basis of several factors, including the potential effect of the merger on competition and the convenience and needs of the area primarily to be served by Montour Bank resulting from he merger.

    Federal law also prohibits acquisitions of control of a bank, such as Montour Bank, without prior notice to the FRB. "Control" is defined for this purpose as the power, directly or indirectly, to direct the management or policies of Montour Bank or to vote twenty-five (25%) or more of its capital securities.

    From time to time, various types of federal and state legislation have been proposed that could result in additional regulation of, and restrictions on, the business of Montour Bank. It cannot be predicted whether any such legislation will be adopted or how such legislation would affect the business of Montour Bank. As a consequence of the extensive regulation of commercial banking activities in the United States, Montour Bank's business is particularly susceptible to being affected by federal legislation and regulations that may increase the cost of doing business.

    For example, under the Community Reinvestment Act of 1977 ("CRA"), the FRB is required to assess the record of all financial institutions regulated by it to determine if these institutions are meeting the credit needs of the community (including low- and moderate-income neighborhoods). The FRB must take a bank's community reinvestment record into account when evaluating any application made by the particular bank for, among other things, approval of a branch or the deposit facility, an office relocation, a merger, or an acquisition of bank shares. The FRB is required by law to make publicly available each bank's CRA record. CRA evaluations include a descriptive rating ("outstanding", "satisfactory", "needs to improve", or "substantial noncompliance") and a statement describing the basis for the rating. Montour Bank's most recent rating pursuant to the CRA was "satisfactory."

Effect of Government Monetary Policies

    The earnings of Montour Bank are and will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies.

    The monetary policies of the FRB have had, and will likely continue to have, an important impact on the operating results of commercial banks through the FRB's power to implement national monetary policy in order, among other things, to curb inflation or combat recession. The FRB has a major effect upon the levels of bank loans, investments and deposits through its open market operations in United States government securities and thorough its regulation, among other things, of the discount rate on borrowing of member banks and the reserve requirements against member bank deposits. It is not possible to predict the nature and impact of future changes in monetary and fiscal policies.

Legislation and Regulatory Changes

    From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting he competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial institution are frequently made in Congress, and before various bank regulatory agencies. No prediction can be made as to the likelihood of any major changes or the impact such changes might have on Montour Bank.

Legal Proceedings

    In the opinion of the management of the Bank, there are no proceedings pending to which the Montour Bank is a party or to which its property is subject, which, if determined adversely to Montour Bank, would be material in relation to the Bank's undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incident to the business of Montour Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Montour Bank by government authorities.

Environmental Issues

    There are several federal and state statutes that govern the obligations of financial institutions with respect to environmental issues. Besides being responsible under such statutes for its own conduct, a bank also may be held liable under certain circumstances for actions of borrowers or other third parties on properties that collateralize loans held by the bank. Such potential liability may far exceed the original amount of the loan made by the bank. Currently, Montour Bank is not a party to any pending legal proceedings under any environmental statute nor is Montour Bank aware of any circumstances that may give rise to liability of Montour Bank under any such statute.

Regulatory Capital Requirements

         The following table presents Montour Bank's capital ratios at December 31, 1994.

                                                                  (In Thousands)

Tier I Capital . . . . . . . . . . . . . . . . . . . . . . . . . .   $ 3,864
Tier II Capital. . . . . . . . . . . . . . . . . . . . . . . . . .       376
Total Capital. . . . . . . . . . . . . . . . . . . . . . . . . . .     4,240

Adjusted Total Average Assets. . . . . . . . . . . . . . . . . . .    39,134
Total Adjusted Risk-Weighted Assets(1) . . . . . . . . . . . . . .    32,173

Tier I Risk-Based Capital Ratio(2) . . . . . . . . . . . . . . . .    12.01%
Required Tier I Risk-Based Capital Ratio . . . . . . . . . . . . .     4.00
Excess Tier I Risk-Based Capital Ratio . . . . . . . . . . . . . .     8.01

Total Risk-Based Capital Ratio(3). . . . . . . . . . . . . . . . .    13.18%
Required Total Risk-Based Capital Ratio. . . . . . . . . . . . . .     8.00
Excess Total Risk-Based Capital Ratio. . . . . . . . . . . . . . .     5.18

Tier I Leverage Ratio(4) . . . . . . . . . . . . . . . . . . . . .     9.87%
Required Tier I Leverage Ratio . . . . . . . . . . . . . . . . . .     3.00
Excess Tier I Leverage Ratio . . . . . . . . . . . . . . . . . . .     6.87
- ------------------------------
(1) Includes off-balance sheet items at credit-equivalent values less intangible assets.

(2) Tier I Risk-Based Capital Ratio is defined as the ratio of Tier I Capital to Total Adjusted Risk-Weighted Assets.

(3) Total Risk-Based Capital Ratio is defined as the ratio of Tier I and Tier II Capital to Total Adjusted Risk-Weighted Assets.

(4) Tier I Leverage Ratio is defined as the ratio of Tier I Capital to Adjusted Total Average Assets.

    Montour Bank was required to implement, on January 1, 1994, Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FASB 115"). For regulatory capital reporting purposes, FASB 115 changed the composition of stockholders' equity in financial statements prepared in accordance with generally accepted accounting principles by including as a separate component of equity the amount of net unrealized holding gains or losses on debt and equity securities that are deemed to be available-for-sale. The implementation of FASB 115 did not have a material effect during 1994 on the regulatory capital ratios of Montour Bank.

    Effective January 27, 1995, the FDIC has issued a final rule with respect to the implementation of FASB 115 for regulatory capital reporting purposes. Under this final rule, net unrealized holding losses on available-for-sale equity securities (but not debt securities) with readily determinable fair values will be included (i.e., deducted) when calculating Montour Bank Tier 1 capital. All other unrealized holding gains and losses on available-for-sale securities will be excluded (i.e., not deducted) from Montour Bank's Tier 1 capital. Based upon the composition of Montour Bank's investment portfolio as of December 31, 1994, such final rule will have no material effect on Montour Bank's Tier 1 capital.

    Montour Bank's ability to maintain the required levels of capital is substantially dependent upon the success of Montour Bank's capital and business plans; the impact of future economic events on Montour Bank loan customers; and Montour Bank's ability to manage its interest rate risk and investment portfolio and control its growth and other operating expenses.

                    MONTOUR BANK MARKET PRICES AND DIVIDENDS

Montour Bank Common Stock Prices and Common Stock Dividends

    There is no established public trading market for Montour Bank Common Stock. Occasionally, individuals sell and buy shares of the Montour Bank Common Stock in privately negotiated transactions. Montour Bank acts as its own transfer agent and keeps its own stock transfer ledger. According to such ledger, the following number of shares were transferred during the years indicated:

Year                              Number of Shares Transferred
- ----                              ----------------------------
1992                                          4900
1993                                        14,600
1994                                        48,997

    The lowest and highest prices per share known by the management of Montour Bank for the above years were between $8.00 and $10.00 per share, respectively. These prices may or may not include any mark-up, mark-down or commission.

    On January 10, 1995, the last business day preceding public announcement of the Merger, the last known stock price was $10.00 per share.

    As of March 31, 1995, there were 203 holders of record of Montour Bank Common Stock.

Dividend Restrictions on Montour Bank

    Any future dividends of Montour Bank are subject to certain regulatory considerations and the discretion of its Board of Directors and will depend upon a number of factors, including operating results, financial conditions and general business conditions. The shareholders are entitled to receive dividends, as and when declared by the Board of Directors of Montour Bank, out of funds legally available therefor, subject to the restrictions set forth in the Pennsylvania Banking Code of 1965 (the "Pennsylvania Banking Code") and the Federal Deposit Insurance Act.

    The Pennsylvania Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings and that, prior to the declaration of any dividend, if the surplus of Montour Bank is less than the amount of its capital, Montour Bank shall, until surplus is equal to such amount, transfer to surplus an amount which is at least 10% of the net earnings of Montour Bank for the period since the end of the last fiscal year or for any shorter period since the declaration of a dividend. If the surplus of Montour Bank is less than 50% of the amount of capital, no dividend may be declared or paid without the prior approval of the Department until such surplus is equal to 50% of Montour Bank's capital.

    The Federal Deposit Insurance Act generally prohibits all payments of dividends by any bank which is in default on any assessment for deposit insurance premium to the FDIC.

    As of December 31, 1994, there were no funds available at Montour Bank that could be paid as a dividend to shareholders under current Pennsylvania law.

                      MONTOUR BANK SELECTED FINANCIAL DATA

The following selected financial data, as of December 31, 1994, 1993, 1992, 1991, and 1990 and for the years then ended have been derived from the financial statements of Montour Bank. The financial statements as of December 31, 1994 and 1993 and for the two-year period ended December 31, 1994, included elsewhere herein, have been audited by J.H. Williams & Co., independent public accountants. Average balance and ratio information presented have not been audited. The information set forth below should be read in conjunction with the consolidated financial statements of Montour Bank, including the related notes thereto included elsewhere herein.

Five-Year Financial Summary

BALANCE SHEET INFORMATION                       1994         1993        1992       1991        1990
at December 31                                 -------------------------------------------------------
                                                   (In thousands of dollars, except share data)
    Assets................................... $ 41,013    $ 29,489    $ 18,938    $ 13,941    $  7,754
    Deposits.................................   36,081      25,937      15,468      10,340       3,894
    Loans, net...............................   32,277      24,434      13,876       8,635       3,157
    Investment securities....................    4,941       2,339       2,281       2,947       1,105
    Shareholders' equity.....................    3,865       3,401       3,342       3,496       3,814
    Number of shares outstanding - common....  418,080     417,580     417,580     417,580     417,580

INCOME STATEMENT INFORMATION
Years Ended December 31
   Total interest income..................... $  2,594    $  1,841    $  1,311    $    897    $    371
   Net interest income.......................    1,222         906         619         420         273
   Provision for loan losses.................       76         121          81          83          32
   Income before income taxes................      331          60       (154)       (318)       (263)
   Income tax expense........................    (127)           0           0           0           0
   Net income................................      458          60        (155)       (318)       (263)

PER COMMON SHARE DATA*
    Net income............................... $   1.10    $   0.14    $  (0.37)   $  (0.76)   $  (0.63)

                                FINANCIAL RATIOS

                                                1994         1993        1992       1991        1990
                                               --------------------------------------------------------
Return on average equity.....................    12.82%       1.79%      -4.55%      -8.68%      -7.22%
Return on average assets ....................     1.27        0.25       -0.95       -2.92       -5.21
Average equity to average assets ............     9.88       13.71       20.95       33.66       72.13

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                   AND RESULTS OF OPERATIONS OF MONTOUR BANK

                              FINANCIAL CONDITION

Montour Bank was founded in 1989 as a financial intermediary specializing in consumer auto loans and therefore its financial condition should be viewed in terms of trends in its uses and sources of funds. The following table depicts average balances, the dollar change and percentage change for the past two years.

                      Changes in Uses and Sources of Funds
                                ($ in thousands)

                                            1994     Increase(Decrease)   1993     Increase(Decrease)    1992
                                           Average   ------------------  Average   ------------------   Average
                                           Balance    Amount      %      Balance     Amount      %      Balance
                                           -------    ------   --------  -------    -------    ------   -------
        Funding Uses:
Loans                                      $29,613   $10,077    51.6%    $19,536   $ 8,038    69.9%    $11,498
Investment securities                        3,125       433    16.1%      2,692        85     3.3%      2,607
Interest bearing deposits and other            260       127    95.5%        133      (44)  (24.9%)        177
Federal funds sold                           1,670       239    16.7%      1,431        66     4.8%      1,365
                                           -------   -------   ------    -------   -------   ------    -------
    Total interest earning assets           34,668    10,876    45.7%     23,792     8,145    52.1%     15,647
Non-interest earning assets                  1,846       945   104.9%        901       415    85.4%        486
Less: Allowance for loan losses               (345)     (102)    42.0%      (243)      (96)    65.3%      (147)
                                           -------   -------   ------    -------   -------   ------    -------
    Total uses                             $36,169   $11,719    47.9%    $24,450   $ 8,464    52.9%    $15,986
                                           =======   =======   ======    =======   =======   ======    =======
       Funding Sources:
Interest bearing demand deposits           $ 3,894   $   490    14.4%    $ 3,404   $ 1,444    73.7%    $ 1,960
Savings deposits                             1,553        43     2.8%      1,510     1,167   340.2%        343
Time deposits                               25,108     9,897    65.1%     15,211     5,339    54.1%      9,872
Other                                          638       638     0.0%          0         0     0.0%          0
                                           -------   -------   ------    -------   -------   ------    -------
    Total interest bearing liabilities      31,193    11,068    55.0%     20,125     7,950    65.3%     12,175
Demand deposits                              1,192       356    42.6%        836       246    41.7%        590
Other liabilities                              211        74    54.0%        137        34    33.0%        103
Shareholders' equity                         3,573       221     6.6%      3,352      (59)   (1.7%)      3,411
                                           -------   -------   ------    -------   -------   ------    -------
    Total sources                          $36,169   $11,719    47.9%    $24,450   $ 8,171    50.2%    $16,279
                                           -------   -------   ------    -------   -------   ------    -------

                                     ASSETS

Total assets during 1994 averaged $36,169,000, an increase of $11,719,000 or 47.9% above the $24,450,000 average in 1993. The 1993 average was an increase of $8,171,000 or 50.2% compared to 1992 when total assets averaged $16,279,000. Average earning assets as a percent of average total assets was 95.85% in 1994, 97.31% in 1993 and 96.12% in 1992.

As of December 31, 1994, total assets were $41,013,000, as compared to December 31, 1993, when assets totaled $29,489,000, representing an increase of $11,524,000, or 39.1%.

                                     LOANS

Total loans, net of unearned income, averaged $29,613,000 in 1994, $19,536,000 in 1993, and $11,498,000 in 1992. Montour Bank's loan growth in 1994 was primarily in the consumer loan area, accounting for $8,000,000. The growth in the consumer loan area can be attributed to the interest rate environment and the aggressive nature management has taken towards consumer auto lending. The loan portfolio has grown in dramatic fashion, with an increase of $10,077,000, or 51.6%, in 1994 compared to an increase of $8,038,000, or 69.9%, in 1993 and an increase of $5,575,000, or 94.1%, in 1992.

As of December 31, 1994, total loans were $32,653,000, as compared to December 31, 1993, when loans totaled $24,742,000, representing an increase of $7,911,000, or 32.4%. As of December 31, 1992, loans were $14,064,000.

                           DISTRIBUTION OF LOAN TYPES

The following is a breakdown as to what percent each major loan category is to total loans.

                                                               Year Ended December 31,
                                               ------------------------------------------------------
                                               1994         1993        1992         1991        1990
                                               ----         ----        ----         ----        ----
Commercial, Financial and Agricultural ....   10.19%       11.40%      13.61%       17.33%      12.88%
Real Estate, Construction .................    1.11%        2.07%       2.34%        1.62%       3.33%
Real Estate, Mortgage .....................   25.71%       26.65%      46.03%       50.52%      65.66%
Installment, Net ..........................   62.99%       59.88%      38.02%       30.53%      18.13%
                                             ------       ------      ------       ------      ------
                                             100.00%      100.00%     100.00%      100.00%     100.00%
                                             ======       ======      ======       ======      ======

                        RISK ELEMENTS OF LOAN PORTFOLIO

The table below presents information concerning nonperforming assets, including non-accrual loans and loans 90 days past due. At December 31, 1994, nonperforming loans as a percentage of the allowance for loan losses was 7.18% compared to 11.07% at December 31, 1993. As a percentage of year-end loans, nonperforming loans were 0.08% and 0.13% for 1994 and 1993, respectively (Amounts in Thousands).

                                                                    December 31,
                                             ---------------------------------------------------------
                                                1994         1993        1992         1991        1990
                                             -------        -----       -----        -----       -----
Non-accrual................................       27            0           0           10           0
Accruing Loans 90 Days Past Due............        0           34           7            0           0
Restructued................................        0            0           0            0           0
                                             -------        -----       -----        -----       -----
                                                  27           34           7           10           0
                                             =======        =====       =====        =====       =====


The Bank places all loans on a non-accrual status when collection of principal is in doubt, or when interest is 90 days past due, unless the loan is secured and in the process of collection.

                             INVESTMENT SECURITIES

Investment securities averaged $3,125,000 in 1994, $2,692,000 in 1993 and $2,607,000 in 1992. All debt investment securities are classified as held to maturity at the time of purchase. In 1994 average holdings of U.S. Treasury securities increased $549,000 or 71.4%, U.S. Government agencies increased $426,000 or 43.6%.

The table below presents the value of investment securities for each of the past three years.

                                                              December 31,
                                              --------------------------------------
                                               1994             1993            1992
                                              ------          ------          ------
U.S Treasury Securities...................    $1,326            $825            $316
U.S Government Agency Securities..........     3,339             808           1,140
Other Corporate Bonds and Stock...........       276             706             825
                                              ------          ------          ------
   Total Securities.......................    $4,941          $2,339          $2,281
                                              ======          ======          ======




                               OTHER INVESTMENTS

Other investments, which include time deposits with banks and federal funds sold, averaged $1,930,000 in 1994, $1,564,000 in 1993 and $1,542,000 in 1992.
These investments were purchased with liquidity in mind and relatively good yields.

                                    DEPOSITS

Total deposits averaged $31,747,000 in 1994, an increase of $10,786,000 or 51.5% over the 1993 average of $20,961,000. 1993 showed an increase of $8,196,000 or 64.2% compared to the 1992 average of $12,765,000. In 1994 average deposits reflected increases in all transaction accounts, with a dramatic 65.1% increase in time deposits.

At year end, total deposits increased $10,144,000 or 39.1% to $36,081,000 in 1994 compared to an increase of $10,469,000 or 67.7% to $25,937,000 in 1993 and an increase of $5,128,000 or 49.6% to $15,468,000 in 1992.

Short-term time deposits were the primary source of deposit growth in 1994. Time deposits on average grew $9,897,000 or 65.1%. The increase in time deposit money funded the growth in loans.

The table below provides information on the average amount of, and average rate paid on the deposit categories indicated for each of the last three years (Amounts in Thousands).

                                                                    December 31,
                                          --------------------------------------------------------------
                                                 1994                   1993                   1992
                                          -----------------      -----------------      ----------------
                                          Amount      Rate       Amount      Rate       Amount      Rate
                                          ------      -----      ------      ----       ------      ----
Non-Interest Bearing Deposits...........  $1,192                   $836                   $590
Interest Bearing Deposits
   Demand and Money Market Deposits.....   3,894      3.06%       3,404      3.67%       1,960       4.29%
   Savings Deposits.....................   1,553      2.96%       1,510      3.71%         343       4.08%
   Time Deposits........................  25,108      4.68%      15,211      4.96%       9,872       6.02%
                                         -------                -------                -------
      Total............................. $31,747                $20,961                $12,765
                                         =======                =======                =======


                              SHAREHOLDERS' EQUITY

Total shareholders' equity at December 31, 1994, was $3,865,000. This represents an increase of $464,000 or 13.6% over the 1993 amount of $3,401,000. In 1992 shareholders' equity was $3,342,000.

The ratio of average equity to average assets was 9.88% in 1994, 13.71% in 1993 and 20.95% in 1992.

Federal banking regulators have established capital adequacy requirement for banks based on risk factors. All banks are required to have a minimum of 4% of risk adjusted assets in Tier 1 capital and 8% of risk adjusted assets in total capital (Tier I and Tier II capital). As of December 31, 1994, Montour Bank's Tier I capital ratio was 12.01% and its total capital ratio was 13.18%.

Return on average assets and equity was 1.27% and 12.82%, respectively, in 1994 as compared to 0.25% and 1.79% in 1993 and -0.95% and -4.55% in 1992.

                                   LIQUIDITY

Liquidity refers to the ability of the Bank to satisfy the financial needs of its depositors and borrowers. Liquidity can be provided by the sale or maturity of assets or by the acquisition of additional funds in the form of deposits or other borrowings such as federal funds purchased or the use of the Federal Reserve Discount Window.

A measure of liquidity is the average loan to deposit ratio. This ratio was 93.3% and 93.2% at December 31, 1994 and 1993, respectively.

Cash and due from banks are managed to their lowest possible levels. Cash on hand is available to handle normal customer needs, and due from banks is managed at target levels to reimburse correspondents for services rendered.

                     OVERVIEW OF THE SUMMARY OF OPERATIONS

For the year 1994, the Bank's net income was a record $458,119. This represents an increase of $398,318 or 666.07% compared to the net income of $59,801 earned in 1993. In 1993, net income increased $214,236 from a loss in 1992 of $154,435, primarily as a result of increased loan activity. In 1992, net income increased $163,107 from a loss of $317,542 in 1991.

Net interest income increased $315,203 in 1994, while total non-interest income decreased $6,080. In 1993, net interest income increased $287,781, while non-interest income increased $10,235. In 1992, non-interest income increased $1,556, while net interest income increased $199,006.

The provision for possible loan losses decreased $44,608 in 1994 to $76,092, increased $40,150 in 1993 to $120,700 and decreased $2,150 in 1992 to $80,550.
Non-interest expense increased $82,167 or 10.9% in 1994, while the increase was $43,630 or 6.15% in 1993 and $39,605 or 5.91% in 1992.

                              NET INTEREST INCOME

Net interest income is the amount by which interest income on earning assets exceeds interest paid on interest bearing liabilities.

Interest income amounted to $2,593,719 for the year 1994 as compared to $1,841,376 in 1993 and $1,310,977 in 1992. The increase in interest income in each of these years is attributed to the dramatic loan growth. Of the $753,000 increase in interest income in 1994, $679,000 or 90% of the increase can be traced to the loan area, where average balances increased by $10,077,000. While average yield on loans decreased by 54 basis points from 8.34% in 1993 to 7.80% in 1994, causing a reduction in income of $111,000, the large increase in volumes contributed $790,000.

Similarly, in 1993, average loans increased by $8,038,000, or 70%, resulting in a $559,000 increase in interest income, while income from other earning assets in aggregate declined by $29,000.

The gross yield on earning assets comparing 1994 with 1993 decreased 26 basis points from 7.74% to 7.48%. The gross yield in 1992 amounted to 8.38%.

Interest expense increased $437,141 or 46.76% to $1,371,936 in 1994 compared to an increase of $242,617 or 35.05% to $934,795 in 1993 and an increase of $215,015 or 45.06% to $692,178 in 1992. The 1994 increase in interest expense is primarily a result of significant growth in average time deposits, which grew by $9,897,000, or 65%. As the interest bearing deposits were growing, the average rates were showing a decline. The cost of interest bearing liabilities during 1994 when compared to 1993 decreased 25 basis points from 4.65% to 4.40%. The deposit growth in 1993 was also very strong with interest bearing demand deposits growing 74%, savings deposits growing 340% and time deposits growing by 54%. This occurred during a time when general market rates were declining, resulting in increased interest expense of only $243,000, representing a decrease in average rates paid of 103 basis points. The total cost of interest bearing liabilities in 1992 was 5.68%. Average interest bearing liabilities in total increased to $31,193,000 in 1994 compared to $20,125,000 in 1993 and $12,175,000 in 1992.

Net interest income was $1,222,000 in 1994, an increase of $316,000 or 34.88% from 1993. The change was a result of an increase of $314,000 due to favorable volume and mix changes and an increase of $2,000 due to interest rate effects. Net yield on interest earning assets decreased 29 basis points to 3.52% in 1994 from 3.81% in 1993.

In total, net interest income in 1993 was $906,000, or 46% greater than in 1992 when net interest income was $619,000. Net yield on earning assets in 1993 was 3.81% or 15 basis points less than in 1992.

                NET INTEREST INCOME, AVERAGE BALANCES, AND RATES

The following tables show average asset and liability balances, average interest rates and interest income and expenses for the three years ended December 31, 1994 (Amounts in Thousands).

                                           1994                         1993                         1992
                                -------------------------   -------------------------    -------------------------
                                Average            Yield/   Average            Yield/    Average            Yield/
                                Balance   Interest  Rate    Balance   Interest  Rate     Balance   Interest  Rate
                                -------   -------- ------   -------   -------- ------    -------   -------- ------
ASSETS

Interest Earning Assets

  Loans........................  $29,613   $2,309   7.80%    $19,536   $1,630   8.34%     $11,498   $1,071   9.31%
  Investment Securities........    3,125      200   6.40%      2,692      165   6.13%       2,607      185   7.10%
  Interest Bearing
   Deposits/Other..............      260       12   4.62%        133        4   3.01%         177       11   6.21%
  Federal Funds Sold...........    1,670       73   4.37%      1,431       42   2.94%       1,365       44   3.22%
                                 -------   ------  ------    -------   ------  ------     -------   ------  ------
Total Interest Earning Assets..   34,668    2,594   7.48%     23,792    1,841   7.74%      15,647    1,311   8.38%

Non-interest Earning Assets

  Cash and Due from Banks......      637                         510                          393
  Allowance for Loan Losses....    (345)                       (243)                        (147)
  Premises and Equipment.......    1,004                         182                          197
  Other Assets.................      205                         209                          189
                                 -------                     -------                      -------
      Total....................  $36,169                     $24,450                      $16,279
                                 =======                     =======                      =======
LIABILITIES AND SHAREHOLDERS'
EQUITY
Interest Bearing Liabilities
  Interest Bearing Demand
    Deposits...................   $3,894      119   3.06%     $3,404      125   3.67%      $1,960       84   4.29%
  Savings Deposits.............    1,553       46   2.96%      1,510       56   3.71%         343       14   4.08%
  Time Deposits................   25,108    1,176   4.68%     15,211      754   4.96%       9,872      594   6.02%
  Other,including Short-term
   Borrowings, Long-term Debt,
   and other Liabilities.......      638       31   4.86%          0        0   0.00%           0        0   0.00%
                                 -------   ------  ------    -------   ------  ------     -------   ------  ------
Total Interest Bearing
  Liabilities..................   31,193    1,372   4.40%     20,125      935   4.65%      12,175      692   5.68%
                                           ------                      ------                       ------
Non-interest Bearing Liabilities
  Demand Deposits..............    1,192                         836                          590
  Other........................      211                         137                          103
Shareholders' Equity...........    3,573                       3,352                        3,411
                                 -------                     -------                      -------
      Total....................  $36,169                     $24,450                      $16,279
                                 =======                     =======                      =======
Net Interest Income............            $1,222                      $  906                       $  619
                                           ======                      ======                       ======
Net Yield on Interest Earning
  Assets.......................                     3.52%                       3.81%                        3.96%
                                                   ======                      ======                       ======

                        VOLUME AND YIELD/RATE VARIANCES

The following table presents an analysis of year-to-year changes in net interest income segregated into amounts attributable to both volume and rate variances. The change in rate-volume is allocated proportionately to rate and volume based on the absolute dollar amount of each change. The changes in interest income and expenses are calculated independently for each line in the table (Amounts in Thousands).

                                    1994 Compared to 1993             1993 Compare to 1992
                                  Increase (Decrease) Due to       Increase (Decrease) Due to
                                  --------------------------       --------------------------
                                  Volume      Rate     Total        Volume     Rate     Total
                                  ------     -----     -----        ------     ----     -----
Interest Earning Assets
  Loans.........................     $790     ($111)     $679         $681    ($122)     $559
  Investment Securities.........       28         7        35            6      (26)      (20)
  Interest Bearing
    Deposits/Other..............        5         3         8           (2)      (5)       (7)

  Federal Funds Sold............        8        23        31            2       (4)       (2)
                                   ------    ------    ------       ------    -----     -----
Total Interest Earning Assets...      831       (78)      753          687     (157)      530

Interest Bearing Liabilities
  Interest Bearing Demand
    Deposits....................       17       (23)       (6)          54      (13)       41
  Savings Deposits..............        2       (12)      (10)          43       (1)       42
  Time Deposits.................      467       (45)      422          279     (119)      160
  Other,including Short-term
    Borrowings, Long-term Debt,
    and other Liabilities.......       31         0        31            0         0        0
Total Interest Bearing
    Liabilities.................      517       (80)      437          376     (133)      243
                                   ------    ------    ------       ------    -----     -----
Changes in Net Interest Income..      314         2       316          311      (24)      287
                                   ======    ======    =======      ======    =====     =====

                       PROVISION FOR POSSIBLE LOAN LOSSES

The provision for possible loan losses, which is an amount added to the allowance for possible loan losses, amounted to $76,092 in 1994 compared to $120,700 in 1993 and $80,550 in 1992. The increases in the three years were necessary due primarily to the dramatic loan growth. The allowance for loan losses as a ratio to net loans was 1.15% and 1.24% for December 31, 1994 and 1993, respectively.

                        SUMMARY OF LOAN LOSS EXPERIENCE

A summary of the changes in the allowance for possible loan losses for each of the past five years, including loan loss experience by major category, is presented below (Amounts in Thousands).

                                                                Year Ended December 31,
                                                ------------------------------------------------------
                                                1994         1993        1992         1991        1990
                                                ----         ----        ----         ----        ----
Balance at Beginning of Period...............   $307         $187        $112          $32
                                                ----         ----        ----         ----        ----
Charge-Offs
   Commercial, Financial and Agricultural
   Real Estate, Construction.................
   Real Estate, Mortgage.....................
   Installment, Net..........................   (10)          (2)        (16)          (3)
                                                ----         ----        ----         ----        ----
      Total Charge-Offs......................   (10)          (2)        (16)          (3)           0

Recoveries
   Commercial, Financial and Agricultural
   Real Estate, Construction.................
   Real Estate, Mortgage.....................
   Installment, Net..........................      3            1          10
                                                ----         ----        ----         ----        ----
      Total Recoveries.......................      3            1          10            0           0
                                                ----         ----        ----         ----        ----
Net Charge-Offs..............................    (7)          (1)         (6)          (3)           0
Provisions Charged to Operations.............     76          121          81           83          32
                                                ----         ----        ----         ----        ----

Balance at End of Period.....................   $376         $307        $187         $112         $32

                ALLOCATION OF ALLOWANCE FOR POSSIBLE LOAN LOSSES

The allowance for possible loan losses is established through charges to earnings in the form of a provision for possible loan losses. The amount charged to earnings is based on several factors which include, but are not limited to, the following: a continuing review of past due loans, non-accrual loans, and overall portfolio quality; regular examinations of the loan portfolio by bank regulatory agencies and independent accountants. In the opinion of management, the balance in the allowance account at December 31, 1994, is adequate for future losses, inherent in the current loan portfolio.

                  NON-INTEREST INCOME AND NON-INTEREST EXPENSE

Total non-interest income, made up primarily of deposit service fees, was $20,574 in 1994, representing a decrease of $6,080 or 22.66% compared to the $26,834 earned in 1993. The 1993 amount was an increase of $10,235 or 61.66% compared to the $16,599 earned in 1992. In 1992, the increase was $1,556 or 10.34%. As a percentage of average assets, non-interest income was 0.57% as compared to 1.10% in 1993.

Total non-interest expense, excluding the provision for possible loan losses, was $835,080, an increase of $82,167 or 10.91% in 1994. In 1993, the increase was $43,630 or 6.15% from 1992. The ratio of total non-interest expense to total average assets was 2.31% in 1994, 3.08% in 1993 and 4.36% in 1992.

Salaries and benefits increased $41,593 or 17.01% in 1994 as compared to a decrease of $2,581 or 1.04% in 1993. The 1994 increase is the result of an increase of staffing, along with the additional payroll benefits that would accompany this increase. Occupancy expense decreased due to the purchase of the bank building effective the first quarter of 1994. Prior to the purchase, the Bank leased the building, requiring an annual rental of $92,500 for the first five years. The Bank also leased computer hardware and software until November 1993, at which time the Bank bought out the lease. The total rental expense for operating leases for the years ended December 31, 1994 and 1993, is $23,151 and $35,708, respectively.

Other non-interest expenses increased $82,167 or 30.29% to $353,392 in 1994 compared to an increase of $27,337, or 11.21%, to $271,225 in 1993.

                                  INCOME TAXES

Income taxes for 1994 amounted to a tax benefit of $126,754 compared to no tax in 1993. As a result of the Bank's net operating loss carryforwards in 1994 and 1993, no current payable income tax is required. Effective January 1, 1993, the Bank adopted the Financial Accounting Standard Board Statement No. 109, "Accounting for Income Taxes," resulting in no impact on net income, since it resulted in deferred tax assets equal to deferred tax liabilities after providing for a valuation allowance which also occurred as of December 31, 1993. As required, the valuation allowance was redetermined at December 31, 1994, the effect of which is disclosed in Note 11 to the Financial Statements.

                   ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

The Financial Accounting Standard Board has issued Statement No. 114, "Accounting by Creditor for Impairment of a Loan," as amended by FAS No. 118, which is required to be adopted in 1995. This statement addresses the accounting by creditor for impairment of certain loans. It generally requires that impaired loans that are within the scope of the statement be measured based on the present value of expected future cash flows discounted at the loans' effective interest rates. The Bank intends to adopt the statements in the fiscal year beginning January 1, 1995. Implementation of these statements is not expected to have a material effect on the financial condition or results of operation on the bank.

                     ELECTION OF DIRECTORS OF MONTOUR BANK

    The Montour Bank has a classified Board of Directors with staggered 3-year terms of office. In a classified board, the directors are generally divided into separate classes of equal number. The terms of the separate classes expire in successive years. Thus, at each Annual Meeting of Shareholders, successors to the class of directors whose term then expires are elected to hold office for a term of three years, so that the office of one class expires each year. At the Annual Meeting Shareholders will elect four class B Directors.

Information as to Nominees, Directors and Executive Officers

    The following table contains certain information with respect to the nominees and the director(s) whose terms of office expire in 1995, 1996 and 1997, respectively.

                                Principal Occupation              Bank Director
Name                     Age    for Past Five Years                   Since
- ----                     ---    --------------------              -------------

Class A Directors Whose Term Expires In 1997

M. Ralph Campbell        67     President/CEO Community                1989
(1)(2)(3)(4)                    National Bank of Shamokin
                                until March 1987; presently
                                Chairman of the Montour Bank

George A. Park           67     Retired in 1988 as a Vice              1993
                                President and Regional
                                Manager for a Commercial
                                Bank; Since 1988, has been an
                                Administrative Assistant for
                                a Law Firm

Carol B. Houk            63     Owner of Womens and Childrens          1989
(5)(6)                          Specialty Stores

Francis C. Moyer         47     Vice President and Senior              1989
(1)(2)(3)(4)                    Lending Officer, First National
                                Bank of Danville until July 1989;
                                presently President and Chief
                                Executive Officer of the Bank

Larry A. Underkoffler    52     President/Phase One Graphic            1989
(2)                             Resources

                                Principal Occupation              Bank Director
Name                     Age    for Past Five Years                   Since
- ----                     ---    --------------------              -------------

Nominees for Class B Directors whose terms will expire in 1998 and Class B Directors Whose Term Expires In 1995

Pravin Gadani            44     Medical Doctor                         1990

James P. Garman          56     President, True-Built Door             1989
(2)(3)                          Units, Inc.

Thomas N. Mertz          54     Vice President/Treasurer               1989
(1)(3)(4)                       Danville Sales and Service, Inc.

Hasu P. Shah             50     Engineer                               1990

Class C Directors Whose Term Expires In 1996

William W. Campbell      70     Owner/Manager, Television              1989
(1)                             Sales/Service Business

Charles I. Keiter        72     Land Developer                         1989
(1)(2)

Richard J. Swope         67     Owner/Mohawk Flush Doors,              1990
(2)(4)                          Inc. (Presently Retired)
- ------------------------------
(1) Member of the Loan Committee. This Committee is comprised of the Chairman of the Board, the President and three (3) outside directors. This committee meets once a week if there are loans to consider or approve. This committee is authorized by the Board of Directors to approve loans up to $200,000. This committee met eight times in 1994.

(2) Member of the Executive and Asset and Liability Committee. This Committee is comprised of the Chairman of the Board, the President and five (5) outside directors. This committee is responsible for the Montour Bank's strategic planning and pricing of loans and deposits. The committee meets on an as needed basis. This committee met 11 times in 1994.

(3) Member of the Human Resources Committee. This Committee is comprised of the Chairman of the Board, the President and five (5) outside directors. This committee meets to review and discuss any personnel issues including employee compensation. This committee did not meet in 1994.

(4) Member of the Audit Committee. This Committee is comprised of the Chairman of the Board, the President and five (5) outside directors. This committee did not meet in 1994.

     Generally, in 1994, the Board of Directors met once a month. Each director received seventy-five dollars ($75.00) for each Board of Directors meeting that he or she attended. In addition, each director, other than M. Ralph Campbell, Chairman, and Francis C. Moyer, President and Chief Executive Officer, received fifty dollars ($50.00) for each committee meeting of the Montour Bank that he or she attended. During 1994, the Board of Directors of the Montour Bank held 37 meetings. In 1994, directors received $13,150 in the aggregate for attendance at Board Meetings and Committee Meetings of the Montour Bank.

     All of the directors, except Messrs. William Campbell, Gadani and Shah, attended at least seventy-five percent (75%) of the meetings of the Montour Bank's Board of Directors.

     The Montour Bank does not have a compensation or a nominating committee. A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the Secretary of the Montour Bank in accordance with Section 10.1 of the Montour Bank's By-laws.

Remuneration of Officers and Directors

     The following table sets forth all cash compensation for services in all capacities paid by the Montour Bank during 1994, (1) to each of the two most highly compensated executive officers of the Montour Bank and (2) to all officers and directors of the Montour Bank as a group:

                            CASH COMPENSATION TABLE

Name of Individual                    Capacities in                 Cash
or Number in Group                    which Served             Compensation(1)
- ------------------                    -------------            ---------------
Two (2) Most Highly                 Executive Officers            $101,950
Compensated Executive
Officers as a Group(2)

All Officers and Directors          Officers and Directors        $113,150
  as a Group (12 Directors,
4 Officers, 13 persons in total)

- ------------------------------
(1) Includes salaries and all fees to directors.

(2) These two (2) officers are: M. Ralph Campbell, Chairman of the Board and Francis C. Moyer, President and Chief Executive Officer.

Certain Transactions

    There have been no material transactions, proposed or consummated, between the Montour Bank and any director or executive officer of the Montour Bank, or any associate of the foregoing persons. The Montour Bank has had and intends to continue to have banking and financial transactions in the ordinary course of business with Directors and Officers of the Montour Bank and their associates on comparable terms and with similar interest rates as those prevailing from time to time for other customers of the Montour Bank. Total loans outstanding from the Montour Bank at December 31, 1994, to the Montour Bank's Officers and Directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $1,122,654 or 29.04% of the Montour Bank's total equity capital accounts. Such loans do not involve more than the normal risk of collectibility nor do they present other unfavorable features.

Retirement Plan

The Montour Bank has a defined contribution 401K retirement plan (the "Plan"). An employee who qualifies may elect to contribute into the Plan an amount up to 15% of his or her annual compensation. The Montour Bank contributes to each participating employee's account $.50 for each $1.00 contributed by an employee to a maximum aggregate amount equal to 2% of an employee's annual compensation. The Montour Bank's payments to the Plan in 1994 was $2,978.

Principal Officers of Montour Bank

    The following table sets forth selected information about the principal officers of the Montour Bank, each of whom is elected by the Board of Directors of the Montour Bank and each of whom holds office at the discretion of the Board of Directors of the Montour Bank:

                                                                                        Number
                                                                          Bank         of Shares         Age as of
                             Office/Position with           Held        Employee      Beneficially       March 31,
Name                         Bank                           Since         Since         Owned              1995
- ----                         --------------------           -----       --------      ------------       ---------
M. Ralph Campbell            Chairman of the Board          1989          1989         70,703(2)            67

Charles I. Keiter            Secretary                      1989           (1)        112,715(3)            72

James P. Garman              Treasurer                      1989           (1)         36,600(4)            56

Francis C. Moyer             President and Chief            1993          1989          2,000(5)            47
                             Executive Officer

- ------------------------------
(1) Messrs. Keiter and Garman are not employees of the Montour Bank.

(2) See footnote 7 above under the caption entitled "Beneficial Ownership of Officers, Directors and Nominees" for further information regarding Mr. Campbell's stockholdings.
(3) See footnote 13 above under the caption entitled "Beneficial Ownership of Officers, Directors and Nominees" for further information regarding Mr. Keiter's stockholdings.
(4) See footnote 9 above under the caption entitled "Beneficial Ownership of Officers, Directors and Nominees" for further information regarding Mr. Garman's stockholdings.
(5) See footnote 11 above under the caption entitled "Beneficial Ownership of Officers, Directors and Nominees" for further information regarding Mr. Moyer's stockholdings.

             BENEFICIAL OWNERSHIP OF MONTOUR BANK VOTING SECURITIES

Principal Owners

    The following table sets forth, as of March 31, 1995, the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner of five percent (5%) or more of the bank's outstanding Common Stock, the number of shares beneficially owned by such person and the percentage of the bank's outstanding Common Stock so owned.






                                                        Percent of Outstanding
                               Shares Beneficially          Common Stock
Name and Address                  Owned (1)(2)           Beneficially Owned
- ----------------               -------------------      ----------------------
M. Ralph Campbell                  70,703(3)                    11.86%
2 Primrose Court
Danville, PA  17821

William W. Campbell                31,000(4)                     5.20%
c/o Penn TV Sale & Service
735 Market Street
Sunbury, PA  17801

James P. Garman                    36,300(5)                     6.09%
RD #1, Box 69
Sunbury, PA  17801

Charles Keiter                    112,715(6)                    18.91%
R.D. #4, Box 282
Danville, PA  17821

Plumbers and Pipefitters           37,500(7)                     6.29%
Local 520 Benefit Fund
P.O. Box 6250
Harrisburg, PA  17112

- ------------------------------

(1) See footnote 1 below under the caption entitled "Beneficial Ownership of Officers, Directors and Nominees" for the definition of "beneficial ownership."
(2) See footnote 2 below under the caption entitled "Beneficial Ownership by Officers, Directors and Nominees."
(3) See footnote 7 below under the caption entitled "Beneficial Ownership of Officers, Directors and Nominees" for further information regarding Mr. Campbell's stockholdings.
(4) See footnote 8 below under the caption entitled "Beneficial Ownership of Officers, Directors and Nominees" for further information regarding Mr. Campbell's stockholdings.
(5) See footnote 9 below under the caption entitled "Beneficial Ownership of Officers, Directors and Nominees" for further information regarding Mr. Garman's stockholdings.
(6) See footnote 13 below under the caption entitled "Beneficial Ownership of Officers, Directors and Nominees" for further information regarding Mr. Keiter's stockholdings.
(7) The Plumbers and Pipefitters Local 520 Benefit Fund presently holds 30,000 shares or 7.18% of the outstanding common stock. The Plumbers and Pipefitters Local 520 Benefit Fund may, at any time up to February 28, 1995, purchase up to 7,500 shares of common stock pursuant to a stock warrant agreement. In calculating a tabulated percent of class, the 7,500 additional shares were added to shares of common stock held presently by The Plumbers and Pipefitters Local 520 Benefit Fund and to the total outstanding shares assuming all outstanding stock warrants were exercised. For further information, see footnote 19 below under the caption "Beneficial Ownership by Officers, Directors and Nominees."

Beneficial Ownership by Officers, Directors and Nominees

The following table sets forth as of March 31, 1995, the amount and percentage of the Common Stock of the bank beneficially owned by each director, each nominee and all officers and directors of the bank as a group.

    Name of Individual             Amount and Nature of            Percent
  Or Identity of Group           Beneficial Ownership(1)(2)     of Class(3)(19)
  --------------------           --------------------------     ---------------
M. Ralph Campbell(4)(7)                 70,703                       11.86%
William W. Campbell(6)(8)               31,000                        5.20%
Pravin Gadani(5)(17)                    11,500                        1.92%
James P. Garman(5)(9)                   36,600                        6.09%
Carol B. Houk(4)(14)                     6,000                        1.00%
Charles I. Keiter(6)(13)               112,715                       18.91%
Thomas N. Mertz(5)(10)                  13,000                        2.18%
Francis C. Moyer(4)(11)                  2,000                          --
George A. Park(4)(18)                      100                          --
Hasu P. Shah(5)(15)                      7,700                        1.29%
Richard J. Swope(6)(16)                 11,500                        1.92%
Larry A. Underkoffler(4)(12)            28,500                        4.78%

All Officers and Directors             331,318                       55.59%
as a Group (12 Directors,
4 Officers, 12 Persons
in total)

- ------------------------------
 (1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission as adopted by the Board of Governors of the Federal Reserve System and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after March 31, 1995. Beneficial ownership may be disclaimed as to certain of the securities.
 (2) Information furnished by the Directors and the bank.
 (3) Less than one percent (1%) unless otherwise indicated.
 (4) A Class A Director Whose Term Expires in 1994 and a nominee for a Class A Director whose term will expires in 1997.
 (5) A Class B Director Whose Term Expires in 1995.
 (6) A Class C Director Whose Term Expires in 1996.
 (7) Mr. M. Ralph Campbell holds presently 30,203 shares or 7.23% of the outstanding common stock. Mr. Campbell may, at any time up to February 28, 1997, purchase up to 40,500 shares of common stock pursuant to a stock warrant agreement. In calculating a tabulated percent of class, the 40,500 additional shares were added to shares of common stock held presently by Mr. Campbell and to the total outstanding shares assuming all outstanding warrants were exercised.
 (8) Mr. William W. Campbell holds presently 15,500 shares or 3.7% of the outstanding common stock. Mr. Campbell may, at any time up to February 28, 1997, purchase up to 15,500 shares of common stock pursuant to a stock warrant agreement. In calculating a tabulated percent of class, the 15,500 additional shares were added to shares of common stock held presently by Mr. Campbell and to the total outstanding shares assuming all outstanding warrants were exercised.
 (9) Mr. James P. Garman holds presently 19,500 shares or 4.66% of the outstanding common stock. Of the 19,500 shares presently held by Mr. Garman, 16,300 shares are held individually; and 1,600 shares are held for benefit of his wife and 1,600 shares are held for benefit of Mr. Garman by Merrill Lynch Pierce Fenner & Smith. Mr. James Garman may, at any time up to February 28, 1997, purchase up to 17,100 shares of common stock pursuant to a stock warrant agreement. In calculating a tabulated percent of class, the 17,100 additional shares were added to shares of common stock held presently by Mr. Garman and to the total outstanding shares assuming all outstanding warrants were exercised.
(10) Mr. Thomas N. Mertz holds presently 6,500 shares or 1.5% of the outstanding common stock. Of the 6,500 shares presently held by Mr. Mertz, 4,000 shares are owned individually and 2,500 shares are owned jointly with his spouse. Mr. Mertz may, at any time up to February 28, 1997, purchase up to 6,500 shares of common stock pursuant to a stock warrant agreement. In calculating a tabulated percent of class, the 6,500 additional shares were added to shares of common stock held presently by Mr. Mertz and to the total outstanding shares assuming all outstanding warrants were exercised.
(11) Mr. Francis C. Moyer holds presently 1,000 shares or less than 1% of the outstanding common stock. These shares are owned jointly with his spouse. Mr. Moyer may, at any time up to February 28, 1997, purchase up to 1,000 shares of common stock pursuant to a stock warrant agreement. In calculating a tabulated percent of class, the 1,000 additional shares were added to shares of common stock held presently by Mr. Moyer and to the total outstanding shares assuming all outstanding warrants were exercised.
(12) Mr. Larry A. Underkoffler holds presently 17,500 shares or 4.18% of the outstanding common stock. Mr. Underkoffler may, at any time up to February 28, 1997, purchase up to 11,000 shares of common stock pursuant to a stock warrant agreement. In calculating a tabulated percent of class, the 11,000 additional shares were added to shares of common stock held presently by Mr. Underkoffler and to the total outstanding shares assuming all outstanding warrants were exercised.
(13) Mr. Charles I. Keiter holds presently 65,090 shares or 15.58% of the outstanding common stock. Of the 65,090 shares presently held by Mr. Keiter, 3,500 shares are owned individually, 52,590 shares are owned jointly with his spouse and 9,000 shares are held by Legg Mason Wood Walker, Inc., as trustee and custodian for certain retirement plans of Charles I. Keiter. Mr. Keiter may, at any time up to February 28, 1997, purchase up to 47,625 shares of common stock pursuant to a stock warrant agreement. In calculating the tabulated percentage of class, the 47,625 additional shares were added to the shares of common stock presently held by Mr. Keiter and to the total outstanding shares assuming all outstanding warrants were exercised.
(14) Mrs. Carol B. Houk holds presently 3,000 shares or less than 1% of the outstanding common stock. Mrs. Houk may, at any time up to February 28, 1997, purchase up to 3,000 shares of common stock pursuant to a stock warrant agreement. In calculating a tabulated percent of class, the 3,000 additional shares were added to shares of common stock held presently by Mrs. Houk and to the total outstanding shares assuming all outstanding warrants were exercised.
(15) Mr. Hasu P. Shah holds presently 7,000 shares or 1.67% of the outstanding common stock. Of these shares, 5,000 shares are owned by him individually and 2,000 are owned jointly with his spouse. Mr. Shah may, at any time up to February 28, 1995, purchase up to 700 shares of common stock pursuant to a stock warrant agreement. In calculating a tabulated percent of class, the 700 additional shares were added to shares of common stock held presently by Mr. Shah and to the total outstanding shares assuming all outstanding warrants were exercised.
(16) Mr. Richard J. Swope holds presently 10,000 shares or 2.3% of the outstanding common stock. Mr. Swope may, at any time up to February 28, 1995, purchase up to 1,500 shares of common stock pursuant to a stock warrant agreement. In calculating a tabulated percent of class, the 1,500 additional shares were added to shares of common stock held presently by Mr. Swope and to the total outstanding shares assuming all outstanding warrants were exercised.

(17) Dr. Pravin Gadani holds presently 10,000 shares or 2.3% of the outstanding common stock. All of these shares are owned jointly with his spouse. Mr. Gadani may, at any time up to February 28, 1995, purchase up to 1,500 shares of common stock pursuant to a stock warrant agreement. In calculating a tabulated percent of class, the 1,500 additional shares were added to shares of common stock held presently by Mr. Gadani and to the total outstanding shares assuming all outstanding warrants were exercised.
(18) Mr. George A. Park holds these shares jointly with his spouse.
(19) The percent of class assumes all outstanding warrants have been exercised and therefore, on a pro forma basis, 595,945 shares of common stock would be outstanding. In satisfaction of a condition precedent to Montour's obligations under the Reorganization Agreement, Omega offered to purchase the Warrants for a purchase price of $2.00 per share of Montour Bank Common Stock issuable upon exercise of the Warrants. All holders of the Warrants have accepted Omega's offer and have agreed that the Warrants shall not be exercised or exercisable unless the Reorganization Agreement is terminated.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the ratification of the selection of J.H. Williams as the Bank's independent public accountants for its fiscal year ending December 31, 1995. The Bank has been advised by J.H. Williams that none of its members has any financial interest in the Bank. Ratification of J.H. Williams will require an affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting. J.H. Williams served as the Bank's independent public accountants for the Bank's 1994 fiscal year.

    In addition to performing customary audit services, J.H. Williams assisted the Bank with the preparation of its federal and state tax returns, and provided assistance in connection with regulatory matters, charging the Bank for such services at its customary hourly billing rates. These non-audit services were approved by the Bank's Board of Directors, after due consideration of the effect of the performance thereof on the independence of the accountants and after the conclusion by the Bank's Board of Directors that there was no effect on the independence of the accountants.

    In the event that the shareholders do not ratify the selection of J.H. Williams as the Bank's independent public accountants for the 1995 fiscal year, another accounting firm will be chosen to provide independent public accountant audit services for the 1995 fiscal year. The Board of Directors recommends that the shareholders vote FOR the ratification of the selection of J.H. Williams as the auditors for the Bank for the year ending December 31, 1995.

    It is understood that even if the selection of J.H. Williams is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Bank and its shareholders.

                         ADJOURNMENT OF ANNUAL MEETING

    In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the Merger Agreements at the time of the Montour Bank Annual Meeting, such proposal could not be approved unless the Montour Bank Annual Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by Montour Bank at the time of the Montour Bank Annual Meeting to be voted for such adjournment, if necessary, Montour Bank has submitted the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration. If the Annual Meeting is adjourned it will be adjourned only from day to day or for such longer periods not in excess of fifteen days each as may be directed by the shareholders present in person or by proxy at the meeting. A majority of the shares represented and voting at the Montour Bank Annual Meeting is required in order to approve any such adjournment. The Board of Directors of Montour Bank recommends that shareholders vote their proxies in favor of such adjournment so that their proxies may be used for such purposes in the event it should become necessary. Properly executed proxies will be voted in favor of any such adjournment unless otherwise indicated thereon. If it is necessary to adjourn the Montour Bank Annual Meeting, notice of the time and place of the adjourned meeting may be given by announcement at the meeting.

                                    EXPERTS

    The financial statements of Montour Bank as of December 31, 1992, 1993 and 1994 and for the years then ended included in this Proxy Statement-Prospectus have been audited by J.H. Williams & Co., independent public accountants, as stated in their report and have been included herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Omega Financial Corporation incorporated by reference to Omega Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report thereon incorporated by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Blank, Rome, Comisky & McCauley will render its opinion that the Omega Common Stock offered hereby will, when issued as contemplated herein, be validly issued, fully paid and non-assessable. Certain legal matters will be passed upon for Montour Bank by Schnader, Harrison, Segal & Lewis, Philadelphia and Harrisburg, Pennsylvania.

                 INDEX TO FINANCIAL STATEMENTS OF MONTOUR BANK

Report of Independent Public Accountants . . . . . . . . . . . . . . . .F-1

Balance Sheets as of
 December 31, 1994 and 1993. . . . . . . . . . . . . . . . . . . . . . .F-2

Statements of Income (Loss) for the Years Ended
 December 31, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . .F-3

Statements of Stockholders' Equity for
 the Years Ended December 31, 1994 and 1993. . . . . . . . . . . . . . .F-4

Statements of Cash Flows for
 the Years Ended December 31, 1994 and 1993. . . . . . . . . . . . . . .F-5

Notes to Financial Statements. . . . . . . . . . . . . . . . . . . . . .F-6

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders of Montour Bank
Danville, Pennsylvania

We have audited the accompanying balance sheets of Montour Bank as of December 31, 1994 and 1993, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Montour Bank as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As explained in Note 2 to the financial statements, effective January 1, 1993, the Bank changed its method of accounting for income taxes and effective January 1, 1994, the Bank changed its method of accounting for investments in debt and equity securities.

                                                   /s/ JH William & Co.
                                                   --------------------

Kingston, Pennsylvania
January 26, 1995

MONTOUR BANK
BALANCE SHEETS
DECEMBER 31, 1994 AND 1993
- ------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------
                                                                                    1994            1993
- -----------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks. . . . . . . . . . . . . . . . . . . . . . . . . . .    $   627,746     $   509,981
Interest-bearing deposits with other financial institutions. . . . . . . . .        239,482         293,343
Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,448,000       1,574,000
Investment securities:
    Securities available for sale, cost approximates fair value. . . . . . .        223,150               0
    Securities to be held to maturity, estimated fair value 1994,
       $4,600,394; 1993, $2,396,739. . . . . . . . . . . . . . . . . . . . .      4,717,781       2,339,054
Loans, net of unearned income. . . . . . . . . . . . . . . . . . . . . . . .     32,653,020      24,741,554
Allowance for loan losses. . . . . . . . . . . . . . . . . . . . . . . . . .        375,837         307,071
                                                                                -----------     -----------
    Net loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $32,277,183     $24,434,483
Premises and equipment, net. . . . . . . . . . . . . . . . . . . . . . . . .      1,157,698         173,499
Accrued interest receivable. . . . . . . . . . . . . . . . . . . . . . . . .        125,914          83,569
Other assets, net of valuation allowance of $0 in 1994 and
    $239,865 in 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . .        196,478          80,867
                                                                                -----------     -----------
     TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $41,013,432     $29,488,796
                                                                                ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
    Non-interest bearing . . . . . . . . . . . . . . . . . . . . . . . . . .    $ 1,572,339     $ 1,010,400
    Interest bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . .     34,508,970      24,926,393
                                                                                -----------     -----------
     Total Deposits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $36,081,309     $25,936,793
Long-term borrowings . . . . . . . . . . . . . . . . . . . . . . . . . . . .        850,000               0
Accrued interest and other expenses. . . . . . . . . . . . . . . . . . . . .        213,523         139,334
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          3,657          11,303
                                                                                -----------     -----------
     TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .    $37,148,489     $26,087,430
                                                                                ===========     ===========
STOCKHOLDERS' EQUITY
Preferred stock, par value $5.00 per share; authorized
    500,000 shares; no shares issued . . . . . . . . . . . . . . . . . . . .    $         0    $          0
Common stock, par value $5.00 per share; authorized 3,000,000 shares; issued and outstanding 418,080 shares 1994 and
    417,580 shares 1993. . . . . . . . . . . . . . . . . . . . . . . . . . .      2,090,400       2,087,900
Surplus. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,069,187       2,066,229
Deficit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (294,644)       (752,763)
                                                                                -----------     -----------
     TOTAL STOCKHOLDERS' EQUITY. . . . . . . . . . . . . . . . . . . . . . .    $ 3,864,943     $ 3,401,366
                                                                                -----------     -----------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . . . . . . . . . .    $41,013,432     $29,488,796
                                                                                ===========     ===========
- -----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

MONTOUR BANK
STATEMENTS OF INCOME
FOR YEARS ENDED DECEMBER 31, 1994 AND 1993
- ------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------
                                                                                    1994            1993
- -----------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and fees on loans . . . . . . . . . . . . . . . . . . . . . . . .      $ 2,308,620     $ 1,629,893
Interest and dividends on investment securities:
   Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          186,775         153,610
   Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           12,983          11,871
   Interest on federal funds sold. . . . . . . . . . . . . . . . . . . . .           73,301          41,746
   Interest on deposits in other financial institutions. . . . . . . . . .           12,040           4,256
                                                                                -----------     -----------
     TOTAL INTEREST INCOME . . . . . . . . . . . . . . . . . . . . . . . .      $ 2,593,719     $ 1,841,376
                                                                                -----------     -----------
INTEREST EXPENSE
Interest on deposits . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 1,340,772     $   934,795
Interest on long-term borrowings . . . . . . . . . . . . . . . . . . . . .           31,164               0
                                                                                -----------     -----------
     TOTAL INTEREST EXPENSE                                                     $ 1,371,936     $   934,795
                                                                                -----------     -----------
Net Interest income. . . . . . . . . . . . . . . . . . . . . . . . . . . .      $ 1,221,783     $   906,580
Provision for loan losses. . . . . . . . . . . . . . . . . . . . . . . . .           76,092         120,700
                                                                                -----------     -----------
     NET INTEREST INCOME AFTER PROVISION
        FOR LOAN LOSSES. . . . . . . . . . . . . . . . . . . . . . . . . .      $ 1,145,691     $   785,880
                                                                                -----------     -----------
NON-INTEREST INCOME
Service charges and fees . . . . . . . . . . . . . . . . . . . . . . . . .      $    12,502     $    16,540
Other income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            8,252          10,294
                                                                                -----------     -----------
     TOTAL NON-INTEREST INCOME . . . . . . . . . . . . . . . . . . . . . .      $    20,754     $    26,834
                                                                                -----------     -----------
NON-INTEREST EXPENSES
Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $   238,454     $   199,357
Employee benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . .           47,705          45,209
Occupancy expense, net . . . . . . . . . . . . . . . . . . . . . . . . . .           62,403         117,669
Furniture and equipment expense. . . . . . . . . . . . . . . . . . . . . .           70,224          80,004
FDIC insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           62,902          39,449
Other operating expenses . . . . . . . . . . . . . . . . . . . . . . . . .          353,392         271,225
                                                                                -----------     -----------
     TOTAL NON-INTEREST EXPENSES . . . . . . . . . . . . . . . . . . . . .      $   835,080     $   752,913
                                                                                -----------     -----------
Income before income taxes . . . . . . . . . . . . . . . . . . . . . . . .      $   331,365     $    59,801
Applicable income tax (benefit). . . . . . . . . . . . . . . . . . . . . .         (126,754)              0
                                                                                -----------     -----------
NET INCOME                                                                      $   458,119     $    59,801
                                                                                ===========     ===========
NET INCOME PER SHARE . . . . . . . . . . . . . . . . . . . . . . . . . . .      $      1.10     $       .14
                                                                                ===========     ===========
WEIGHTED AVERAGE SHARES OUTSTANDING. . . . . . . . . . . . . . . . . . . .      $   417,865     $   417,580
                                                                                ===========     ===========
- -----------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.
                                      F-3

MONTOUR BANK
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR YEARS ENDED DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------------------------
                                                      PREFERRED         COMMON
                                                        STOCK            STOCK        SURPLUS        DEFICIT         TOTAL
- -----------------------------------------------------------------------------------------------------------------------------
BALANCE, JANUARY 1, 1993 . . . . . . . . . . . . .  $           0     $2,087,900     $2,066,229     $(812,564)     $3,341,565
Net income . . . . . . . . . . . . . . . . . . . .              0              0              0        59,801          59,801
                                                    -------------     ----------     ----------     ---------      ----------
BALANCE, DECEMBER 31, 1993 . . . . . . . . . . . .  $           0     $2,087,900     $2,066,229     $(752,763)     $3,401,366
Stock warrants exercised, resulting in 500 shares
    issued . . . . . . . . . . . . . . . . . . . .              0          2,500          2,958             0           5,458
Net income . . . . . . . . . . . . . . . . . . . .              0              0              0       458,119         458,119
                                                    -------------     ----------     ----------     ---------      ----------
BALANCE, DECEMBER 31, 1994 . . . . . . . . . . . .  $           0     $2,090,400     $2,069,187     $(294,644)     $3,864,943
                                                    =============     ==========     ==========     =========      ==========
- -----------------------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.

MONTOUR BANK
STATEMENTS OF CASH FLOWS
FOR YEARS ENDED DECEMBER 31, 1994 AND 1993
- ------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------------------
                                                                                    1994            1993
- ------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Net income (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    458,119     $     59,801
Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
      Provision for loan losses. . . . . . . . . . . . . . . . . . . . . . . .        76,092          120,700
      Provision for depreciation and amortization. . . . . . . . . . . . . . .        75,631           44,161
      Premium amortization on investment securities. . . . . . . . . . . . . .        34,164           17,429
      Deferred income taxes (benefit). . . . . . . . . . . . . . . . . . . . .      (126,754)               0
      (Increase) decrease in accrued interest receivable . . . . . . . . . . .       (42,345)          (2,041)
      (Increase) decrease in other assets. . . . . . . . . . . . . . . . . . .       (11,174)         (26,405)
      Increase (decrease) in accrued interest and other expenses . . . . . . .        74,189           14,458
      Increase (decrease) in other liabilities . . . . . . . . . . . . . . . .        (7,646)           8,062
                                                                                ------------     ------------
     NET CASH USED BY OPERATING ACTIVITIES . . . . . . . . . . . . . . . . . .  $    530,276     $    236,165
                                                                                ------------     ------------
INVESTING ACTIVITIES
   Purchase of investment securities available for sale. . . . . . . . . . . .  $    (23,800)    $          0
   Proceeds from sales of investment securities available for sale . . . . . .        10,700                0
   Purchases of investment securities to be held to maturity . . . . . . . . .    (3,271,092)      (1,360,994)
   Proceeds from maturities of investment securities
      held to maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . .       648,151        1,285,496
   Net (increase) decrease in loans. . . . . . . . . . . . . . . . . . . . . .    (7,918,792)     (10,679,002)
   Purchases of premises and equipment . . . . . . . . . . . . . . . . . . . .    (1,037,513)          (8,981)
                                                                                ------------     ------------
     NET CASH USED IN INVESTING ACTIVITIES . . . . . . . . . . . . . . . . . .  $(11,592,346)    $(10,763,481)
                                                                                ------------     ------------
FINANCING ACTIVITIES
   Net increase (decrease) in deposits . . . . . . . . . . . . . . . . . . . .  $ 10,144,516     $ 10,468,343
   Proceeds from long-term borrowings. . . . . . . . . . . . . . . . . . . . .       850,000                0
   Proceeds from issuance of common stock. . . . . . . . . . . . . . . . . . .         5,458                0
                                                                                ------------     ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES . . . . . . . . . . . . . . . .  $ 10,999,974     $ 10,468,343
                                                                                ------------     ------------
     NET INCREASE (DECREASE) IN CASH AND
         CASH EQUIVALENTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  $    (62,096)    $    (58,973)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR . . . . . . . . . . . . . . . .     2,377,324        2,436,297
                                                                                ------------     ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR . . . . . . . . . . . . . . . . . . .  $  2,315,228     $  2,377,324
                                                                                ------------     ------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION
CASH PAID DURING THE YEAR FOR:
   Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  1,304,383     $    912,392
                                                                                ============     ============
- -------------------------------------------------------------------------------------------------------------

The accompanying notes are an integral part of these financial statements.
                                      F-5

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------



1.   GENERAL

          Montour Bank (the Bank) is a Pennsylvania state-chartered banking institution. The Bank was incorporated on June 27, 1989 and upon receiving a certificate of authority from the banking department, the Bank officially commenced banking business May 15, 1990.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to general practices within the banking industry. The more significant policies follow:

     INVESTMENT SECURITIES

          The Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" as required January 1, 1994. As a result of adopting Statement 115 the Bank classified investment securities into two categories: those to be held to maturity and those available for sale.

          The Bank has determined that all debt investment securities purchased during 1994 as well as those owned January 1, 1994 and December 31, 1994 were classified as held to maturity. The Bank holds only a limited amount of investment equity securities which could not be classified as held to maturity which are in the form of Federal Reserve Bank stock, Federal Home Loan Bank stock and Pennsylvania Independent Bank stock. Since these stocks are customarily redeemed at cost there was no unrealized gain or loss on these available for sale securities. Accordingly, there has been no impact on the Bank's financial position or results of operations as a result of implementing the change in accounting principle required by Statement 115.

          The classification of investment securities into categories held to maturity or available for sale is initially determined at the date the security is purchased and re-evaluated at each balance sheet date. Debt securities are classified as held to maturity when the Bank has the ability and positive intent to hold the securities to maturity. Investment securities held to maturity are carried at cost adjusted for amortization of premium and accretion of discount to maturity.

          Debt securities not classified as held to maturity and equity securities are included in the available for sale category and are carried at fair value and the amount of any unrealized gain or loss is reported as a separate component of Stockholders' Equity net of the effect of deferred income tax.

          Interest, dividends, amortization of premiums, and accretions of discounts are included in interest and dividends on investment securities for both classes of investment securities. The cost of investment securities sold, redeemed or matured is based on the specific identification method.

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------

     LOANS

          Loans are stated at face value, net of unearned income and the allowance for possible loan losses. The interest on real estate loans is accrued on the principal amount outstanding, primarily using a 360-day year. Interest on other loans is accrued on the principal amount outstanding, primarily on an actual day basis.

          Most non-refundable loan fees and certain direct costs are deferred and amortized over the life of the loans using the interest method. The amortization is reflected as an interest yield adjustment and the deferred portion of the net fees and costs is reflected as a part of the loan balances.

          Loans are placed on a non-accrual status when collection of principal is in doubt, or when interest is 90 days past due, unless the loan is well secured and in the process of collection. Classification of a loan as non-accrual is also considered when the financial position of the borrower is in a condition of significant deterioration. When loans are placed on non-accrual, any loan interest receivable is reversed as a charge against current earnings. Interest payments received on non-accrual loans are applied as a reduction of the principal balance of the loan.

     ALLOWANCE FOR LOAN LOSSES

          The provision for loan losses charged to operating expenses reflects the amount deemed appropriate by management to establish an adequate allowance for possible loan losses as it relates to the loan portfolio. Management makes regular assessments of the Bank's loans and other credit risks to determine the level of the allowance. Current economic conditions, deterioration in credit concentrations, or pledged collateral, and trends in portfolio volume, maturity, composition, delinquencies, nonaccruals, and other pertinent factors are considered in determining the adequacy of the allowance. In the opinion of management, the allowance for loan losses is adequate to absorb unforeseeable loan losses.

     PREMISES AND EQUIPMENT

          Premises and equipment are stated at cost less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Maintenance and minor repairs are charged to operations as incurred.

     ORGANIZATION EXPENSES

          Expenses incurred in organizing the Bank have been deferred and are included in other assets. The costs are amortized over 5 years on a straight-line basis commencing with the first month of operation as a Bank.

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------

     INCOME TAXES

          The Bank adopted Statement of Accounting Standards No. 109, "Accounting for Income Taxes" as required on January 1, 1993. As permitted in the Statement, prior year financial statements have not been restated to reflect the change in accounting method. Under this method deferred tax assets and liabilities are determined based on the differences between the financial statement and income tax bases of assets and liabilities measured by using the enacted tax rates and laws expected to be in effect when the timing differences are expected to reverse. Deferred tax expense or benefit is based on the difference between deferred tax asset or liability from period to period. The statement also provides criteria for recognition of deferred tax benefit for the effect of net operating loss carryforwards. Further, the Statement requires that a valuation allowance be provided in an amount sufficient to reduce deferred tax assets to the amount that is more likely than not to be realized and that the valuation allowance be re-evaluated at each financial reporting date.

          The effect of adopting Statement 109 January 1, 1993 resulted in no impact on net income since it resulted in deferred tax assets equal to deferred tax liabilities after providing for a valuation allowance which also occurred as of December 31, 1993. As required, the valuation allowance was redetermined at December 31, 1994 the effect of which is disclosed in
     Note 11 to the financial statements.

     NET INCOME (LOSS) PER SHARE

          Net income per share on common stock is calculated by dividing net income by the weighted number of shares of common stock outstanding.

     STATEMENTS OF CASH FLOWS

          For purposes of reporting cash flows, cash and cash equivalents include cash on hand and due from other banks, interest bearing deposits in other banks and federal funds sold. The Bank considers cash classified as interest bearing deposits with other banks as cash equivalent since they are represented by cash accounts essentially on a demand basis. Federal funds are also included as a cash equivalent since they are generally purchased and sold for one-day periods.

     REPORTING FORMAT

          Certain amounts in the financial statements of the prior period have been reclassified to conform with presentation used in the 1993 financial statements. Such classifications have no effect on the Bank's financial condition or net income.

3.   CHANGES IN ACCOUNTING STANDARDS

     STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 107

          In December 1991, the Financial Accounting Standards Board issued Statement No. 107. "Disclosures about Fair Value of Financial Instruments", which requires disclosure of the estimated fair value of financial instruments. The statement was effective beginning with December 1992 for

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------

     financial statements of calendar year entities, except those with total assets of less than $150 million. For those calendar year entities who meet the exception, the effective date shall be for financial statements ending December 31, 1995.

          The Bank's assets were less than $150 million at the measurement date and therefore is not required to provide these additional disclosures until December 31, 1995. Since Statement 107 requires only additional disclosure requirements, its adoption will not affect the financial position or results of operations of the Bank.

     STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS NO.'S 114 and 118

          In May, 1993, the Financial Accounting Standards Board issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan". Statement 114 requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or fair value of the collateral if the loan is collateral dependent.

          Statement 114 was amended in October, 1994 by issuance of Financial Accounting Standards Board Statement No. 118 "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure". Statement 118 amends Statement 114 to allow a creditor to use existing methods for recognizing income on an impaired loan and amends certain disclosure requirements of Statement 114 to require information about the recorded investment in certain impaired loans and related income recognition on those impaired loans.

          Statement 114, as amended by Statement 118, is effective for financial statements beginning after December 15, 1994. The Bank intends to adopt the Statements in its fiscal year beginning January 1, 1995. Implementation of these Statements are not expected to have a material effect on the financial condition or results of operations of the Bank.

4.   RESTRICTED CASH BALANCES

          Compensating cash balances are required to be maintained with the Federal Reserve Bank and correspondent banks as compensation for check clearing and other services. The required balances at December 31, 1994 totalled $257,000.00.

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------

5.  INVESTMENT SECURITIES

     The Bank adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" as required January 1, 1994. (See Note 2 to financial statements for explanation). The following is a summary of the investment securities by respective category:


                                                                -------AVAILABLE FOR SALE SECURITIES------
                                                                          GROSS            GROSS            ESTIMATED
                                                      AMORTIZED        UNREALIZED        UNREALIZED            FAIR
                                                        COST              GAINS            LOSSES              VALUE
                                                     ----------        ----------        ----------         ---------
DECEMBER 31, 1994:
Equity Securities
   FHLB stock. . . . . . . . . . . . . . . . . . . . $   88,500        $        0        $        0        $   88,500
   Federal Reserve stock . . . . . . . . . . . . . .    124,650                 0                 0           124,650
   Atlantic Central Bankers Bank stock . . . . . . .     10,000                 0                 0            10,000
                                                     ----------        ----------        ----------        ----------
Total. . . . . . . . . . . . . . . . . . . . . . . . $  223,150        $        0        $        0        $  223,150
                                                     ==========        ==========        ==========        ==========





                                                                --------HELD TO MATURITY SECURITIES-------
                                                                          GROSS            GROSS            ESTIMATED
                                                      AMORTIZED        UNREALIZED        UNREALIZED            FAIR
                                                        COST              GAINS            LOSSES              VALUE
                                                     ----------        ----------        ----------         ---------
DECEMBER 31, 1994:
U.S. Treasury securities:                            $1,326,308        $        0        $   14,822        $1,311,486
U.S. government corporations and
   agencies - mortgage-backed. . . . . . . . . .      3,339,037                34           102,282         3,236,789
Corporate debt securities. . . . . . . . . . . .         52,436                 0               317            52,119
                                                     ----------        ----------        ----------        ----------
Total. . . . . . . . . . . . . . . . . . . . . .     $4,717,781        $       34        $  117,421        $4,600,394
                                                     ==========        ==========        ==========        ==========




                                                                    -------INVESTMENT SECURITIES------
                                                                          GROSS            GROSS            ESTIMATED
                                                      AMORTIZED        UNREALIZED        UNREALIZED            FAIR
                                                        COST              GAINS            LOSSES              VALUE
                                                     ----------        ----------        ----------         ---------
DECEMBER 31, 1993:
U.S. Treasury securities . . . . . . . . . . . .     $  824,614        $   41,636        $        0        $  866,250
U.S. government corporations and
   agencies - mortgage-backed. . . . . . . . . .        807,587            13,119                 0           820,706
Corporate debt securities:
   Bonds and notes . . . . . . . . . . . . . . .        150,318               762                 0           151,080
   Asset-backed. . . . . . . . . . . . . . . . .        346,485             2,168                 0           348,653
                                                     ----------        ----------        ----------        ----------
Total debt securities. . . . . . . . . . . . . .     $2,129,004        $   57,685        $        0        $2,186,689
Equity securities. . . . . . . . . . . . . . . .        210,050                 0                 0           210,050
                                                     ----------        ----------        ----------        ----------
Total. . . . . . . . . . . . . . . . . . . . . .     $2,339,054        $   57,685        $        0        $2,396,739
                                                     ==========        ==========        ==========        ==========

     Since there were no public funds, trust funds or repurchase agreements individually by customer in excess of $100,000 held by the Bank at December 31, 1994 and 1993, the pledging of investment securities was not required.

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------


     The amortized cost and estimated fair value of investment securities, by contractual maturity, are shown below at December 31, 1994. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                   ----HELD TO MATURITY----     ----AVAILABLE FOR SALE----
                                                    AMORTIZED      ESTIMATED       AMORTIZED    ESTIMATED
                                                       COST        FAIR VALUE         COST      FAIR VALUE
                                                   ----------     -----------      ---------    ----------
Due in one year or less. . . . . . . . . . . . .   $  703,246     $  699,110        $      0     $      0
Due after one year through five years. . . . . .      363,013        352,494               0            0
Due after five years through ten years . . . . .      312,485        312,000               0            0
Due after ten years. . . . . . . . . . . . . . .            0              0         223,150      223,150
                                                   ----------     ----------        --------     --------
                                                   $1,378,744     $1,363,604        $223,150     $223,150
Mortgage-backed securities . . . . . . . . . . .    3,339,037      3,236,789               0            0
                                                   ----------     ----------        --------     --------
                                                   $4,717,781     $4,600,393        $223,150     $223,150
                                                   ==========     ==========        ========     ========

     There were no sales of debt securities in 1994 and 1993.

6.   LOANS

     Major classifications of loans at December 31, 1994 and 1993 consisted of:


                                                                                       1994          1993
                                                                                   -----------   -----------
Commercial and industrial. . . . . . . . . . . . . . . . . . . . . . . . .         $ 3,326,901   $ 2,821,670
Real estate - construction . . . . . . . . . . . . . . . . . . . . . . . .             361,354       513,276
Real estate - mortgage . . . . . . . . . . . . . . . . . . . . . . . . . .           8,394,333     6,593,175
Consumer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          23,107,470    16,623,284
                                                                                   -----------   -----------
Gross Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $35,190,058   $26,551,405
Add (deduct):
   Unearned income . . . . . . . . . . . . . . . . . . . . . . . . . . . .          (2,591,820)   (1,855,134)
   Unamortized loan fees and costs, net. . . . . . . . . . . . . . . . . .              54,782        45,283
                                                                                   -----------   -----------
Loans, net of unearned income. . . . . . . . . . . . . . . . . . . . . . .         $32,653,020   $24,741,554
                                                                                   ===========   ===========


MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------

     There were two loans on non-accrual status in the amount of $27,443 at December 31, 1994 and no such loans outstanding at December 31, 1993. The Bank has granted loans to bank directors, executive officers, their immediate families and to companies in which they own at least a 10% interest. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties. Such loans do not involve more than the normal risk of collectibility nor do they present other unfavorable features. Shown below is a summary of activity for these related party loans for the years ended:


                                                                                       1994          1993
                                                                                   -----------   -----------
Balance at January 1 . . . . . . . . . . . . . . . . . . . . . . . . . . .         $  816,397    $  806,134
New Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            985,533       342,872
Repayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           (675,428)     (332,610)
Other reductions for terminated employees. . . . . . . . . . . . . . . . .              3,848             0
                                                                                   ----------    ----------
Balance at December 31 . . . . . . . . . . . . . . . . . . . . . . . . . .         $1,122,654    $  816,396
                                                                                   ==========    ==========

     Changes in the allowance for loan losses for the years ended December 31, 1994 and 1993, were as follows:

                                                                                       1994          1993
                                                                                   -----------   -----------
Balance beginning of year. . . . . . . . . . . . . . . . . . . . . . . . .         $  307,071    $  187,361
Provision charged to operations. . . . . . . . . . . . . . . . . . . . . .             76,092       120,700
Loans charged off. . . . . . . . . . . . . . . . . . . . . . . . . . . . .            (10,053)       (1,685)
Recoveries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              2,727           695
                                                                                   ----------    ----------
Balance, end of year . . . . . . . . . . . . . . . . . . . . . . . . . . .         $  375,837    $  307,071
                                                                                   ==========    ==========

     As of December 31, 1994, there were no significant commitments to lend additional funds with respect to non-accrual and restructured loans.

7.   PREMISES AND EQUIPMENT

     The following is a summary of premises and equipment:

                                                                                       1994          1993
                                                                                   -----------   -----------
Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $   70,000    $        0
Building . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            883,838             0
Furniture and equipment. . . . . . . . . . . . . . . . . . . . . . . . . .            326,996       243,321
                                                                                   ----------    ----------
                                                                                   $1,280,834    $  243,321
Less:  Accumulated depreciation. . . . . . . . . . . . . . . . . . . . . .            123,136        69,822
                                                                                   ----------    ----------
                                                                                   $1,157,698    $  173,499
                                                                                   ==========    ==========

     The amount of depreciation for the years ended December 31, 1994 and 1993 was $53,314 and $21,844, respectively.

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------


8.   DEPOSITS

     Major classifications of deposits at December 31, 1994 and 1993 consisted of the following:


                                                                                       1994          1993
                                                                                   -----------   -----------
Demand - non-interest bearing. . . . . . . . . . . . . . . . . . . . . . .         $ 1,572,339    $ 1,010,400
Demand - interest bearing. . . . . . . . . . . . . . . . . . . . . . . . .             858,044        741,977
Savings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3,569,945      4,558,529
Time - under $100,000. . . . . . . . . . . . . . . . . . . . . . . . . . .          26,763,757     17,312,955
Time - $100,000 and over . . . . . . . . . . . . . . . . . . . . . . . . .           3,317,224      2,312,932
                                                                                   -----------    -----------
                                                                                   $36,081,309    $25,936,793
                                                                                   ===========    ===========

     Interest expense related to time deposits of $100,000 or more was $121,387 in 1994 and $101,848 in 1993.

     Shown below is a schedule summarizing classifications and remaining maturities of time deposits of $100,000 and over at December 31, 1994:

                                                                                CERTIFICATES
                                                                                 OF DEPOSIT
                                                                                -------------
Three months or less . . . . . . . . . . . . . . . . . . . . . . . . . . .      $  776,467
Over three months to six months. . . . . . . . . . . . . . . . . . . . . .         505,770
Over six to twelve months. . . . . . . . . . . . . . . . . . . . . . . . .       1,334,987
Over twelve months . . . . . . . . . . . . . . . . . . . . . . . . . . . .         700,000
                                                                                ----------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $3,317,224
                                                                                ==========

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------


9.   LONG-TERM BORROWINGS

     Long-term borrowings are comprised of advances from the Federal Home Loan Bank. Under terms of a blanket agreement, collateral for the loans are secured by certain qualifying assets of the Bank which consist principally of first mortgage loans.

     A schedule of long-term borrowings by maturity as of December 31, 1994 follows:

               MATURITY       INTEREST RATE       AMOUNT
               ----------     -------------    ----------
                 03-06-95         4.62%        $  425,000
                 03-06-96         5.22%           425,000
                                               ----------
                                               $  850,000
                                               ==========

10.   STOCKHOLDERS' EQUITY, STOCK OPTIONS AND STOCK PURCHASE AGREEMENTS

     In connection with its initial public offering in 1990 the Bank had also issued 139,600 stock purchase warrants to the organizers of the Bank and 38,765 stock purchase warrants to other stockholders. The warrants issued to the organizers are valid for seven years expiring February 28, 1997 and those warrants issued to others are valid for five years expiring February 28, 1995. Each warrant provides the owner the right to purchase a share of common stock at a cost of $10 per share. During 1994 a stockholder in the "other stockholder" category exercised his option and purchased 500 shares.

11.   INCOME TAXES

     The current and deferred components of the income tax provision (benefit) are as follows:

                                                                                       1994          1993
                                                                                   -----------   -----------
Federal
   Current . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         $        0    $        0
   Deferred (benefit). . . . . . . . . . . . . . . . . . . . . . . . . . .           (126,754)            0
                                                                                   ----------    ----------
Total provision (benefit) for income taxes . . . . . . . . . . . . . . . .         $ (126,754)   $        0
                                                                                   ==========    ==========

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------


     As a result of utilization of the Bank's net operating loss carryforwards in 1994 and 1993, no currently payable income tax is required. At December 31, 1994 the Bank had net operating loss carryforwards as follows:

                                      AMOUNT
                                    OF UNUSED               DATE OF
            YEAR ENDED               TAX LOSS              EXPIRATION
            ----------              ---------              ----------
          December 31, 1991         $   6,167          December 31, 2006
          December 31, 1992          $150,127          December 31, 2007

     Effective January 1, 1993, the Bank adopted Statement of Financial Accounting Standards No. 109 as more fully explained in Note 2 to Financial Statements which required the Bank to change its method of accounting for income taxes. Statement 109 was adopted on a prospective basis and amounts attributable to prior years were not required to be reflected or restated. Application of Statement 109 as of January 1, 1993 and December 31, 1993 resulted in no impact on net income after providing for a valuation allowance.

     The deferred tax assets and liabilities resulting from temporary timing differences including net operating loss carryforwards have been netted to reflect net deferred tax assets which are included in other assets in these financial statements. The components of the net deferred tax asset at December 31, 1994, December 31, 1993 and January 1, 1993 are as follows:

                                                           -----DECEMBER 31,-----          JANUARY 1,
                                                         -------------------------         ----------
                                                           1994              1993             1993
                                                         --------         --------          --------
Deferred tax assets:
   Net operating losses. . . . . . . . . . . . . . . . . $ 53,140         $170,919          $197,503
   Loan loss reserve . . . . . . . . . . . . . . . . . .  112,104           87,443            50,709
   De Nova bank start-up costs . . . . . . . . . . . . .    3,328           13,313            23,297
   Other . . . . . . . . . . . . . . . . . . . . . . . .        0                0               379
   Less valuation allowance. . . . . . . . . . . . . . .        0         (239,865)         (260,185)
                                                         --------         --------          --------
TOTAL                                                    $168,572         $ 31,810          $ 11,703
                                                         --------         --------          --------
Deferred tax liabilities:
   Loan origination fees and costs . . . . . . . . . . . $ 21,598         $ 16,414          $    161
   Depreciation. . . . . . . . . . . . . . . . . . . . .   20,220           15,396            11,542
                                                         --------         --------          --------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . $ 41,818         $ 31,810          $ 11,703
                                                         --------         --------          --------
Net deferred tax asset . . . . . . . . . . . . . . . . . $126,754         $      0          $      0
                                                         ========         ========          ========

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------


               A summary of deferred tax and other changes to the net deferred tax asset for the years ended December 31, 1994 and 1993 follows:


                                                                                       1994          1993
                                                                                   -----------   -----------
Net deferred tax asset, beginning of year. . . . . . . . . . . . . . . . .         $        0    $        0
Deferred tax (expense) benefit, operations . . . . . . . . . . . . . . . .            126,754             0
                                                                                   ----------    ----------
Net deferred tax asset, end of year. . . . . . . . . . . . . . . . . . . .         $  126,754    $        0
                                                                                   ==========    ==========


     It is anticipated that all tax assets as of December 31, 1994 will be realized, accordingly, no valuation allowance has been provided.

12.   EMPLOYEE BENEFIT PLAN

     The Bank adopted a defined contribution 401K retirement plan in the year 1991. Employees who qualify may elect to contribute a maximum of 15% of their compensation. The Bank will contribute $.50 for each $1.00 up to the first 2% that each employee contributes. The Bank's contribution to the plan for 1994 and 1993 was $2,978 and $3,336 respectively.

13.   LEASE AND OTHER COMMITMENTS

     Prior to the purchase the Bank leased the building from Ram U.Y.A. Investment Company, a partnership consisting of Martin Mariano and Anthony Rado, both of whom are stockholders of the Bank. Mr. Mariano was also a Bank Director through June 1992. The lease required an annual rental of $92,500 for the first five years of a twenty year lease with all expenses of operation and maintenance, excluding capital repairs and improvements, to be the responsibility of the Bank. The lease provided for rent increases at the end of each five year interval.

     The rent expense incurred with the building for the years ended December 31, 1994 and 1993 was $16,411 and $92,500 respectively.

     The Bank also leased computer hardware and software until November 1993, at which time the Bank bought out the lease. Various incidental office equipment is also leased under operating leases with terms renewable on an annual basis.

     The total rental expense for operating leases for the years ended December 31, 1994 and 1993 is $23,151 and $35,709, respectively.

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------

14.  REGULATORY MATTERS

     Regulatory authorities restrict the availability of surplus for payment of dividends. No dividends can be paid until such time that the Bank has accumulated net earnings.

     Federal regulations provide standards which require that U.S. banking organizations meet certain minimum capital ratios as a measure of capital adequacy. In general, the standards require banks to maintain capital based on "risk-adjusted" assets so that categories of assets with potentially higher credit risk will require more capital backing than assets with lower risk. In addition, banks are required to maintain capital to support, on a "risk-adjusted" basis, certain off-balance sheet activities such as loan commitments and letters of credit.

     The Federal Standards provide specific guidelines which classify Capital into two Tiers, referred to as Tier 1 and Tier 2. Under these guidelines the Bank's Tier 1 capital consists of common stockholders' equity and Tier 2 capital consists of the allowance for loan losses. Total qualifying capital consists of the total of Tier 1 capital plus Tier 2 capital with Tier 2 capital being limited to 100% of Tier 1 capital. At December 31, 1994, the Bank exceeded the minimum capital requirements as reflected in the following table:


                                                                                   MINIMUM
                                                                CALCULATED         STANDARD
                                                                  RATIOS            RATIOS
                                                                ----------         --------

Risk Based Ratios:
Tier 1 Capital to Risk-Weighted Assets . . . . . . . .           12.01%             4.00%
Total Qualifying Capital to Risk-Weighted Assets . . .           13.18%             8.00%

15. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of these instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and letters of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------


     The Bank may require collateral or other security to support financial instruments with off-balance-sheet credit risk:

                                                                                  CONTRACT OR
                                                                                NOTIONAL AMOUNT
                                                                            ---------------------
                                                                              1994           1993
                                                                            ----------    --------

Financial instruments whose contract amounts represent credit risk:
     Commitments to extend credit. . . . . . . . . . . . . . . . . . . . .  $2,330,000    $ 968,566
     Standby letters of credit . . . . . . . . . . . . . . . . . . . . . .  $   74,918    $       0

     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies but may include accounts receivable, securities, inventory, property, equipment and income-producing commercial properties.

     Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank may hold collateral supporting those commitments for which collateral is deemed necessary. There was no collateral held for those commitments at December 31, 1994.

     The Bank grants commercial, consumer and residential loans to customers within the state. It is management's opinion that the loan portfolio was balanced and diversified at December 31, 1994 and 1993 to the extent necessary to avoid any concentration of credit risk.

16.   SUBSEQUENT EVENT

     On January 11, 1995, Montour Bank entered into an Agreement and Plan of Reorganization and Plan of Merger with Omega Financial Corporation of State College, Pennsylvania ("Omega").

     Pursuant to these agreements, Omega will acquire all of the issued and outstanding shares of the common stock of Montour Bank in exchange for cash and/or Omega common stock. For each share of Montour Bank common stock held, a shareholder of Montour Bank will be able to select the exchange medium of: (1) one-half share of Omega common stock, (2) $12 cash or (3) a combination of Omega common stock and cash as set forth in (1) and (2) above. Moreover, current Montour bank warrantholders will receive $2 cash for every warrant that they hold.

MONTOUR BANK
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------

     The transaction is conditioned upon approval by the shareholders of Montour Bank and appropriate bank regulatory authorities. It is anticipated that the closing on this transaction will occur in the third quarter of 1995.

                                   APPENDIX A

                              AGREEMENT AND
                         PLAN OF REORGANIZATION
                         ----------------------

     AGREEMENT AND PLAN OF REORGANIZATION dated January 11, 1995 by and between Omega Financial Corporation ("Omega"), a Pennsylvania business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Holding Company Act"), and Montour Bank ("Montour"), a bank incorporated under the Pennsylvania Banking Code of 1965, as amended (the "PBC").

                               BACKGROUND
                               ----------

     The Boards of Directors of Omega and Montour have determined that the combination of their two companies through the merger described herein is in the best interests of the parties to this Agreement and their respective shareholders. Simultaneously with the execution and delivery of this Agreement, Montour has executed and delivered an agreement and plan of merger (the "Merger Agreement") providing for the merger of Montour into a newly formed banking subsidiary of Omega (hereafter called "NEWCO").

     NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions contained herein and subject to the satisfaction of the terms and conditions set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Omega and Montour agree as follows:

     1.   THE MERGER
          ----------

          Subject to the provisions of this Agreement and of the Merger Agreement, Montour will be merged with and into NEWCO on the Effective Date (as hereinafter defined) and NEWCO shall survive the merger and have its name changed to "Montour Bank". Omega agrees to issue, as of the Effective Date, certain shares of Omega common stock, par value $5.00 per share ("Omega Common Stock") for the outstanding shares of capital stock of Montour, and provide cash to NEWCO to pay for the remaining shares of Montour common stock, all as more fully provided in this Agreement and pursuant to the formula set forth in the Merger Agreement. Notwithstanding anything to the contrary contained in the Merger Agreement, if the Average Price (as hereafter defined) of Omega Common Stock is less than $20 for the 30 business day period ending on the fifteenth business day next preceding the Effective Date, this Agreement shall terminate and be of no further force or effect unless (a) the Montour Board of Directors waives this provision in writing or (b) Omega shall agree to provide sufficient additional shares of Omega Common Stock under the Merger Agreement so that the number of shares of Omega Common Stock received in exchange for two shares of Montour common stock equals $20 in market value (using the Average Price to determine such market value and subject to adjustment as provided in Section 2.4 of the Merger Agreement). "Average Price" as used herein shall refer to the mean average of the closing sale prices for Omega Common Stock (as quoted in the NASDAQ National Market System as reported by The Wall Street Journal) for the thirty business day period ending on the fifteenth business day next preceding the Effective Date.

     2.   EFFECTIVE DATE
          --------------

          Subject to the terms and conditions specified in this Agreement and the Merger Agreement, and upon satisfaction of all requirements of law, including, among other conditions, receipt of the approval of The Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Federal Deposit Insurance Corporation (the "FDIC") and the Department of Banking of the Commonwealth of Pennsylvania (the "Pennsylvania Department of Banking"), and the expiration of all waiting periods prescribed by law, the "Effective Date" shall occur at the time of the filing of the Articles of Merger of the Constituent Corporations, as defined in the Merger Agreement, with the Secretary of State of the Commonwealth of Pennsylvania or at the time specified in the Articles of Merger, whichever is later.

     3.   REPRESENTATIONS, WARRANTIES AND
          COVENANTS OF MONTOUR
          --------------------------------

          Montour represents, warrants and covenants to Omega and agrees as follows:

          3.1 Montour is a bank duly organized and validly existing under the PBC and the other laws of the Commonwealth of Pennsylvania. Montour has no subsidiaries. The deposits of Montour are insured pursuant to and in accordance with the Federal Deposit Insurance Act and Montour is a member of the Bank Insurance Fund. Except as set forth in Schedule 3.1 annexed to this Agreement, Montour is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction other than its jurisdiction of incorporation except where the failure to be so qualified and/or licensed to do business as a foreign corporation would not have a material adverse effect on Montour. Schedule 3.1 contains complete copies of the Articles or Certificate of Incorporation and Bylaws of Montour, as currently in effect. Montour does not own any equity interest, directly or indirectly, in any other company or control any other company, except for equity interests held in the investment portfolio of Montour. Except as set forth in Schedule 3.1, there are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by Montour with respect to any other entity's capital stock. Except as disclosed in Schedule 3.1, no person or "group" (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) is the beneficial owner of 5% or more of the outstanding shares of Montour Common Stock. The Montour Common Stock is not registered under Section 12 of the Securities Exchange Act of 1934.

          3.2 The authorized capital stock of Montour consists of 3,000,000 shares of Montour Common Stock and 500,000 shares of Preferred Stock, each of which shares have a par value of $5.00 per share. A total of 418,080 shares of Montour Common Stock have been validly issued and are outstanding and fully paid as of the date hereof, and there are no treasury shares as of the date hereof. No shares of Montour Preferred Stock are issued or outstanding. Except as set forth in Schedule 3.2, there are no outstanding subscriptions, Rights, options, warrants, calls, commitments or agreements to which Montour is a party or by which Montour may be bound, which relate to the issuance or sale by it of shares of Montour Common Stock or Montour Preferred Stock, except as contemplated by this Agreement or the Merger Agreement. The number of issued and outstanding shares of Montour Common Stock will be the same on the Effective Date as on the date hereof, except as this number may be affected by the exercise of Stock Purchase Warrants described in Schedule 3.2. No shares of Montour Preferred Stock will be outstanding on the Effective Date.

          3.3 (a) There have been delivered to Omega (a) the audited balance sheets of Montour as of December 31, 1993, December 31, 1992, and December 31, 1991, and the related statements of income, statements of cash flows and statements of changes in shareholders' equity together with related notes for the years then ended, and (b) the unaudited balance sheet of Montour as of December 31, 1994 and the related statements of income, statements of changes in shareholders' equity and statements of cash flow for the twelve-month period ended December 31, 1994 (collectively, the "Montour Financial Statements"). The Montour Financial Statements (i) are in accordance with the books and records of Montour, (ii) are true and correct in all material respects and fairly present the financial position, assets and liabilities, and results of operations of Montour at their respective dates and for the respective periods then ended and
(iii) have been prepared in accordance with generally accepted accounting principles consistently applied, subject in the case of interim statements to normal and recurring year-end adjustments. The Montour Financial Statements have been examined and reported upon by and/or reviewed by, as the case may be, J. H. Williams & Co., independent certified public accountants. J. H. Williams & Co. is "independent" with respect to Montour under the criteria established and applied by the Securities and Exchange Commission.

                 (b) Except as reflected, noted or adequately reserved against in the Montour Financial Statements, as of December 31, 1994, Montour did not have any liabilities (whether accrued, absolute, contingent or otherwise) which were required to be reflected, noted or reserved against in the Montour Financial Statements under generally accepted accounting principles or which are in any case or in the aggregate material.

          3.4 Except as set forth on Schedule 3.4 annexed to this Agreement: (a) Montour has filed all federal, state, city, county and local tax returns which are required to be filed by it and such returns are true and correct in all material respects; (b) Montour has paid all taxes required to be paid pursuant to such returns prior to the date of this Agreement or has established adequate reserves therefor; (c) Montour has not received any notice of any deficiencies or other assessments of tax, interest or penalties claimed to be owed by Montour; (d) no extensions of time with respect to any date on which any tax return was or is to be filed by Montour is in force and no waiver or agreement by Montour is in force for the extension of time for the assessment or payment of any tax; and (e) the statute of limitations with respect to any tax year still open has not been waived. Except as set forth in Schedule 3.4, the federal income tax returns of Montour have been examined by the Internal Revenue Service and all deficiencies and assessments of tax, interest and penalties made or proposed in connection therewith have been paid.

          3.5 Montour has good and marketable title to all its assets free and clear of all liens or other encumbrances other than (a) the liens or other encumbrances described in Schedule 3.5 annexed to this Agreement, or (b) such liens or other encumbrances shown in the Montour Financial Statements or the notes thereto, or (c) encumbrances or restrictions imposed by law, ordinances or regulations incidental to the usual and normal conduct of business or other imperfections of title or restrictions or encumbrances, incurred in the ordinary course of Montour's business, all of which, in the aggregate, do not materially adversely interfere with the present use of such property in Montour's business and with respect to any real estate which do not result in the inability to procure title insurance thereon at regular rates. With the foregoing exceptions and except as set forth in Schedule 3.5, no person owns any interest in any of the assets of Montour except as incidental to banking transactions entered into in the ordinary course of business.

          3.6 Except as set forth in Schedule 3.6 annexed to this Agreement, from December 31, 1994 to the date of this Agreement, there has been no material adverse change in the business or condition, financial or otherwise, of Montour. Except as set forth in Schedule 3.6, from December 31, 1994 to the date of this Agreement, Montour has not (i) incurred any indebtedness, liabilities (whether current, long term, fixed, contingent, liquidated, unliquidated, or otherwise) or obligations other than in the ordinary course of business consistent with past practice; (ii) declared or paid any dividends or made any distribution of any of its assets in kind or redeemed or repurchased any shares of its Common Stock or options or warrants to purchase Montour Common Stock or Montour Preferred Stock; (iii) sold or transferred any of its assets, except in the ordinary course of business consistent with past practice; or (iv) acquired the assets or capital stock of any other person except in the ordinary course of business consistent with past practice.

          3.7 From December 31, 1994 to the date of this Agreement, there has been no damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the assets or business of Montour or any other event or condition of any character materially adversely affecting the assets or business of Montour (other than events or conditions affecting the banking industry generally).

          3.8 Montour has delivered to Omega a list describing all insurance policies or binders maintained by Montour and has made available to Omega for inspection copies of all such policies or binders. Such policies and binders are in full force and effect as of the date hereof and the insurance coverages provided thereby will be maintained in full force and effect to the Effective Date.

          3.9 (a) Except as set forth in Schedule 3.9 annexed to this Agreement or as disclosed in Montour's Proxy Statement dated April 22, 1994, Montour is not a party to, has not proposed nor has any obligation under, any of the following, whether written or oral: (i) contracts and other agreements with any current or former director, officer, employee, shareholder, consultant or agent,
(ii) contracts and other agreements with any labor union (whether in effect or expired), (iii) bonus, severance, hospitalization, vacation, deferred compensation, pension or profit sharing, retirement, post employment, payroll savings, stock option, appreciation rights, group life or medical insurance, death benefit, welfare, or other employee benefit plan as defined in Section

3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") (hereinafter collectively the "Montour Employee Benefit Plans"), (iv) leases for real or personal property involving more than $10,000 per year and having a term of more than one year, or (v) other contracts and agreements involving more than $10,000 per year and having a term of more than one year of any other nature with any person. A copy of each such contract, agreement and lease set forth on Schedule 3.9 or disclosed in Montour's Proxy Statement dated April 22, 1994 has been made available to Omega, or, if oral, has been described in Schedule 3.9.

                 (b) All material contracts, agreements and leases (whether or not set forth in Schedule 3.9 or disclosed in Montour's Proxy Statement dated April 22, 1994 but excluding loans made in the ordinary course of business) to which Montour is a party are in full force and effect; Montour is not in default under any of them nor to the best of Montour's knowledge is any other party to any material contract, agreement or lease in default thereunder; and neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any breach or, acceleration of, or constitute (or with notice or lapse of time or both would constitute) a default under any such material contract, agreement or lease. To the best of Montour's knowledge, no employee of Montour is represented by a union with respect to his or her employment by Montour and no attempt has been or is currently being made by any person to have the employees of Montour represented by a labor union.

          3.10 The Montour Employee Benefit Plans and their operations comply in all material respects with all applicable laws including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code" or the "Code"). Except as set forth on Schedule 3.9, in respect of the Montour Employee Benefit Plans identified on Schedule 3.9 or in Montour's Proxy Statement dated April 22, 1994, Montour has made all contributions required to be made by it and has or will have accrued as of the Effective Date all payments due and payable as of the Effective Date. The employee pension benefit plans (as defined in Section 3(2) of ERISA) of Montour have been properly submitted to the Internal Revenue Service within the time prescribed therefor by applicable federal regulations and have received determination letters from the Internal Revenue Service that such plans are qualified plans pursuant to Section 401(a) of the Code, in accordance with the final regulations promulgated under ERISA, except as otherwise set forth in Schedule 3.9. To the best of Montour's knowledge, there has been no "reportable event" (as defined in the Code or ERISA), no event described in Section 4062(e) of ERISA, no violation of Section 404 of ERISA, no "prohibited transaction" (as defined in the Code or ERISA), no violation of the reporting and disclosure provisions of the Code and ERISA and, except as contemplated by this Agreement, no termination or partial termination of any Montour Employee Benefit Plan maintained or established by Montour or to which Montour contributes. Montour has delivered to Omega (i) the most recent actuarial valuation of its defined benefit retirement plans, and (ii) Form 5500 for such plans and for its profit sharing plan as filed with the IRS for the calendar year as set forth in Schedule 3.9. There is no material issue relating to its employee pension benefit plans, or its related trusts, currently pending before the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation and Montour has no knowledge of any pending or threatened litigation by any participant, beneficiary or government agency involving any Montour Employee Benefit Plan or of any fact or circumstance which materially adversely affects the status of any Montour Employee Benefit Plan listed in Schedule 3.9. To the best of Montour's knowledge, no event has occurred which will result in liability to Montour in connection with any employee pension benefit plan established, maintained or contributed to by Montour or any other entity which, with Montour, constitute elements of either
(i) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (ii) a group of trades or businesses under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA), (iii) an affiliated service group (within the meaning of Section 414(m) of the Code), or (iv) any other group required to be aggregated pursuant to regulations under Section 414(o) of the Code. Montour has not incurred any liability to the Pension Benefit Guaranty Corporation.

          3.11 Schedule 3.11 annexed to this Agreement sets forth a list of all actions, suits, investigations (formal or informal) or proceedings pending against Montour or any of its past or present officers or directors in any court or before any governmental agency or arbitration tribunal other than those in which the liability of Montour is likely to be less than $5,000, or $10,000 in the aggregate for all of such omitted actions, suits, investigations or proceedings. Schedule 3.11 may, at the option of Montour, list actions, suits, investigations or proceedings in which the liability of Montour is likely to be less than $5,000 and any listing in such Schedule shall not be deemed an admission of liability. Montour has not received during the past year any written or oral communications from any shareholder of Montour or other person or entity threatening any such action, investigation or proceeding. There are no actions, suits, investigations (formal or informal) or proceedings pending or, to the knowledge of Montour, threatened against Montour or any of its past or present officers or directors in any court or before any governmental agency or arbitration tribunal which (either individually or in the aggregate) are likely to have a material adverse effect on the net worth of Montour. Montour, or, in their capacity as such, Montour's officers, directors or employees are not subject to or bound by, and have not been subject to or bound by at any time during the five years preceding the date hereof any judgment, order, memorandum of understanding, agreement, writ, injunction or decree of any such court, agency or tribunal, except as set forth in Schedule 3.11. Montour is in compliance in all material respects with all of the items listed in Schedule
3.11 which are currently applicable to it.

          3.12 There are no pending actions, suits or proceedings which have been brought by or on behalf of Montour in any court or before any governmental agency or arbitration tribunal, except such actions, suits and proceedings as were brought in the ordinary course of its business or as listed in Schedule
3.12 annexed to this Agreement. Schedule 3.12 also sets forth a list and description of all applications by Montour pending before any state or federal agency having jurisdiction over the affairs of Montour.

          3.13 On and after the date hereof, to and including the Effective Date, Montour will not, without the prior written consent of Omega, do any of the following:

                 (a) make any changes in its authorized, issued or outstanding capital stock or any security convertible into capital stock, except as may be caused by the exercise of stock purchase warrants set forth in Schedule 3.2 hereof;

                 (b) declare or pay any dividends;

                 (c) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capital or grant any Rights;

                 (d) make any other distribution of its assets or properties to its shareholders;

                 (e) acquire any shares of Montour's or Omega's capital stock of any class;

                 (f) enter into or commit to enter into any new employment contract or amend any existing employment contract or grant any salary increase, bonus, or other form of compensation payable to any officer, employee or agent, except for salary increases and bonuses to persons who are not directors or officers of Montour or relations thereto provided such increases and bonuses are consistent with the past practice of Montour;

                 (g)     amend the Articles of Incorporation or
the By-Laws of Montour;

                 (h) except in the ordinary course of business consistent with past practice, incur any indebtedness, liabilities (whether current, long term, fixed, contingent, liquidated, unliquidated or otherwise) or obligations;

                 (i) except in the ordinary course of business consistent with past practice, purchase or otherwise acquire, or sell or otherwise dispose of, any equity security, debt security or asset;

                 (j) change its criteria with respect to risk or overall quality of Montour's investment portfolio or loan portfolio or make or sell any investment or loan except consistent with the past practices of Montour;

                 (k) make capital expenditures or commit to make capital expenditures other than in the ordinary course of business consistent with past practice; or

                 (l) create any new Employee Benefit Plan or make any contributions to any Employee Benefit Plan or other plan relating to its officers, employees and agents except as may be required by the terms of any existing Employee Benefit Plan or by applicable law;

and Montour has not done any of the things described in clauses (a) through (l) of this Section 3.13 since December 31, 1993 except as set forth in Schedule
3.13 annexed to this Agreement or in the Montour Financial Statements.

          3.14 Montour will (and has done so since December 31, 1994, except as otherwise set forth on Schedule 3.6) continue to conduct its business in the usual, regular and ordinary manner consistent with past practices and will use its best efforts consistent with good banking practices to preserve intact its business organization, the services of its officers and employees and will maintain satisfactory relationships with customers and others having business relations with Montour. Omega hereby consents to the incurring and payment by Montour, prior to the Effective Date, of all reasonable and necessary expenses in connection with the transaction contemplated by this Agreement and the Merger Agreement, including, but not limited to, advisory, financial counseling, printing, legal and accounting expenses, and fees and other charges provided that the aggregate amount incurred and/or paid with respect to all such expenses shall not exceed $70,000 without the prior written consent of Omega.

          3.15 Montour has the corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted. Montour has complied and is in compliance in all material respects with all federal, state and local laws, regulations, ordinances, rules or orders affecting or regulating the conduct and operations of its business or its properties.

          3.16 Montour has the legal power and authority to enter into this Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby, subject to all necessary regulatory approvals, including, without limitation, approval of the Federal Reserve Board, the FDIC, and the Pennsylvania Department of Banking, and, in the case of this Agreement and the Merger Agreement, subject to the approval of the shareholders of Montour under applicable law. Montour will recommend to its shareholders that they approve the Merger and all other acts and transactions contemplated by this Agreement and the Merger Agreement. Approval of this Agreement and the Merger Agreement by the Montour shareholders shall also be deemed to authorize the Montour Board of Directors to amend, supplement or waive any of the provisions of this Agreement and the Merger Agreement as provided in Section 16 of this Agreement.

          3.17 The Board of Directors of Montour has authorized the execution, delivery and performance of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby. Neither the execution, delivery and performance of this Agreement or the Merger Agreement, nor, subject to the approval of Montour's shareholders and subject to all necessary regulatory approvals, including, without limitation, approval of the Federal Reserve Board, the FDIC, and the Pennsylvania Department of Banking, will the consummation of the transactions contemplated hereby or thereby or the fulfillment of, or the compliance with, the terms, conditions, and provisions of this Agreement or the Merger Agreement, conflict with, or result in a breach of, any of the terms, conditions or provisions of the Articles of Incorporation or the By-Laws of Montour, or of any material contract or other material agreement to which Montour is a party or by which it may be bound, or constitute (with or without the giving of notice or the passage of time, or both) a default under any such material contract or other agreements or cause the acceleration of the maturity of any material obligation of Montour or result in the creation of a lien or other encumbrance on any of Montour's assets or constitute a violation of, or cause Montour not to be in compliance with, any federal, state or local law, regulation, ordinance, rule or order.

          3.18 All Schedules and other documents required to be delivered by or on behalf of Montour in connection with this Agreement, the Merger Agreement, and the transactions contemplated hereby and thereby are true and complete in all material respects. No representation, warranty or covenant made by Montour to Omega in; and no Schedule or other document delivered by or on behalf of (or to be delivered by or on behalf of) Montour in connection with this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby contains (or will contain) any untrue statement of a material fact or omits to state any material fact necessary to make the statements made not false or misleading. Except for events or conditions affecting the banking industry in general, or except as set forth in Schedule 3.18 annexed to this Agreement, there is no fact which Montour has not disclosed to Omega in writing which materially adversely affects or could materially adversely affect the business or condition (financial or otherwise) or prospects of Montour.

          3.19 To the best of Montour's knowledge, Schedule 3.19 annexed to this Agreement is a true and complete list of the Affiliates of Montour as the term "Affiliates" is used in Rule 145 promulgated under the Securities Act of 1933, as amended (the "1933 Act").

          3.20 All the properties and assets of Montour used in connection with its businesses are in good operating condition and in a state of reasonable maintenance and repair.

          3.21 None of the information supplied or to be supplied by Montour for inclusion in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (i) documents to be filed with the SEC, including the Proxy Statement and the Registration Statement, (ii) filings pursuant to any state securities and blue sky laws, and
(iii) filings made in connection with obtaining all necessary regulatory approvals, including, without limitation, approval of the Federal Reserve Board, the FDIC, and the Pennsylvania Department of Banking, will, in the case of the Registration Statement at the time the Registration Statement is declared effective pursuant to the 1933 Act, in the case of the Proxy Statement at the time of the mailing thereof and of the Montour shareholders' meeting, and in the case of other documents at the time such documents are filed with any federal or state regulatory authority and/or at the time they are distributed to shareholders of Montour, contain or will contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading (or, in the case of the Proxy Statement, in order to make the statements therein, in light of the circumstances under which they were made, not misleading).

          3.22 The minute books of Montour contain complete and accurate records of all meetings and other corporate actions of the shareholders and Boards of Directors (including committees of the Boards of Directors) of each and of all material corporate actions taken by such directors and shareholders.

          3.23 On and after the date hereof, to and including the Effective Date:

                 (a) From the date hereof until the Effective Date, Montour shall not (i) negotiate (except with Omega), nor solicit or encourage from any director, officer, shareholder, other person or entity (other than Omega), any inquiry or proposal relating to a merger or consolidation of Montour, or sale of assets or stock of Montour; (ii) engage indirectly in such activities through a broker, finder, consultant, officer, director, shareholder or other intermediary or representative; or (iii) cooperate with or furnish to any of the foregoing (other than Omega) non-public information concerning Montour in connection with such an inquiry or proposal. Montour shall promptly notify Omega orally, and confirm in writing, all relevant details relating to all inquiries or proposals which Montour may receive relating to any such matter; and

                 (b) Montour shall promptly provide Omega copies of all written correspondence sent to or received from any regulatory authority having jurisdiction over Montour;

          3.24 Except as set forth on Schedule 3.24 of this Agreement, to the knowledge of Montour, neither Montour nor any properties owned or operated by Montour has been or is in violation of or liable under any Environmental Law (as hereinafter defined), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the assets, business, financial condition or results of operation of Montour.

There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Montour threatened relating to the liability of any property owned or operated by Montour under any Environmental Law. "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          3.25 All loans reflected on the unaudited balance sheet of Montour as of December 31, 1994 have, or will have, arisen in the ordinary course of business and represent in all material respects legally valid and enforceable written obligations to Montour in accordance with their terms. In connection with all such loans, Montour has complied in all material respects with all federal, state, county, local and foreign laws, ordinances, regulations and orders relating in any material respect to the loans; all such loans, and any and all agreements, documents and instruments related thereto are in full force and effect; and Montour is not in default thereunder. There is no condition or basis known to Montour for any claim of a default by any party to any such loan nor is there an event which with notice, lapse of time, or both would constitute a default under any such loan except to the extent provided for in any related reserve reflected on the books and records of Montour. Except as reflected in the unaudited financial statements of Montour as of December 31, 1994, there are no refunds or discounts or any other adjustments payable in respect of any such loan or any defenses, rights of set-off, assignments, restrictions, liens or other encumbrances enforceable by third parties or affecting any of such loans. The allowance for loan loss of Montour as of December 31, 1994 complies in all respects with generally accepted accounting principles consistently applied.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF OMEGA
          --------------------------------------------------

          Omega represents, warrants and covenants to Montour and agrees as follows:

          4.1 Omega is a business corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Omega is registered as a bank holding company under the Holding Company Act. Except as set forth on
Schedule 4.1 annexed to this Agreement, Omega has no subsidiaries. All references to "Omega" hereafter contained in this Section 4 shall be deemed to include Omega and all of its subsidiaries. The deposits of each of the bank subsidiaries of Omega are insured pursuant to and in accordance with the Federal Deposit Insurance Act and each is a member of the Bank Insurance Fund.

          4.2 The authorized capital stock of Omega consists of (i) 10,000,000 shares of Omega Common Stock of which 5,985,735 shares have been validly issued and are presently outstanding, fully paid and non-assessable as of the date hereof, (ii) 1,000,000 shares of preferred stock, par value $5.00 per share, of which 219,781 shares of Series A ESOP Cumulative Convertible Preferred Stock is issued and outstanding as of the date hereof, and (iii) there are no shares held in treasury as of the date hereof. Omega owns all of the issued and outstanding capital stock (except for directors qualifying shares) of The Peoples National Bank of Central Pennsylvania and owns either directly or through other subsidiaries (regardless of tier) all of the issued and outstanding capital stock (except for directors qualifying shares) of the other banking entities set forth on Schedule 4.1 hereof, free and clear of any lien or other encumbrance. There are no outstanding subscriptions, Rights, options, warrants, calls, commitments or agreements, as to which Omega is a party or by which it may be bound, which relate to the issuance or sale by it of shares of its capital stock, except those disclosed in Omega's 1994 Annual Meeting Proxy Statement, or as set forth on Schedule 4.2 annexed to this Agreement or as contemplated by this Agreement and the Merger Agreement. The foregoing shall not be construed as preventing Omega from (a) proceeding with other mergers or other acquisitions using Omega Common Stock or other securities of Omega as any part of the consideration therefor so long as Omega is the survivor of such merger or other acquisition or (b) from issuing stock pursuant to its dividend reinvestment plan or its employees stock option plan or employee stock purchase plan or for other proper purposes or (c) from repurchasing shares of stock for its treasury.

          4.3 (a) There have been delivered to Montour (i) the audited consolidated balance sheets of Omega and its subsidiaries as of December 31, 1993, 1992 and 1991 and the related consolidated statements of income, statements of cash flow and statements of changes in shareholders' equity for the years then ended with notes, and (ii) the unaudited consolidated balance sheet of Omega and its subsidiaries as of December 31, 1994 and the related consolidated statements of income, statements of changes in shareholders' equity and statements of cash flow for the twelve-month period then ended (collectively, the "Omega Financial Statements"). The Omega Financial Statements
(i) are in accordance with the books and records of Omega and its subsidiaries,
(ii) are true and correct in all material respects and fairly present the consolidated financial position, assets and liabilities, and results of operations of Omega at their respective dates and for the respective periods then ended, and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise noted in a footnote thereto and subject in the case of interim statements to normal and recurring year-end adjustments. The audited Omega Financial Statements have been examined and reported upon by Arthur Andersen & Co., independent certified public accountants. Arthur Andersen & Co. is "independent" with respect to Omega under the criteria established and applied by the Securities and Exchange Commission.

                 (b) Except as reflected, noted or adequately reserved against in the Omega Financial Statements, as of December 31, 1994, Omega did not have any liabilities (whether accrued, absolute, contingent or otherwise) which are required to be reflected, noted or reserved against in the Omega Financial Statements under generally accepted accounting principles or which are in any case or in the aggregate material.

          4.4 Except as set forth on Schedule 4.4: (a) Omega has filed all federal, state, city, county and local tax returns which are required to be filed by it and such returns are true and correct in all material respects; (b) Omega has paid all taxes required to be paid pursuant to such returns prior to the date of this Agreement or has established adequate reserves therefor; (c) Omega has not received any notice of any deficiency or other assessment of tax, interest or penalties claimed to be owed by Omega; (d) no extensions of time with respect to any date on which any tax return was or is to be filed by Omega is in force and no waiver or agreement by Omega is in force for the extension of time for the assessment or payment of any tax; and (e) the statute of limitations with respect to any tax year still open has not been waived. The federal income tax returns of Omega have been examined by the Internal Revenue Service through the fiscal year ended as set forth in Schedule 4.4 and except as set forth on Schedule 4.4, all deficiencies and assessments of tax, interest and penalties made or proposed in connection therewith have been paid.

          4.5 Omega has good and marketable title to all its assets free and clear of all liens or other encumbrances other than (a) the liens or other encumbrances described in Schedule 4.5 annexed to this Agreement, or (b) such liens or other encumbrances shown in the Omega Financial Statements or the notes thereto, or (c) encumbrances or restrictions imposed by law, ordinances or regulations incidental to the usual and normal conduct of business or other imperfections of title, or restrictions or encumbrances or mechanics liens incurred in the ordinary course of business all of which, in the aggregate, do not materially adversely interfere with the present use of such property in Omega's business and with respect to any real estate which do not result in the inability to procure title insurance thereon at regular rates. With the foregoing exceptions and except as set forth in Schedule 4.5, no person owns any interest in any of the assets of Omega except as incidental to banking transactions entered into in the ordinary course of business.

          4.6 From December 31, 1994 to the date of this Agreement, there has been no material adverse change in the business or consolidated condition, financial or otherwise, of Omega. Except as set forth in Schedule 4.6 annexed to this Agreement, from December 31, 1994 to the date of this Agreement, Omega has not (i) incurred any indebtedness, liabilities (whether current, long term, fixed, contingent, liquidated, unliquidated, or otherwise) or obligations other than in the ordinary course of business consistent with past practice; (ii) excluding transfers among Omega and its subsidiaries, declared or paid any dividends (other than its regular quarterly cash dividends) or made any distribution of any of its assets in kind or redeemed or repurchased any shares of its capital stock; (iii) sold or transferred any of its assets, except in the ordinary course of business consistent with past practice; or (iv) acquired the assets or capital stock of any other person other than in the ordinary course of business consistent with past practice.

          4.7 From December 31, 1994 to the date of this Agreement, there has been no damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the assets or business of Omega or any other event or condition of any character materially adversely affecting the assets or business of Omega (other than events or conditions affecting the banking industry generally).

          4.8 On and after the date hereof, to and including the Effective Date, Omega will not, without the prior written consent of Montour, do any of the following:

                 (a) Make any changes in its authorized, issued or outstanding capital stock or any security convertible into capital stock, except in connection with its Employee Stock Ownership Plan or other employee benefit plans (including a stock purchase or stock option plan) or in connection with a transaction designed to raise capital for Omega except that if subscription rights are granted to shareholders of Omega, such subscription rights shall be granted on equal terms to the shareholders of Montour (which terms may, but need not, include a pro rata grant of such rights based on the relative stockholdings of Omega's shareholders and Montour's shareholders in Omega after the Merger);

                 (b) Declare or pay any dividends except that: (i) Omega subsidiaries may declare and pay dividends to Omega, to the extent consistent with past practice, and (ii) Omega may declare and pay regular quarterly cash dividends to its shareholders on its Common Stock and its Series A ESOP Cumulative Convertible Preferred Stock consistent with past practice (including increases in regular cash dividends consistent with past practices);

                 (c) Make any other distribution of its assets or properties to their shareholders, except as permitted in clause (a) or (b) above, provided that the foregoing shall not prohibit the repurchase of shares of Omega stock for its treasury;

                 (d) Amend the Articles of Incorporation or By-Laws of Omega, except where required by applicable law or contemplated by this Agreement or the Merger Agreement;

                 (e) Change the criteria, with respect to risk, for selecting investments or making loans; or

                 (f) Make capital expenditures or commit to make capital expenditures other than in the ordinary course of business;

and Omega has not done any of the things described in clauses (a) through (f) of this Section 4.8 since December 31, 1994 except as set forth in Schedule 4.8 annexed to this Agreement. The foregoing shall not be construed as preventing Omega from proceeding with other mergers or other acquisitions using Omega Common Stock or other securities of Omega as any part of the consideration therefor so long as Omega is the survivor of such merger or other acquisition or from issuing stock pursuant to its dividend reinvestment plan or its employees stock option plan or employee stock purchase plan.

          4.9 Omega will (and has done so since December 31, 1994, except as otherwise set forth on Schedule 4.6) continue to conduct its business in the usual, regular and ordinary manner consistent with past practices.

          4.10 Omega has the corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted. Omega has complied and is in compliance in all material respects with all federal, state and local laws, regulations, ordinances, rules or orders affecting or regulating the conduct and operations of its businesses and properties.

          4.11 Omega has the legal power and authority to enter into this Agreement or the Merger Agreement, and to consummate the transactions contemplated hereby and thereby, subject to all necessary regulatory approvals, including, without limitation, approval of the Federal Reserve Board, the FDIC, and the Pennsylvania Department of Banking.

          4.12 The Board of Directors of Omega has authorized the execution, delivery and performance of this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby. Neither the execution, delivery and performance of this Agreement or the Merger Agreement, and subject to all necessary regulatory approvals, nor the consummation of the transactions contemplated hereby and thereby or the fulfillment of, or the compliance with, the terms, conditions, and provisions of this Agreement or the Merger Agreement, will conflict with or result in the breach of, the terms, conditions or provisions of the Articles of Incorporation or the By-Laws of Omega or the Articles of Association or the By-Laws of any of its subsidiaries, or of any material contract or other material agreement to which Omega is a party or by which it may be bound or constitute (with or without the giving of notice or passage of time, or both) a default under any such instrument or cause the acceleration of the maturity of any material obligation of Omega, or result in the creation of a lien or other encumbrance on any of Omega's assets or constitute a violation of, or cause Omega not to be in compliance with, any federal, state or local law, regulation, ordinance, rule or order.

          4.13 All Schedules and other documents required to be delivered by or on behalf of Omega in connection with this Agreement or the Merger Agreement and the transactions contemplated hereby and thereby are true and complete in all material respects. No representation, warranty or covenant made by Omega to Montour in, and no Schedule or other document delivered by or behalf of (or to be delivered by or on behalf of) Omega in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby contains (or will contain) any untrue statement of a material fact or omits to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. Except for events or conditions affecting banks generally, there is no fact which Omega has not disclosed to Montour in writing which materially adversely affects or could materially adversely affect the business or condition (financial or other) of Omega.

          4.14 Omega has filed all reports, registration statements and filings, together with any amendments required to be made thereto, required to be filed with the SEC under the 1933 Act or the 1934 Act since prior to January 1, 1992 including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, and will so file and furnish to Montour all such reports, statements and filings required to be made after the date hereof (collectively, the "Omega Reports"). As of their respective dates, the Omega Reports referred to herein complied, or will comply, as the case may be, in all material respects with all rules and regulations promulgated by the SEC, and did not, or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. True and complete copies of all Omega Reports filed prior to the date hereof have been delivered by Omega to Montour and all Omega Reports filed subsequent to the date hereof and prior to the Effective Date will be promptly delivered by Omega to Montour.

          4.15 None of the information supplied or to be supplied by Omega for inclusion in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (i) documents to be filed with the SEC, including the Proxy Statement and the Registration Statement, (ii) filings pursuant to any state securities and blue sky laws, and
(iii) filings made in connection with obtaining all necessary regulatory approvals, including, without limitation, approval of the Federal Reserve Board, the FDIC, and the Pennsylvania Department of Banking, will, in the case of the Registration Statement at the time the Registration Statement is declared effective pursuant to the 1933 Act, in the case of the Proxy Statement at the time of the mailing thereof and of the Montour shareholders meeting, and in the case of other documents at the time such documents are filed with any federal or state regulatory authority and/or at the time they are distributed to shareholders of either Montour or Omega, contain or will contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading (or, in the case of the Proxy Statement, in order to make the statements therein, in light of the circumstances under which they were made not misleading).

     5.   APPROVAL OF SHAREHOLDERS AND SECURITIES ACT OF 1933
          ---------------------------------------------------

          5.1 As promptly as practicable after the "Registration Statement" referred to below becomes effective with the Securities and Exchange Commission ("SEC"), Montour will hold a meeting of its shareholders for the purpose of authorizing the transactions contemplated by this Agreement and the Merger Agreement insofar as they relate to Montour. After Montour's shareholders shall have approved this Agreement and the Merger Agreement, and the transactions contemplated hereby and thereby, such approval shall not be revocable. Montour will, in accordance and full compliance with applicable law, solicit proxies from its shareholders in favor of the transactions described in and contemplated by this Agreement and the Merger Agreement, for use at the meeting of Montour's shareholders referred to above. Except with the prior written consent of Omega, Montour will not distribute any materials to its shareholders in connection with such solicitation of proxies other than materials contained in the Registration Statement after such Registration Statement shall have become effective.

          5.2 Between the date of mailing the notice of the Montour shareholders' meeting to be held as provided in Section 5.1 of this Agreement, and the time such meeting was held, Montour shall ask each of its shareholders, subject to the consummation of the transactions contemplated hereby and by the Merger Agreement, to make a legally binding election to receive, upon the conversion of their Montour Common Stock in the Merger, and subject to the consummation of the transactions contemplated hereby, either: (a) shares of Omega Common Stock at the rate of one half of one share of Omega Common Stock for each share of Montour Common Stock held by such shareholder ("Option A"); or
(b) $12.00 in cash for each share of Montour Common Stock ("Option B") held by such shareholder; or (c) a combination of Omega Common Stock and cash (subject to the limitations as provided in Sections 2.2, 2.3 and 2.4 of the Merger Agreement and the automatic pro ration provisions as contained therein). Except as otherwise permitted by Omega, a Montour shareholder shall only be permitted to make such election with respect to all shares of Montour Common Stock held by him (using a form separate from the proxy form) and failure by a Montour shareholder to make the required election shall constitute an election to receive (i) Omega Common Stock; (ii) cash or (iii) any combination of Omega Common Stock and cash as the Board of Directors of Omega shall in its sole discretion determine prior to the Effective Date. Any shareholder who makes an election shall, with the consent of Omega, have the right to revoke such election as to any or all of the shares with respect to which such election was made by such shareholder given written notice to Montour of such revocation prior to the vote at the meeting of Montour shareholders contemplated by Section
5.1 of this Agreement.

          5.3 Notwithstanding the provisions of Section 5.2 above, the Boards of Directors of the parties hereto specifically reserve the right (without seeking shareholder approval and whether before or after any shareholder approval has been obtained), by mutual agreement in writing, to change or modify the method, timing and procedures for the making of the election described in such Section 5.2, in any manner which they deem to be in the parties' mutual best interests or which they deem to be required under applicable law. The rights of the Boards of Directors of the parties under this Section 5.3 are in addition to the rights reserved and provided to them in Section 12 of this Agreement.

          5.4 Omega and Montour acknowledge that the transactions contemplated hereby are subject to the provisions of the 1933 Act, and Rule 145 promulgated thereunder. Omega agrees to prepare promptly (with the assistance and cooperation of Montour) and file a Registration Statement pursuant to the provisions of the 1933 Act for the purposes of registering the shares of Omega Common Stock to be issued in connection with the transactions contemplated hereby. Montour agrees to provide promptly to Omega information concerning the business and financial condition and affairs of Montour as may be required or appropriate for inclusion in the Registration Statement,and to cause its counsel and auditors to cooperate with Omega counsel and auditors in the preparation and filing of such Registration Statement. After the execution of this Agreement and prior to the effectiveness of the Registration Statement, and thereafter until the Effective Date, Montour and Omega will promptly advise one another of facts, if any, which should be set forth in amendments of or supplements to the Prospectus or amendments or supplements to the Registration Statement. Omega and Montour agree to use their respective best efforts to have such Registration Statement declared effective under the 1933 Act as soon as may be practicable and to distribute the prospectus contained in such Registration Statement

("Prospectus") to the shareholders of Montour in accordance with applicable law. Except to the extent permitted by Rule 145(b) or with the prior consent of the other, Omega and Montour agree to use their best efforts not to publish any communication, other than the Registration Statement or notice and proxy material accompanied by the Prospectus, in respect of this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby. Omega shall not be required to maintain the effectiveness of the Registration Statement or the Prospectus for the purpose of resale by the affiliates of Montour, as such term is used in Rule 145.

          5.5 Each party warrants, represents and covenants to the other that when the Registration Statement shall become effective, and at all times subsequent to effectiveness, up to and including the date of the Montour's shareholder meeting with respect to the transactions contemplated hereby, such Registration Statement and all amendments or supplements thereto will, with respect to the information furnished by each party or its representatives to the other party or its representatives, (i) comply in all material respects with the provisions of the 1933 Act and the 1934 Act and the rules and regulations thereunder and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Each party, warrants, represents and covenants to the other that all information, furnished to each other for use in the regulatory filings described in or contemplated by this Agreement and the Merger Agreement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Each party hereby agrees to fully indemnify and hold harmless the other party and its directors, officers and representatives, from and against any and all losses, claims, liabilities, damages and expenses (including reasonable attorneys fees) that arise out of or are based upon a breach of this warranty, representation and covenant.

     6.   PRIOR TO CLOSING
          ----------------

          6.1 Omega and Montour agree that either party may, prior to Closing, through its own representatives, make such investigation of the assets, liabilities and business of the other party as it deems necessary or advisable solely for purposes of facilitating the transactions contemplated by this

Agreement and the Merger Agreement. From and after the date hereof, Omega or Montour, as the case may be, and subject to applicable law, will provide to the officers and accredited representatives of the other, its (including subsidiaries,) books and records at such times as either shall reasonably request in order that Omega or Montour, as the case may be, may have full opportunity to make such investigation as either shall desire to make of the business and affairs of the other and its subsidiaries, provided that such investigation shall not unduly interfere with the normal conduct by the other and its subsidiaries of their business. Omega and Montour, as the case may be, shall each furnish to the other such information about its business and affairs as the other may reasonably request in order to consummate the transactions herein contemplated. All non-public materials and information furnished by the parties hereto shall be held strictly confidential and may not be used by the receiving party for their own benefit whatsoever and will be returned to the party who furnished such material and information if the closing contemplated hereunder does not occur. The obligations of the parties pursuant to the preceding sentence shall survive any termination of this Agreement for any reason whatsoever.

          6.2 Omega and Montour agree that each shall deliver to the other on or prior to ten business days from the date hereof the Schedules required to be delivered by it to the other pursuant to Sections 3, 4 and 11 hereof, as the case may be. In addition to the investigations provided for in Section 6.1 hereof, within thirty business days of the date hereof, Montour shall permit Omega, through Omega's representatives and Omega shall permit Montour, through Montour's representatives, to make such a financial, legal and accounting review and examination of the Schedules, assets, liabilities and business of Montour or Omega, as the case may be, including, without limitation, all books, records, documentation and reports related thereto, as it deems necessary or advisable. Either Omega or Montour shall have the right to terminate this Agreement and the Merger Agreement if, as a result of such review and examination, either Omega or Montour, in its sole and absolute discretion, determines not to proceed with the Merger. If either Omega or Montour determines not to proceed with the Merger pursuant to this Section 6.2, it shall promptly notify the other party hereto of such fact in writing no later than thirty business days after the date hereof.

          6.3 Omega and Montour will cooperate with each other in promptly obtaining all government, regulatory and shareholder consents and approvals necessary for the consummation of the transactions contemplated by this Agreement and the Merger Agreement. Omega and Montour shall cooperate with each other and shall promptly furnish and make available to each other any and all information, data and facts which may be required to obtain all government, regulatory and shareholder consents and approvals and to comply with all rules in obtaining Omega's and Montour's shareholders' respective consents to the Merger.

          6.4 Omega and Montour shall use their best efforts to file appropriate Articles or Certificate of Merger with the Department of State of the Commonwealth of Pennsylvania at or prior to the time of the Closing, such Articles or Certificate of Merger to specify the same Effective Date.

     7.   CONDITIONS PRECEDENT TO OMEGA'S OBLIGATIONS
          -------------------------------------------

          The obligations of Omega hereunder to close under this Agreement and the Merger Agreement are subject to the following conditions precedent (all or any of which may be waived by Omega in its sole discretion):

          7.1 Each of the representations and warranties herein made by Montour shall be true in all material respects on the Effective Date as if made on, as of, and with respect to the Effective Date, and the agreements contained herein and in the Merger Agreement required to be performed by Montour on or before the Effective Date shall have been so performed in all material respects. On the Effective Date, Montour will furnish a certificate to Omega, dated as of the Effective Date, of its Chairman of the Board and of its Secretary to the effect set forth in this Section 7.1.

          7.2 On or before the Effective Date, Montour and Omega shall have received all required permits, consents and approvals (which permits, consents and approvals shall be unconditional and free of any restrictions or requirements by reason of acceptance of any such permit, consent or approval) from all federal and state governmental agencies and boards (including, without limitation, the Federal Reserve Board, the FDIC, and the Pennsylvania Department of Banking) and any applicable waiting periods shall have expired.

          7.3 Omega shall have received an opinion of counsel for Montour in the form attached hereto, which is in substance reasonably satisfactory to Omega.

          7.4 On or before the Effective Date, Montour shall have taken all necessary corporate action, and shall have delivered to Omega certified copies of the minutes of the meetings of the Board of Directors and shareholders of Montour, approving this Agreement or the Merger Agreement and the transactions contemplated by this Agreement and the Merger Agreement.

          7.5 On or before the Effective Date, there shall have been no material adverse change in the business, consolidated earnings or consolidated net worth of Montour. It is understood, however, that material adverse changes caused by events or conditions affecting banks generally will not relieve Omega or its subsidiaries of their obligations to close.

          7.6 The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated, or to the knowledge of Omega or Montour, shall be contemplated or threatened by the SEC.

          7.7 On or before the Effective Date, Montour shall have delivered to Omega all consents and authorizations of landlords or others necessary to permit the Merger to be consummated without the violation of any lease or other material agreement to which Montour is a party.

          7.8 Each Affiliate (as the term is defined in SEC Rule 144) of Montour shall have delivered to Omega a letter in form and substance satisfactory to counsel for Omega, stating that he or she will not resell shares of Omega Common Stock acquired pursuant to this Agreement and the Merger Agreement, except as permitted by SEC Rule 145.

          7.9 No action, suit, proceeding, or material claim shall be pending which (A) seeks material damages against Montour or Omega whether or not in connection with or by reason of this Agreement or the Merger Agreement or (B) seeks to prevent consummation of the transactions contemplated by this Agreement or the Merger Agreement; no governmental authority shall be claiming that the transaction shall constitute a violation of law.

          7.10 On or before the Effective Date, the shareholders of Montour shall have duly approved the transactions contemplated by this Agreement and the Merger Agreement insofar as they relate to Montour.

          7.11 On or before the mailing of the proxy materials to the shareholders of Montour contemplated by Section 5 hereof, Omega shall have been furnished with an opinion of an independent investment banker selected by it, dated the date of the mailing of Montour's proxy materials to its shareholders, in form and substance satisfactory to Omega, to the effect that based upon the review described therein, the terms and conditions of the Merger are fair to the shareholders of Omega from a financial point of view, and such opinion shall not have been revoked or withdrawn by said independent investment banker on or prior to the Effective Date.

          7.12 No stock purchase warrants of Montour or other Rights with respect to the stock of Montour shall be outstanding immediately prior to the Effective Date.

          7.13   The Employment Agreement between NEWCO and
M. Ralph Campbell in the form attached hereto shall have been executed by M. Ralph Campbell.

     8.   CONDITIONS PRECEDENT TO MONTOUR'S OBLIGATIONS
          ---------------------------------------------

          The obligations of Montour hereunder to close under this Agreement and the Merger Agreement is subject to the following conditions precedent (all or any of which may be waived by Montour in its sole discretion):

          8.1 Each of the representations and warranties herein made by Omega shall be true in all material respects on the Effective Date as if made on, as of, and with respect to the Effective Date, and the agreements contained herein and in the Merger Agreement required to be performed by Omega on or before the Effective Date shall have been so performed in all material respects. On the Effective Date, Omega shall furnish a certificate to Montour dated the Effective Date, of its Chairman of the Board or President and its Secretary, to the effect set forth in this Section 8.1.

          8.2 On or before the Effective Date, Montour and Omega shall have received all required permits, consents and approvals from all federal and state governmental agencies and boards (including, without limitation, the Federal Reserve Board, the FDIC, and the Pennsylvania Department of Banking) and any applicable waiting periods shall have expired.

          8.3 Montour shall have received an opinion of counsel for Omega in the form attached hereto, which is in substance reasonably satisfactory to Montour.

          8.4 On or before the Effective Date, Omega shall have taken all necessary corporate action, and shall have delivered to Montour certified copies of the minutes of the meetings of the Board of Directors of Omega approving this Agreement and the Merger Agreement and the transactions contemplated by this Agreement and the Merger Agreement.

          8.5 On or before the Effective Date, there shall be no material adverse change in the business, consolidated earnings or consolidated net worth of Omega and its subsidiaries. It is understood, however, that material adverse changes caused by events or conditions affecting banks generally will not relieve Montour of its obligation to close.

          8.6 The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of Omega or Montour, shall be contemplated or threatened by the SEC.

          8.7 Omega shall have sufficient authorized but unissued shares of Omega Common Stock and cash to meet all of its obligations under this Agreement and all of NEWCO's obligations under the Merger Agreement.

          8.8 No action, proceeding or material claim shall be pending which (A) seeks material damages against Omega or Montour whether or not in connection with or by reason of this Agreement or the Merger Agreement or (B) seeks to prevent consummation of the transactions contemplated by this Agreement or the Merger Agreement; no governmental authority shall be claiming that the transaction shall constitute a violation of law. Notwithstanding the foregoing, if Omega provides full indemnification on terms, reasonably acceptable to Montour, to Montour and its directors and officers with respect to an action, proceeding or material claim brought by any party, such action, proceeding or material claim shall not be deemed a condition precedent to Montour's obligation to close.

          8.9 On or before the Effective Date, the shareholders of Montour shall have duly approved this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby insofar as they relate to Montour.

          8.10 Counsel for Omega shall have furnished to Montour a legal opinion to the effect that the reorganization contemplated by this Agreement and the Merger Agreement is, as to the shareholders of Montour who exchange their shares of Montour for shares of Omega, a tax-free reorganization within the meaning of
Section 368(a) of the Code, except with respect to cash payments or payments for fractional shares.

          8.11 On or before the mailing of the proxy materials to the shareholders of Montour contemplated by Section 5 hereof, Montour shall have been furnished with an opinion of an independent investment banker selected by it, dated the date of the mailing of Montour's proxy materials to its shareholders, in form and substance satisfactory to Montour, to the effect that based upon the review described therein, the Exchange Ratios (as defined in Section 2.2 of the Merger Agreement) to be paid to the shareholders of Montour is fair to the shareholders of Montour from a financial point of view.

          8.12 Omega shall have delivered to Montour current and effective certified resolutions of its Board of Directors implementing Section 9.3 of this Agreement as of the Effective Date.

          8.13 The Employment Agreement between NEWCO and M. Ralph Campbell in the form attached hereto shall have been executed by NEWCO.

          8.14 Omega shall have offered to purchase the Stock Purchase Warrants expiring February 28, 1995 and expiring February 28, 1997 of Montour for a purchase price of $2.00 for each share of Montour Common Stock covered by such Warrants, such purchase to be effective only upon the Effective Date of the Merger. Omega does hereby make such offer pursuant to the attached documents entitled "Amendment No. 1 to Stock Purchase Warrants of Montour Bank Expiring February 28, 1995" and "Amendment No. 1 to Stock Purchase Warrants of Montour Bank Expiring February 28, 1997", respectively.

     9.   CLOSING AND POST-CLOSING
          ------------------------

          9.1 Closing shall take place at the offices of Omega, 366 Walker Drive, State College, Pennsylvania 16801, commencing at 10:00 A.M. on the tenth business day immediately following the later of (i) the approval of the Merger by Montour's shareholders, or (ii) approval of the Merger by all regulatory authorities and the expiration of all applicable waiting periods, or such other date as is mutually agreed to in writing by Omega and Montour provided that all conditions precedent to the obligations of Montour and Omega to close have then been met or waived (the "Closing").

          9.2 At the close of business on the last business day preceding the Closing, the stock transfer books of Montour shall be closed.

          9.3 Upon the Effective Date, the Board of Directors of NEWCO as the surviving corporation following the Merger shall consist of not more than 16 members, 4 of whom shall be appointed by Omega and not more than 12 of whom shall be appointed by Montour.

          9.4 The indemnification rights of the directors and officers of Montour shall survive the Merger and be enforceable thereafter against both NEWCO and Omega; provided, however, that Omega shall not be required to indemnify any director or officer of Montour if such person would not have been indemnified as a director or officer of Omega for the same act or omission.

     10.  EXPENSES
          --------

          If the transactions contemplated by this Agreement and the Merger Agreement are consummated, Omega and Montour, each, shall pay all expenses incurred by each of them in connection with this Agreement or the Merger Agreement and such consummation except that the cost of printing the Registration Statement and related Prospectus heretofore referred to shall be incurred equally by Omega and Montour. If the transactions contemplated by this Agreement and the Merger Agreement are not consummated, for any reason whatsoever, each party shall pay its own expenses, except that (a) the cost of printing the Registration Statement and related Prospectus heretofore referred to shall be incurred equally by Omega and Montour and (b) Montour shall reimburse Omega for financial consulting advice provided at the request of Montour at the rate of $30.00 per hour plus out-of-pocket expenses. In the event that this Agreement is not consummated, nothing contained in this Section 10 shall be deemed to preclude either party from seeking to recover damages from the other or to obtain other legal or equitable relief (including specific performance) as provided in Section 12.2.

     11.  BROKERS AND FINDERS
          -------------------

          Except as set forth in Schedule 11, each party to this Agreement represents and warrants that such party has not dealt with any broker, finder or other person, firm or corporation performing brokerage, finder or similar services, and does not know of any person, firm or corporation asserting a brokerage, finder's or similar claim, in connection with the making or negotiation of this Agreement and the Merger Agreement or the transactions contemplated thereby. Schedule 11 sets forth the full terms and conditions of any Agreement with any person referred to in the prior sentence.

     12.  TERMINATION
          -----------

          12.1 Notwithstanding any other provision of this Agreement or the Merger Agreement and, notwithstanding the adoption or approval of this Agreement or the Merger Agreement by the shareholders of Montour, this Agreement and the Merger Agreement may be terminated and the Merger abandoned at any time before the Effective Date:

                 (a) By a vote of a majority of the Board of Directors of both Omega and Montour;

                 (b) By a vote of a majority of the Board of Directors of Montour, in the event of a material breach of this Agreement or the Merger Agreement by Omega if such breach is not cured within ten business days after notice by Montour of its intention to terminate;

                 (c) By a vote of a majority of the Board of Directors of Montour or Omega in the event that, at any time after the date of this Agreement and before the approval of Montour's shareholders at the meetings held pursuant to Section 5.1 of this Agreement if either financial adviser retained for such purpose is unable in view of developments occurring after the date of this Agreement (other than developments resulting from the solicitation by Montour or any of the directors, officers, employees or agents of Montour of a competing acquisition offer from a third party) to furnish to Montour or Omega, as the case may be, an opinion to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to such entities' shareholders. It is understood that Omega may not retain a financial advisor;

                 (d) By a vote of a majority of the Board of Directors of Omega, in the event of a material breach of this Agreement or the Merger Agreement by Montour which is not cured within ten business days after notice by Omega of its intent to terminate;

                 (e) By written notice to Montour or Omega, as the case may be, from the other pursuant to Section 6.2 of the Agreement;

                 (f) By a vote of a majority of the Board of Directors of either Omega or Montour, in the event that the terminating party is not in material breach of this Agreement or the Merger Agreement and: (i) the Merger shall not have been consummated on or before December 31, 1995; (ii) any approval of any regulatory authority required as a condition to the consummation of this Agreement or the Merger Agreement, and the transactions contemplated hereby or thereby shall have been denied by final non-appealable action of such authority;
(iii) the shareholders of Montour shall have failed to approve this Agreement at the shareholder meeting called for that purpose; or (iv) the party giving such notice elects to terminate this Agreement and abandon the Merger, as of a stated date, which shall not be less than ten business days after the date on which such notice is given, because (x) the party receiving such notice will be unable, by December 31, 1995, to meet or satisfy one or more specified conditions precedent (as set forth in Sections 7 or 8 hereof, as the case may be) to the obligation of the party sending such notice to close under this Agreement and (y) the party sending such notice does not intend to waive the satisfaction of such conditions precedent; or

                 (g)     As provided in Section 1 hereof.

          12.2 In the event of termination of this Agreement by either Omega or Montour as provided in Section 12.1(a), (c), (e), (f) (subsections (i), (ii) and
(iii)) or Section 12.1(g) above, this Agreement shall forthwith become void and there shall be no liability on the part of either Omega or Montour or their respective officers or directors, except as set forth in Section 6.1 and in
Section 10. In the event that this Agreement is terminated in accordance with
Section 12.1(b), (d) or (f) (subsection (iv)), the parties so terminating shall be entitled to pursue whatever remedies may be available at law or in equity.

     13.  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
          -----------------------------------------------------

          The respective representations, warranties and covenants of the parties in this Agreement shall not survive the Effective Date and shall terminate on the Effective Date, except for the covenants contained in Sections
4.2 (last sentence only), 9.3, 9.4, and 16.3 hereof. However, such termination shall not be deemed to deprive any of the parties hereto or their subsidiaries, or any of their directors, officers or controlling persons, of any defense in law or equity which otherwise would be available against the claims of any person, including, but not limited to, any shareholder or former shareholder of the parties hereto. Prior to the Effective Date, each party shall be deemed to have relied upon each and every representation and warranty of the other party, regardless of any investigation heretofore or hereafter made by or on behalf of such party.

     14.  BENEFITS OF THIS AGREEMENT AND MERGER AGREEMENT
          -----------------------------------------------

          This Agreement and the Merger Agreement and the rights and obligations of Omega and Montour hereunder shall not be assigned by any party to any third party, except with the written consent of the other. This Agreement and the Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement or the Merger Agreement, expressed or implied, is intended to confer upon any person, other than the parties thereto any rights or remedies under or by reason of this Agreement and, except as aforesaid, there are no third party beneficiaries of this Agreement or the Merger Agreement. After the Effective Date, the provisions of Sections 4.2 (last sentence only), 9.3 and 9.4 shall be enforceable by the intended beneficiaries thereof.

     15.  NOTICES
          -------

          Any notice, request, instruction, legal process, or other instrument to be given or served hereunder by any party to another shall be deemed given or served if in writing and delivered personally (including, but not limited to, recognized courier service) or sent by registered or certified mail, postage prepaid, to the respective party or parties at the following addresses:

          If to Omega:

                 366 Walker Drive
                 State College, PA 16801
                 Attn: David B. Lee, Chairman of the Board
                       and Chief Executive Officer

          With a copy to:

                 Blank, Rome, Comisky & McCauley
                 1200 Four Penn Center Plaza
                 Philadelphia, PA 19103
                 Attn: Frederick D. Lipman, Esquire

          If to Montour:

                 1519 Bloom Road
                 Danville, PA  17821
                 Attn:   M. Ralph Campbell
                         Chairman of the Board

          With copies to:

                 Schnader, Harrison, Segal & Lewis
                 Suite 700, 30 North Third Street
                 Harrisburg, PA 17101-1713
                 Attn: John B. Lampi, Esquire

and to such other address or addresses as either party may designate to the other by like notice as set forth above.

     16.  MISCELLANEOUS
          -------------

          16.1 As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                 (i) "contracts and other agreements" means and includes all contracts, agreements, indentures, leases, franchises, licenses, commitments or legally binding arrangements, express or implied, written or oral;

                 (ii) "lien or other encumbrance" means and includes any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement or any other encumbrance whatsoever;

                 (iii) "person" means a natural person, corporation, partnership, sole proprietorship, joint venture, limited liability company, association, joint-stock company, trust, estate, unincorporated organization, government (and any branch or subdivision thereof), government agency, cooperative or other entity.

                 (iv) "subsidiaries" means when used with respect to a party to this Agreement any corporation 50% or more of whose outstanding stock is either directly or indirectly (through one or more other subsidiaries) owned by such party.

                 (v) "Rights" means any warrants, options, rights, convertible securities or other arrangements or commitments which obligates an entity (a) to issue or dispose of its equity securities or (b) to acquire any of its equity securities.

                 (vi) "business day" means a day on which regular trading of securities occurs on the principal stock exchanges in the United States and "NASDAQ".

                 (vii) the terms "to Montour's knowledge" or "known to Montour" or similar terms mean to the knowledge of, or known to, Montour or any of the directors, officers, employees or agents of Montour; the terms "to Omega's knowledge" or "known to Omega" or similar terms mean to the knowledge of, or known to, Omega or its subsidiaries, or any of the directors, officers, employees or agents of Omega or its subsidiaries.

          16.2 Montour and Omega will each cause its respective subsidiaries, if any, to abide by its respective obligations under this Agreement.

          16.3 Subsequent to the Effective Date and subject to applicable law, the Board of Directors of Omega shall reserve the right to withhold dividends on its Common Stock or from any former shareholder of Montour who receives Omega Common Stock in exchange for his Montour Common Stock and who fails to exchange certificates representing the shares of Montour Common Stock for certificates representing the shares of Omega Common Stock in accordance with the Merger Agreement within a reasonable period of time after being advised by the Board of Directors of Omega of its determination that the exchange is in the best interests of Omega.

          16.4 Omega and Montour shall consult with each other as to the form and substance of any press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby; provided, however, that nothing in this Section shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

          16.5 This Agreement and the Schedules hereto may be amended by the parties hereto (including, without limitation; any extension of the date referred to in Section 12.1(f), and including amendments to the Merger Agreement with respect to the structure of the Merger), by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement and the Merger Agreement by the shareholders of Omega and Montour; provided, however, that after approval by a party's shareholders no such amendment shall change the amount or form of the consideration to be delivered to such party's shareholders as contemplated by the Merger Agreement or result in an adverse tax or other effect to either Montour's or Omega's shareholders. Neither this Agreement nor the Merger Agreement may be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          16.6 Each party hereto, by written instrument executed in the same manner (but not necessarily by the same person) as this Agreement, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive, at any time before or after approval of this Agreement and the Merger Agreement by the shareholders of Omega and Montour (a) any inaccuracies of the other party in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (b) compliance with any of the covenants or agreements of the other party contained in this Agreement, (c) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations set forth herein, and (d) the satisfaction of any condition to the obligations of the waiving party pursuant hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

          16.7 This Agreement and the Merger Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations, covenants or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

          16.8 This Agreement has been executed in the Commonwealth of Pennsylvania and shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, applicable to contracts made to be performed solely in the Commonwealth of Pennsylvania. The legal principle that ambiguities are construed against the drafter of a document shall not be applicable to this document. This Agreement may be executed in any number of copies, each of which shall be deemed an original, and all of which together, shall be deemed one and the same instrument.

     IN WITNESS WHEREOF, pursuant to authority duly given by the respective Boards of Directors of Omega and Montour, this Agreement has been signed on behalf of said corporation by their respective Chairman of the Boards, under their respective corporate seals, and attested by their respective Secretaries, all on the day, month and year first written above. The signature of a Secretary of a corporate party is intended not only as an execution hereof, but also is a certification that such corporation's board of directors has duly authorized the execution and delivery of this Agreement.

                              OMEGA FINANCIAL CORPORATION

                              By: /s/ David B. Lee
                                  ----------------------------------
                                      David B. Lee, Chairman
                                      of the Board and Chief
                                      Executive Officer

[CORPORATE SEAL]              Attest: /s/ David N. Thiel
                                      ------------------------------
                                          David N. Thiel, Secretary

                              MONTOUR BANK

                              By: /s/ M. Ralph Campbell
                                  ----------------------------------
                                      M. Ralph Campbell, Chairman
                                      of the Board

[CORPORATE SEAL]              Attest: /s/ Charles I. Keiter
                                      ------------------------------
                                      Charles I. Keiter,
                                      Secretary

                                   APPENDIX B

                      AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT made this 11th day of January, 1995 by and between MONTOUR BANK ("Montour"), a bank incorporated under the Pennsylvania Banking Code of 1965, as amended, and Montour Interim Bank ("NEWCO"), a newly formed bank under the Pennsylvania Banking Code of 1965, as amended, and a wholly owned subsidiary of Omega Financial Corporation ("Omega"), a Pennsylvania business corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Montour and NEWCO are sometimes collectively referred to as the "Constituent Corporations".

                               BACKGROUND

     Omega and Montour have entered into an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement") which contemplates the merger of Montour with and into NEWCO (the "Merger") in accordance with the terms and conditions of the Reorganization Agreement and of this Agreement and Plan of Merger (the "Merger Agreement").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and subject to the satisfaction of the terms and conditions set forth herein and in the Reorganization Agreement, and intending to be legally bound hereby, Montour and NEWCO do hereby agree as follows:

     Section 1.  General

          1.1 Shareholder Approval. This Merger Agreement shall be promptly submitted to the respective shareholders of the Constituent Corporations and, if approved by the vote or consent of the shareholders of each of them required by law, the Merger shall be made effective in the manner provided in Section 1.4 below.

          1.2 The Merger. On the Effective Date, as hereinafter defined, Montour shall be merged with and into NEWCO under the Pennsylvania Banking Code of 1965, as amended, the separate existence of Montour shall cease, and NEWCO shall be the surviving bank (the "Surviving Corporation"), in accordance with this Merger Agreement.

          1.3 Name. The name of the Surviving Corporation shall be changed to Montour Bank on the Effective Date, as hereinafter defined, and the location of its principal office shall be 1519 Bloom Road, Danville, Montour County, Pennsylvania.

          1.4 Effect of Merger. On the Effective Date, the Surviving Corporation shall possess all the rights, privileges, powers, immunities, purposes and franchises, both public and private, and all the property (real, personal and mixed) and franchises of each of the Constituent Corporations. All debts due on whatever account to any of the Constituent Corporations, including subscriptions to shares and other choices in action belonging to any of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall thence forth be responsible for all the liabilities and obligations of each of the Constituent Corporations, but the liabilities of the Constituent Corporations, or of their shareholders, directors or officers, shall not be affected; nor shall the rights of the creditors thereof or of any persons dealing with the Constituent Corporations, or any liens upon the property of the Constituent Corporations, be impaired by the Merger; and any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place or the Surviving Corporation may be proceeded against or substituted in its place. Any taxes, penalties and public accounts of the Commonwealth of Pennsylvania claimed against any of the Constituent Corporations but not settled, assessed or determined prior to the Merger shall be settled, assessed or determined against the Surviving Corporation and, together with interest thereon, shall be a lien against the franchises and property, both real and personal, of the Surviving Corporation.

          1.5 Continuation in Business. The Surviving Corporation shall continue in business with the assets and liabilities of the Constituent Corporations.

          1.6 Articles of Incorporation. The Amended and Restated Articles of Incorporation (the "Articles of Incorporation") of the Surviving Corporation shall be as set forth in Exhibit "A" attached hereto and made a part hereof.

          1.7 By-Laws. The Amended and Restated By-Laws of the Surviving Corporation shall be as set forth in Exhibit "B" attached hereto and made a part hereof.

          1.8 Directors. On the Effective Date, the then Board of Directors of NEWCO, together with the four new directors appointed pursuant to Section 9.3 of the Reorganization Agreement, shall continue to serve as the Board of Directors of the Surviving Corporation until such time as their successors have been elected and qualified.

          1.9 Officers. On the Effective Date, all persons who are executive or other officers of NEWCO, subject to the provisions of Section 9.3 of the Reorganization Agreement, shall remain as officers of the Surviving Corporation until such time as the Board of Directors of the Surviving Corporation shall otherwise determine.

          1.10 Effective Date. Subject to the terms and upon satisfaction of all requirements of law and the conditions specified in this Merger Agreement and the Reorganization agreement including, among other conditions, receipt of the approval of The Board of Governors of the Federal Reserve Board, the Federal Deposit Insurance Corporation, and the Department of Banking of the Commonwealth of Pennsylvania, the Merger shall become effective, and the effective date of the Merger (the "Effective Date") shall occur, at the time of the filing of the Articles of Merger of the Constituent Corporations with the Secretary of State of the Commonwealth of Pennsylvania.

     Section 2.  Conversion and Exchange of Shares

          2.1 Stock of NEWCO. On the Effective Date, each share of common stock, par value $5.00 per share, of NEWCO issued or outstanding immediately prior to the Effective Date (except for shares owned by shareholders of NEWCO who duly assert dissenters' rights in accordance with this Merger Agreement and applicable law) shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into and become one share of common stock, par value $5.00 per share, of the Surviving Corporation. From and after the Effective Date, each certificate which, prior to the Effective Date, represented shares of NEWCO shall evidence ownership of shares of the Surviving Corporation on the basis hereinbefore set forth.

          2.2 Stock of Montour. Except as hereafter provided, on the Effective Date, each share of common stock, par value $5.00 per share, of Montour ("Montour Common Stock") issued and outstanding immediately prior to the Effective Date (except for shares owned by shareholders of Montour who duly assert dissenters' rights in accordance with this Merger Agreement and applicable law) shall, based on the election described in Section 5.2 of the Reorganization Agreement as to the type of consideration to be received by the holder thereof in exchange for all of his shares of Montour Common Stock (except as hereinafter provided), and by virtue of the Merger and without any action on the part of the holder thereof, be automatically converted into and become either (a) one-half share of the Common Stock of Omega, par value $5.00 per share (the "Omega Common Stock"), (b) $12 cash, (c) a combination of Omega common stock and cash under (a) and (b) above (collectively, the "Exchange Ratios"). Not more than forty-nine percent (49%) nor less than forty percent (40%) of the total number of outstanding shares of Montour Common Stock, as of the date hereof and immediately prior to the Effective Date, shall be converted into cash. In the event that holders of more than forty nine percent (49%) of the total number of outstanding shares of Montour Common Stock elect to receive cash in exchange for Montour Common Stock, then that portion in excess of the maximum forty-nine percent (49%) non-stock consideration shall be distributed pro-rata in Omega Common Stock, at the rate of one-half share of Omega Common Stock for each share of Montour Common Stock, to those Montour shareholders who have elected to receive cash in exchange for their shares of Montour Common Stock and the amount of cash to be received by such shareholders in exchange for their shares of Montour Common Stock shall be appropriately reduced. In the event that holders of less than forty percent (40%) of the total number of outstanding shares of Montour Common Stock elect to receive cash in exchange for Montour Common Stock, then that portion of the required forty percent (40%) non-stock consideration that has not been selected shall be distributed, pro rata in cash at the rate of $12 for each share of Montour Common Stock, to those Montour shareholders who have elected to receive Omega Common Stock in exchange for their shares of Montour Common Stock and the number of shares of Omega Common Stock to be received by such shareholders in exchange for their shares of Montour Common Stock shall be appropriately reduced. The operation of the immediately preceding sentence is illustrated by the following example:

          Pursuant to the terms of Section 2.2 of this Merger Agreement, assuming that 418,080 shares of Montour Common Stock are outstanding, as of the date hereof and also immediately prior to the Effective Date. A minimum of 40 percent (or 167,232 shares) must be exchanged for cash. Assuming that all shareholders of Montour make an election and that holders of 90 percent of the outstanding shares of Montour Common Stock (376,272 shares) elect to receive Omega Common Stock, and the holders of 10 percent of the outstanding shares of Montour Common Stock (41,808 shares) elect to receive cash, then the minimum number of shares that must be exchanged for cash would not be satisfied by the elections of Montour shareholders. As a result, pursuant to
          Section 2.2 of this Merger Agreement, the difference between the minimum number of shares that must be exchanged for cash and the number of shares that actually elect to be so exchanged (125,424 shares in this example) would be exchanged for cash, on a pro rata basis among those shareholders who elected to receive Omega Common Stock, at the rate of $12 for each share of Montour Common Stock. The number of shares of Montour Common Stock to be exchanged for cash by each such shareholder would be equal to the number of shares held by him, multiplied by a fraction, the numerator of which is equal to the difference between the minimum number of shares that must be exchanged for cash and the number of shares that actually elect to be so exchanged (125,424 shares in this example) and the denominator of which is equal to the number of shares which elected to be exchanged for Omega Common Stock (376,272 in this example). Thus, each of the holders of the 376,272 shares of Montour Common Stock who elected to receive Omega Common Stock in exchange for their shares would receive cash, in lieu of Omega Common Stock, at the rate of $12 per share in exchange for 125,424/376,272 of their shares.

     Any Montour shareholder who shall fail timely to make the required election shall be deemed to have elected to receive (i) Omega Common Stock, (ii) cash,
(iii) any combination as determined by the Board of Directors of Omega in its sole discretion. The elections deemed made pursuant to the immediately preceding sentence shall be used in making the computations of the type set forth in the above example.

     From and after the Effective Date, each certificate which, prior to the Effective Date, represented shares of Montour Common Stock shall evidence ownership of either: (i) the number of shares of Omega Common Stock into which the shares of Montour Common Stock represented by such certificate shall have been converted, together with the right to receive any cash to which a Montour shareholder is entitled in lieu of the issuance of a fractional share, or (ii) the right to receive cash.

     Notwithstanding anything to the contrary contained herein, in the event that the Average Price (as hereafter defined) of Omega Common Stock is more than $30, the Exchange Ratio of Montour Common Stock for Omega Common Stock shall be changed from one share of Montour Common Stock for one-half share of Omega Common Stock to one share of Montour Common Stock for the fraction of a share of Omega Common Stock obtained from the following formula: multiply .5 by a fraction equal to 30 divided by the Average Price; the result shall be rounded to two decimal points, with a third decimal point rounded upward if it equals .005 or more and ignored if it equals less than .005. "Average Price" as used herein shall refer to the mean average of the closing sale prices for Omega Common Stock (as quoted in the NASDAQ National Market System as reported by The Wall Street Journal) for the thirty business day period ending on the fifteenth business day next preceding the Effective Date. This paragraph shall not apply if, prior to the thirtieth business day ended on the fifteenth business day next preceding the Effective Date, Omega shall have made a public announcement of the intention to sell control of Omega to another entity, whether such sale be in the form of a merger, consolidation or sale of substantially all of the assets of Omega and its subsidiaries.

     For purposes of computing the limitations on the number of outstanding shares of Montour Common Stock which elect cash pursuant to this Section 2.2, the amount of cash paid in lieu of fractional shares pursuant to Section 2.3 hereof and shares which exercise dissenters' rights pursuant to this Section 2.8, shall be included.

          2.3 Fractional Share Adjustments. No fractional shares of Omega Common Stock shall be issued as a result of the Merger. In lieu of the issuance of fractional shares, cash adjustments will be paid to the shareholders of Montour in respect of any fraction of a share of Omega Common Stock which would otherwise be issuable under this Merger Agreement. Such cash adjustment shall be equal to an amount determined by multiplying such fraction by the Average Price.

          2.4 Certain Adjustments. In the event that Omega changes the number of shares of its common stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend or similar recapitalization and the record date therefor shall be after the date hereof and prior to the Effective Date, the ratio under which Montour Common Stock may be converted into and exchanged for shares of Omega Common stock pursuant to Section 2.2 of this Merger Agreement shall be appropriately adjusted.

          2.5 Treasury Stock. Each share of Montour Common stock held as a treasury share immediately prior to the Effective Date, if any, shall thereupon and without notice be canceled.

          2.6 Exchange Agent. At or prior to the Effective Date, Omega shall designate the Peoples National Bank of Central Pennsylvania in State College, Pennsylvania, to act as Exchange Agent to receive from the holders thereof certificates which immediately prior to the Effective Date represented Montour Common Stock and to exchange such certificates for certificates of Omega Common Stock and cash as herein provided.

          2.7 Exchange Procedure. Promptly after the Effective Date, the Exchange Agent shall mail to each record holder, as of the Effective Date, of an outstanding certificate or certificates, which prior to the Effective Date represented shares of Montour Common Stock, a letter of transmittal (which shall specify how delivery shall be effected, and that risk of loss and title to such certificate or certificates shall pass only upon proper delivery of such certificates or certificates, together with a properly executed letter of transmittal, to the Exchange Agent at its address stated therein) and instructions for use in effecting the surrender of such certificate or certificates for exchange therefor. Upon surrender to the Exchange Agent of such certificate or certificates, together with such letter of transmittal, properly executed, the Exchange Agent shall, based on such record holder's election, as described in Section 5.2 of the Reorganization Agreement and in Section 2.2 of this Merger Agreement, exchange such certificate or certificates for: (a) shares of Omega Common Stock; (b) cash, or (c) a combination of Omega Common Stock and cash; and pay to any record holder receiving Omega Common Stock any payment due for a fractional share of Omega Common Stock. Until so surrendered, each outstanding certificate or certificates, which prior to the Effective Date represented shares of Montour Common Stock and which are thereupon exchanged for Omega Common Stock, shall be deemed for all purposes to evidence ownership of the number of shares of Omega Common Stock and the right to receive payment for any fractional share of Omega Common Stock into which the shares represented by such certificate or certificates have been changed or converted as aforesaid. Until so surrendered, each certificate or certificates outstanding, which prior to the Effective Date represented shares of Montour Common Stock, and which are thereupon exchanged for cash or any combination of cash and Omega Common Stock, shall evidence the right to receive cash and/or ownership of Omega Common Stock in which the shares represented by such certificate or certificates have been changed or converted as aforesaid; provided however, that no payment of cash shall be payable upon or in respect of any such certificate until it has been surrendered and exchanged as aforesaid.

          2.8 Dissenters' Rights. Shareholders of Montour shall be entitled to exercise the rights of dissenting shareholders, with respect to this Merger Agreement, as provided in Sections 1222 and 1607 of the Pennsylvania Banking Code of 1965, as amended.

          2.9 Ownership of Stock of Surviving Corporation. It is the intention of the Constituent Corporations that, immediately after the Effective Date, all of the outstanding capital stock of the Surviving Corporation shall be owned by Omega.

     Section 3.  Additional Terms

          3.1 Conditions. The obligations of the parties hereto to effect the Merger shall be subject to all of the terms and conditions contained in the Reorganization Agreement.

          3.2 Termination. This Merger Agreement may be terminated and the Merger abandoned by the mutual written consent of the Boards of Directors of the parties hereto prior to or after the approval of the shareholders of the parties. If the Reorganization Agreement is terminated pursuant to the terms thereof, then this Merger Agreement shall terminate simultaneously and the Merger shall be abandoned without further action by the parties hereto.

          3.3 Amendment, Supplement or Waiver. Any party to this Merger Agreement may, at any time prior to the Effective Date, by action taken by its Board of Directors or officers thereunto duly authorized, waive any of the terms or conditions of this Merger Agreement or agree to an amendment or supplement to this Merger Agreement by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Merger Agreement. No amendment, supplement or waiver of this Merger Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Merger Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided. Furthermore, and not in limitation of the foregoing, each party's Board of Directors may authorize the amendment or supplementation of this Merger Agreement or waiver of any provision hereof, either before or after the approval by Montour's shareholders provided in section 5 of the Reorganization Agreement (and without seeking further shareholder approval), so long as such amendment, supplement or waiver does not result in a material change in the amount or form of consideration provided for herein.

          3.4 No Beneficiaries. Nothing expressed or implied in this Merger Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto, any rights or remedies under or by reason of this Merger Agreement, except as otherwise provided in Section
3.1 hereof, and, except as aforesaid, there are no third party beneficiaries of this Merger Agreement.

          3.5 Assignment; Parties Bound. No party hereto shall assign this Merger Agreement or any part hereof without the prior written consent of the other parties. Except as otherwise provided herein, this Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          3.6 Entire Agreement. This Merger Agreement and the Reorganization Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussion, whether oral or written, of the parties, and there are no warranties, representations, covenants or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein.

          3.7 Counterparts. This Merger Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.8 Governing Law. This Merger Agreement shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts executed in and to be performed exclusively within the Commonwealth of Pennsylvania. The legal principle that ambiguities are construed against the drafter of a document shall not be applicable to this document.

     WITNESS the signatures and seals of the Constituent Corporations on the day and year first above written, each hereunto set by its duly authorized officers and attested by its Secretary or Assistant Secretary pursuant to a resolution of the of the Board of Directors.

                                       MONTOUR BANK

                                       By:/s/ M. Ralph Campbell
                                          ---------------------
(CORPORATE SEAL)                            M. Ralph Campbell,
                                            Chairman of the Board

                                       Attest:/s/ Charles I. Keiter
                                              ---------------------
                                                Charles I. Keiter,
                                                Secretary

                                       MONTOUR INTERIM BANK

(CORPORATE SEAL)                       By:/s/ David B. Lee
                                          ----------------
                                       Attest:/s/ David N. Thiel
                                              ------------------

                                   APPENDIX C

                           DANIELSON ASSOCIATES, INC.
                            6110 Executive Boulevard
                                   Suite 304
                         Rockville, Maryland 20852-3903
                              Tel: (301) 468-4884
                              Fax: (301) 466-0013

                                                                    May 3, 1995

Board of Directors
Montour Bank
1519 Bloom Road
Danville, Pennsylvania  17821

Dear Board Member:

     This is an updated Danielson Associates Inc.'s ("Danielson Associates") opinion as to the "fairness" of the offer made by Omega Financial Corporation ("Omega") to buy all of the outstanding common stock and warrants of Montour Bank ("Montour" or the "Bank") of Danville, Pennsylvania. The "fair" sale value is defined as the price at which all of Montour's common stock would change hands between a willing seller and a willing buyer, each having reasonable knowledge of the relevant facts. In opining to the "fairness" of the offer, it must also be determined that Omega's common stock is properly valued.

     In the course of preparing the opinion, the Bank's market has been analyzed; its business and prospects have been discussed with management; its financial performance has been compared with banks in the region and other new banks; and any unique characteristics have been considered. Montour also has been compared to new banks that have been acquired in 1993 and 1994.

     In addition, the financial and stock performance of Omega has been analyzed and compared to comparable banks whose common stock is actively traded; the movement of its common stock and dividend payments have been examined; the dilutive effect on it stock of this merger has been analyzed; and any unique characteristics have been considered. Omega's financial performance also has been related to its stock value.

     This opinion is based on data supplied by Montour, and it relies on some public information, all of which is believed to be reliable, but the completeness or accuracy of such information cannot be guaranteed. In particular, the opinion assumes, based on management's representation, that there are no significant loan problems beyond what are stated in the recent reports to regulatory agencies and in the monthly report to the directors.

     In determining the "fair" sale value of Montour, primary emphasis has been given to prices paid for commercial banks with similar financial, market and structural characteristics, and specifically new banks. These prices were then related to earnings and equity capital, also referred to as "book."

     In determining the "fair" market value of Omega's common stock, primary emphasis has been given to market value of comparable banks. The analysis has shown its stock to be "fairly" valued.

     Based on these comparisons, an analysis of Montour's performance and potential and any unique characteristics, it has been determined that the Omega offer to Montour, of which as much 60% will be in Omega stock, which is "fairly" valued, represented a "fair" offer from a financial point of view to Montour and its shareholders. There has been no significant change since then, and in our opinion it is still a "fair offer."

                                                       Respectfully submitted,

                                                       /s/ Arnold G. Danielson
                                                       -----------------------
                                                       Arnold G. Danielson
                                                       President
                                                       Danielson Associates Inc.

                                   APPENDIX D

                     Subchapter D of Chapter 15 of the
               Pennsylvania Business Corporation Law of 1988
    (15Pa.C.S.  1571-1580) as amended, relating to Dissenters' Rights

Subchapter D -- Dissenters Rights

Section 1571.  Application and effect of subchapter.

     (a) General rule -- Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

     Section 1906(c) (relating to dissenters rights upon special treatment).
     Section 1930 (relating to dissenter rights).
     Section 1931(d) (relating to dissenters rights in share exchanges).
     Section 1932(c) (relating to dissenters rights in asset transfers).
     Section 1952(d) (relating to dissenters rights in division).
     Section 1962(c) (relating to dissenters rights in conversion).
     Section 2104(b) (relating to procedure).
     Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).
     Section 2325(b) (relating to minimum vote requirement).
     Section 2704(c) (relating to dissenters rights upon election).
     Section 2705(d) (relating to dissenters rights upon renewal of election).
     Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).
     Section 7104(b)(3) (relating to procedure).

     (b)  Exceptions

     (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

               (i)  listed on a natural securities exchange; or

               (ii) held to record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under the subchapter.

          (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

               (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

               (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

               (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

          (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights. -- The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights. -- Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with terms of this subchapter; and

          (2)  a copy of this subchapter.

     (e) Other statutes. -- The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective. -- This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references. -- See section 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

Section 1572 Definitions.

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

     "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

     "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

     "Fair value." The fair value of shares immediately before the effectuation of the corporation action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

     "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including average rate currently paid by the corporation on its principal bank loans.

Section 1573.  Record and beneficial holders and owners.

     (a) Record holders of shares. -- A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares. -- A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574.  Notice of intention to dissent.

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575.  Notice to demand payment.

     (a) General Rule. -- If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted form the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

          (4)  Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment. -- The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576.  Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of shareholder to act. -- A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares. -- If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder. -- The dissenter shall retain all other rights of shareholder until those rights are modified by effectuation of proposed corporate action.

Section 1577.  Release of restriction or payment for shares.

     (a) Failure of effectuate corporate action. -- Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment. -- When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares. -- Promptly after effectuation of the proposed corporation action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending no more than 16 months before the date of remittance or notice together with latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice if the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment. -- If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefore or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

Section 1578. Estimate by dissenter of fair value of shares.

     (a) General rule. -- If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believe that the amount stated or remitted is less that the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate. -- Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579. Valuation proceedings generally.

     (a)  General rule. -- Within 60 days after the latest of:

          (1) effectuation of the proposed corporate action;

          (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3) timely receipt of any estimate pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters. -- All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court. -- The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery. -- Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application. -- If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time with 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580.  Costs and expenses of valuation proceedings.

     (a) General rule. -- The costs and expense of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expense of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears. -- Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award fees for benefits to other dissenters. -- If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenter similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         Article V of Omega's Amended and Restated By-laws provides for indemnification to the fullest extent permitted by applicable law. Reference is made to the By-laws of Omega filed as Exhibit 3.3 hereto.

         Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the registrant.

Item 21. Exhibits and Financial Statement Schedules

    (a)  Exhibits.

  Number           Title
  ------           -----
        2.1        Agreement and Plan of Reorganization/1/. The schedules to
                   this Agreement are not filed as an exhibit hereto pursuant to Regulation S-K, Item 601(b)(2); however, Omega will furnish copies of these schedules to the Commission upon its request.

        2.2        Agreement and Plan of Merger/2/.

    (1) 3.1        Amended and Restated Articles of Incorporation of Omega.

    (6) 3.2 Certificate of Amendment to the Amended and Restated Articles of Incorporation.

   (12) 3.3 Articles of Amendment to the Amended and Restated Articles of Incorporation

    (8) 3.4        Amended and Restated By-laws of Omega, as amended.

       *5.1        Opinion of Blank, Rome, Comisky & McCauley.

       10.1        Intentionally Omitted

- ----------
/1/ Attached to the Proxy Statement-Prospectus as Appendix "A".
/2/ Attached to the Proxy Statement-Prospectus as Appendix "B".
*Previously filed.

       10.2        Intentionally Omitted

   (7) 10.3 Severance Agreement by and among David B. Lee, the Registrant, and Peoples Bank dated March 15, 1990.

   (7) 10.4 Severance Agreement by and among Daniel L. Warfel and the Registrant dated December 18, 1990.

   (2) 10.5        Peoples (now Omega) Employe Stock Purchase Plan.

   (2) 10.6        Peoples (now Omega) Stock Option Plan (1986).

   (7) 10.7        Amendment No. 1 to Stock Option Plan (1986).

   (7) 10.8        Omega Amended and Restated Employee Stock Ownership Plan.

   (7) 10.8.1      ESOP Trust Agreement

   (4) 10.9        Peoples (now Omega) Employee Retirement Plan.

   (4) 10.10       Second Amendment to Peoples (now Omega) Employee Retirement
                   Plan.

   (7) 10.11       TRA '86 Amendments to Peoples (now Omega) Employee
                   Retirement Plan.

   (5) 10.12       Form of Peoples Bank Executive Supplemental Income Agreement.

   (1) 10.13       Form of Russell Bank Deferred Compensation Agreement for
                   Directors.

   (1) 10.14       Credit Agreement, dated December 6, 1985, between the
                   Company and Pittsburgh National Bank.

   (3) 10.15       Salary Continuation Agreement, dated January 15, 1985,
                   between the Company and Charles H. Zendt, Jr.

       10.16       Intentionally Omitted

   (4) 10.17       Omega Executive Incentive Compensation Plan.

   (8) 10.18       Omega Amended and Restated 401(k) Profit Sharing Plan.

   (7) 10.19       First Amendment to Amended and Restated 401(k) Profit
                   Sharing Plan.

   (7) 10.20       Purchase Agreement (with Exhibits) between Omega and
                   Mid-State Bank & Trust Company ("Mid-State")

   (7) 10.21       Assignment of Promissory Note from Omega to Mid-State
                   together with $5,000,000 Secured Promissory Note of Omega
                   Financial Corporation Employee Stock Ownership Plan Trust
                   ("ESOP Trust").

   (7) 10.22       Pledge and Security Agreement between Omega and the ESOP
                   Trust.

   (7) 10.23       Mortgage from Omega to Mid-State.

  (10) 10.24       Severance Agreement, as amended, with D. Stephen Martz.

  (10) 10.25       Severance Agreement, as amended, with Robert T. Gentry.

  (11) 10.26       1994 Stock Option Plan for Non-Employee Directors.

  (12) 10.27       Hollidaysburg Trust Company Profit Sharing Plan.

  (12) 10.28       Directors Deferred Compensation Agreements for Peoples
                   National Bank and Omega Financial Corporation.

       13.1 The Registrant's Annual Report to Shareholders for the year ended December 31, 1994. (Such Report, except for those portions expressly incorporated by reference in the filing, is furnished for the information of the Commission and is not to be deemed "filed" as part of this Registration.

    The portions of such Report which are incorporated by reference into the filing are being filed in electronic format).

      *23.1        Consent of Arthur Andersen, LLP.

      *23.2        Consent of J.H. Williams & Co.

      *23.3 Consent of Blank, Rome, Comisky & McCauley (Included in Opinion filed as Exhibit 5.1).

       23.4        Consent of Danielson Associates, Inc.


      *23.5        Consent of Schnader, Harrison, Segal & Lewis.

      *24.1 Powers of Attorney of certain signatories (Included on signature page).

       99.1        Opinion of Danielson Associates, Inc.

      *99.2        Form of Proxy for the Annual Meeting of Shareholders of
                   Montour Bank.

- ------------------------------

        *     Previously filed

      (1) Incorporated by reference from Omega's (formerly People's) Annual Report on Form 10-K for the year ended December 31, 1986.

      (2) Incorporated by reference from Omega's (formerly People's) Registration Statement on Form S-4 (File No. 33-9045).

      (3) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1987.

      (4) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1988.

      (5) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1989.

      (6) Incorporated by reference from Omega's Quarterly Report on Form 10-Q for the period ended June 30, 1990.

      (7) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1990.

      (8) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1992.

      (9) Incorporated by reference from Omega's Registration Statement on Form S-4 (File No. 33-71070).

     (10) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1993.

     (11) Incorporated by reference from Omega's Registration Statement on Form S-8 (Registration No. 33-82214).

     (12) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1994.

         (b)  Financial Statement Schedules

              (1)  Included in the Prospectus:

                        None.

              (2) Included in the Registration Statement but not in the Prospectus.

                        None.

Item 22. Undertakings

         (a)  1.   The undersigned Registrant hereby undertakes:

                   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                   (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              2. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

              3. The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reoffering by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

              4. The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         (b). The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

              (c). The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in State College, Pennsylvania on this 8th day of May, 1995.

                          OMEGA FINANCIAL CORPORATION

                              By: /s/ David B. Lee
                                  ------------------
                                  David B. Lee
                                  Chairman and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons, in the capacities indicated, on May 8, 1995.

SIGNATURES                             CAPACITY
- ----------                             --------

/s/ David B. Lee                       Chairman of the Board,
- -------------------------              Chief Executive Officer and Director
David B. Lee                           (Principal Executive Officer)

       *                               President and Chief Operating
- -------------------------              Officer and Director
D. Stephen Martz

                                       Executive Vice President, -- Credit
- -------------------------              and Director
Robert T. Gentry

/s/ Daniel L. Warfel                   Executive Vice President and Chief
- -------------------------              Financial Officer (Principal
Daniel L. Warfel                       Financial Officer)

       *                               Senior Vice President and
- -------------------------              Controller (Principal
JoAnn N. McMinn                        Accounting Officer)

       *                               Director
- -------------------------
Raymond F. Agostinelli

SIGNATURES                             CAPACITY
- ----------                             --------
          *                            Director
- -------------------------
Merle K. Evey

                                       Director
- -------------------------
Philip E. Gingerich

                                       Director

- -------------------------
David K. Goodman, Sr.

                                       Director
- -------------------------
William E. Henry

          *                            Director
- -------------------------
George R. Lovette

                                       Director
- -------------------------
Albert N. Massod

          *                            Director
- -------------------------
Don C. Meyer

                                       Director
- -------------------------
Robert N. Oliver

          *                            Director
- -------------------------
James W. Powers, Sr.

          *                            Director
- -------------------------
Stanton R. Sheetz

          *                            Director
- -------------------------
Robert A. Szeyller

                                       Director

- -------------------------
Samuel D. Zeiders, Jr.

*By: /s/ Daniel L. Warfel
    -------------------------
     Daniel L. Warfel, Attorney-in-Fact

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ---------

                                    EXHIBITS

                                       TO

                                AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT 0F 1933

                                   ----------

                          OMEGA FINANCIAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)

                                 EXHIBIT INDEX

        2.1 Agreement and Plan of Reorganization/3/. The schedules to this Agreement are not filed as an exhibit hereto pursuant to Regulation S-K, Item 601(b)(2); however, Omega will furnish copies of these schedules to the Commission upon its request.

        2.2        Agreement and Plan of Merger/4/.

    (1) 3.1        Amended and Restated Articles of Incorporation of Omega.

    (6) 3.2 Certificate of Amendment to the Amended and Restated Articles of Incorporation.

   (12) 3.3 Articles of Amendment to the Amended and Restated Articles of Incorporation

    (8) 3.4        Amended and Restated By-laws of Omega, as amended.

       *5.1        Opinion of Blank, Rome, Comisky & McCauley.

       10.1        Intentionally Omitted

       10.2        Intentionally Omitted

   (7) 10.3 Severance Agreement by and among David B. Lee, the Registrant, and Peoples Bank dated March 15, 1990.

   (7) 10.4 Severance Agreement by and among Daniel L. Warfel and the Registrant dated December 18, 1990.

   (2) 10.5        Peoples (now Omega) Employe Stock Purchase Plan.

   (2) 10.6        Peoples (now Omega) Stock Option Plan (1986).

   (7) 10.7        Amendment No. 1 to Stock Option Plan (1986).

   (7) 10.8        Omega Amended and Restated Employee Stock Ownership Plan.

   (7) 10.8.1      ESOP Trust Agreement

   (4) 10.9        Peoples (now Omega) Employee Retirement Plan.

   (4) 10.10       Second Amendment to Peoples (now Omega)
                   Employee Retirement Plan.
- ------
/3/ Attached to the Proxy Statement-Prospectus as Appendix "A".
/4/ Attached to the Proxy Statement-Prospectus as Appendix "B".
*Previously filed.

   (7) 10.11       TRA '86 Amendments to Peoples (now Omega) Employee Retirement
                   Plan.

   (5) 10.12       Form of Peoples Bank Executive Supplemental Income Agreement.

   (1) 10.13       Form of Russell Bank Deferred Compensation Agreement for
                   Directors.

   (1) 10.14       Credit Agreement, dated December 6, 1985, between the Company and Pittsburgh National Bank.

   (3) 10.15       Salary Continuation Agreement, dated January 15, 1985,
                   between the Company and Charles H. Zendt, Jr.

       10.16       Intentionally Omitted

   (4) 10.17       Omega Executive Incentive Compensation Plan.

   (8) 10.18       Omega Amended and Restated 401(k) Profit Sharing Plan.

   (7) 10.19       First Amendment to Amended and Restated 401(k) Profit Sharing
                   Plan.

   (7) 10.20       Purchase Agreement (with Exhibits) between Omega and
                   Mid-State Bank & Trust Company ("Mid-State")

   (7) 10.21       Assignment of Promissory Note from Omega to Mid-State
                   together with $5,000,000 Secured Promissory Note of Omega
                   Financial Corporation Employee Stock Ownership Plan Trust
                   ("ESOP Trust").

   (7) 10.22       Pledge and Security Agreement between Omega and the ESOP
                   Trust.

   (7) 10.23       Mortgage from Omega to Mid-State.

  (10) 10.24       Severance Agreement, as amended, with D. Stephen Martz.

  (10) 10.25       Severance Agreement, as amended, with Robert T. Gentry.

  (11) 10.26       1994 Stock Option Plan for Non-Employee Directors.

  (12) 10.27       Hollidaysburg Trust Company Profit Sharing Plan.

  (12) 10.28       Directors Deferred Compensation Agreements for Peoples
                   National Bank and Omega Financial Corporation.

       13.1 The Registrant's Annual Report to Shareholders for the year ended December 31, 1994. (Such Report, except for those portions expressly incorporated by reference in the filing, is furnished for the information of the Commission and is not to be deemed "filed" as part of this Registration).

      *23.1        Consent of Arthur Andersen, LLP.

      *23.2        Consent of J.H. Williams & Co.

      *23.3 Consent of Blank, Rome, Comisky & McCauley (Included in Opinion filed as Exhibit 5.1).
       23.4        Consent of Danielson Associates, Inc.

      *23.5        Consent of Schnader, Harrison, Segal & Lewis.

      *24.1 Powers of Attorney of certain signatories (Included on signature page).

       99.1        Opinion of Danielson Associates, Inc.

      *99.2        Form of Proxy for the Annual Meeting of Shareholders of
                   Montour Bank.

- ------------------------------

        *     Previously filed

      (1) Incorporated by reference from Omega's (formerly People's) Annual Report on Form 10-K for the year ended December 31, 1986.

      (2) Incorporated by reference from Omega's (formerly People's) Registration Statement on Form S-4 (File No. 33-9045).

      (3) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1987.

      (4) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1988.

      (5) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1989.

      (6) Incorporated by reference from Omega's Quarterly Report on Form 10-Q for the period ended June 30, 1990.

      (7) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1990.

      (8) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1992.

      (9) Incorporated by reference from Omega's Registration Statement on Form S-4 (File No. 33-71070).

     (10) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1993.

     (11) Incorporated by reference from Omega's Registration Statement on Form S-8 (Registration No. 33-82214).

     (12) Incorporated by reference from Omega's Annual Report on Form 10-K for the year ended December 31, 1994.